Exhibit 10.25

PURCHASE AND SALE AGREEMENT

by and between

TRT ACQUISITIONS LLC

(Purchaser)

and

TEDESCHI REALTY CORPORATION

EASTWAY PLAZA LLC

KINGSBURY SQUARE LLC

BETA PROPERTIES LLC

T.D. MANSFIELD ASSOCIATES LLC

MERIDEN REALTY LLC

MIDDLEBORO ASSOCIATES LLC

TERRENCE C. TEDESCHI, TRUSTEE OF HANWELL NOMINEE TRUST

COVE ROAD LLC

TEDESCHI NORWELL LLC

SKAKET ASSOCIATES LLC, TRUSTEE OF SKAKET ASSOCIATES NOMINEE TRUST

SANDWICH ASSOCIATES LLC, TRUSTEE OF SANDWICH ASSOCIATES NOMINEE TRUST

TEDESCHI DARMAN COMPANY LLC

T. DELTA WEYMOUTH LLC

BEDFORD & SCHOOL LLC

TD WHITMAN LLC, TRUSTEE OF WHITMAN ASSOCIATES NOMINEE TRUST

(Sellers)

Dated as of

June 7, 2007

i

Section 12.18.	Portfolio Sale	93

Section 12.19.	Severability	93

Section 12.20.	No Recording	93

Section 12.21.	Standard of Conduct	94

Section 12.22.	Attorneys’ Fees	94

Section 12.23.	Post-Closing Access to Records	94

Section 12.24.	Information and Audit Cooperation	94

Section 12.25.	No Implied Agreement	94

EXHIBITS

Exhibit A-1	-	Allocated Value and Deposit Schedule
Exhibit A-2	-	Property Owners
Exhibit B-1	-	Abington Land
Exhibit B-2	-	Braintree Land
Exhibit B-3	-	Brockton (Eastway Plaza) Land
Exhibit B-4	-	Brockton (Westgate Plaza) Land
Exhibit B-5	-	Cohasset Land
Exhibit B-6	-	Cranston Land
Exhibit B-7	-	Hanover Land
Exhibit B-8	-	Harwich Land
Exhibit B-9	-	Holbrook Land
Exhibit B-10	-	Hyannis Land
Exhibit B-11	-	Kingston Land
Exhibit B-12	-	Manomet Land
Exhibit B-13	-	Mansfield Land
Exhibit B-14	-	Meriden Land
Exhibit B-15	-	Middleboro Land
Exhibit B-16	-	New Bedford Land
Exhibit B-17	-	North Hanover Land
Exhibit B-18	-	Norwell Land
Exhibit B-19	-	Orleans Land
Exhibit B-20	-	Rockland (Market Street) Land
Exhibit B-21	-	Rockland (Pharmacy) Land
Exhibit B-22	-	Sandwich Land
Exhibit B-23	-	Wareham Land
Exhibit B-24	-	Weymouth Land
Exhibit B-25	-	Whitman (Food Master Plaza) Land
Exhibit B-26	-	Whitman (Stop & Shop Plaza) Land
Exhibit C-1	-	Abington Lease Documents
Exhibit C-2	-	Braintree Lease Documents
Exhibit C-3	-	Brockton (Eastway Plaza) Lease Documents
Exhibit C-4	-	Brockton (Westgate Plaza) Lease Documents
Exhibit C-5	-	Cohasset Lease Documents
Exhibit C-6	-	Cranston Lease Documents
Exhibit C-7	-	Hanover Lease Documents
Exhibit C-8	-	Harwich Lease Documents
Exhibit C-9	-	Holbrook Lease Documents
Exhibit C-10	-	Hyannis Lease Documents
Exhibit C-11	-	Kingston Lease Documents
Exhibit C-12	-	Manomet Lease Documents
Exhibit C-13	-	Mansfield Lease Documents
Exhibit C-14	-	Meriden Lease Documents
Exhibit C-15	-	Middleboro Lease Documents
Exhibit C-16	-	New Bedford Lease Documents

Exhibit C-17	-	North Hanover Lease Documents
Exhibit C-18	-	Norwell Lease Documents
Exhibit C-19	-	Orleans Lease Documents
Exhibit C-20	-	Rockland (Market Street) Lease Documents
Exhibit C-21	-	Rockland (Pharmacy) Lease Documents
Exhibit C-22	-	Sandwich Lease Documents
Exhibit C-23	-	Wareham Lease Documents
Exhibit C-24	-	Weymouth Lease Documents
Exhibit C-25	-	Whitman (Food Master Plaza) Lease Documents
Exhibit C-26	-	Whitman (Stop & Shop Plaza) Lease Documents
Exhibit D	-	Assignment and Assumption of Lease Documents
Exhibit E	-	Assignment and Assumption Agreement
Exhibit F	-	Bill of Sale and Assignment
Exhibit G	-	Contracts
Exhibit H	-	Environmental Reports
Exhibit I	-	Material Leases
Exhibit J-1	-	Notice to Subtenant
Exhibit J-2	-	Notice to Tenant
Exhibit K	-	Existing Surveys
Exhibit L	-	Tenants’ Costs
Exhibit M	-	Title Commitments
Exhibit N	-	Title 5 Reports
Exhibit O	-	Tenant Estoppel Certificate
Exhibit P	-	Landlord Estoppel Certificate
Exhibit Q	-	Orleans Groundwater Discharge Permit Assignment
Exhibit R-1	-	Harwich Escrow Assignment
Exhibit R-2	-	Harwich Escrow Notice
Exhibit S	-	Purchaser’s Closing Certification
Exhibit T	-	Sellers’ Closing Certification
Exhibit U	-	Nondisturbance Agreements
Exhibit V	-	Recognized Subleases
Exhibit W-1	-	Pending Tax Proceedings
Exhibit W-2	-	Pending Litigation
Exhibit X	-	Harwich Loan Documents
Exhibit Y	-	New Bedford Loan Documents
Exhibit Z	-	Norwell Loan Documents
Exhibit AA	-	Defaults under Financing Documents
Exhibit BB	-	Rent Roll
Exhibit CC	-	Lease Document Monetary Defaults
Exhibit DD	-	Security Deposits
Exhibit EE	-	Leasing Commissions/Tenant Improvements
Exhibit FF	-	Properties Where Real Estate Taxes Are Paid By Tenants
Exhibit GG	-	Adjusted Percentage Rent Calculation
Exhibit HH	-	Vacant Space
Exhibit II	-	Gross Leases
Exhibit JJ	-	Reimbursable Due Diligence Costs

v

Exhibit KK	-	Plan for Hanover Work
Exhibit LL	-	Umbrella Guaranty
Exhibit MM	-	Representation Letter
Exhibit NN	-	Additional Requested Tenant Estoppel Matters
Exhibit OO	-	Third Party Estoppel Certificate
Exhibit PP	-	Identified Title/Survey Issues and Resolutions
Exhibit QQ	-	Other Requested Estoppel Matters

PURCHASE AND SALE AGREEMENT

THIS PURCHASE AND SALE AGREEMENT (this “Agreement”), dated as of June 7, 2007 (the “Effective Date”), is entered into by and among TEDESCHI REALTY CORPORATION, a Massachusetts corporation (“Tedeschi Realty”), EASTWAY PLAZA LLC, a Massachusetts limited liability company (“Eastway”), KINGSBURY SQUARE LLC, a Massachusetts limited liability company (“Kingsbury Square”), BETA PROPERTIES LLC, a Massachusetts limited liability company (“Beta”), T.D. MANSFIELD ASSOCIATES LLC, a Massachusetts limited liability company (“TD Mansfield”), MERIDEN REALTY LLC, a Massachusetts limited liability company (“Meriden Realty”), MIDDLEBORO ASSOCIATES LLC, a Massachusetts limited liability company (“Middleboro Associates”), TERRENCE C. TEDESCHI, as TRUSTEE OF HANWELL NOMINEE TRUST, established pursuant to a Declaration of Trust, dated January 6, 1984, recorded with the Plymouth County Registry of Deeds (the “Plymouth Registry”) in Book 5551, Page 248 (“Hanwell Trust”), COVE ROAD LLC, a Massachusetts limited liability company (“Cove Road”), TEDESCHI NORWELL LLC, a Massachusetts limited liability company (“Tedeschi-Norwell”), SKAKET ASSOCIATES LLC, a Massachusetts limited liability company, as TRUSTEE OF SKAKET ASSOCIATES NOMINEE TRUST, established pursuant to a Declaration of Trust, dated April 16, 1982, filed with the Barnstable Registry District of the Land Court  (the “Barnstable Registry District”) as Document No. 29446, as amended by Amendment of Trust, dated August 24, 1999, filed with the Barnstable Registry District as Document No. 766739 (“Skaket Associates Trust”), SANDWICH ASSOCIATES LLC, a Massachusetts limited liability company, as TRUSTEE OF SANDWICH ASSOCIATES NOMINEE TRUST, established pursuant to a Declaration of Trust, dated September 7, 1976, recorded with the Barnstable County Registry of Deeds (the “Barnstable Registry”) in Book 2438, Page 192 and filed with the Barnstable Registry District as Document No. 215095, as amended by Amendment to Declaration of Trust, dated August 28, 2000, and recorded with the Barnstable Registry at Book 13230, Page 62 and filed with the Barnstable Registry District as Document No. 55670 (“Sandwich Associates Trust”), TEDESCHI DARMAN COMPANY LLC, a Massachusetts limited liability company(“Tedeschi-Darman”), T. DELTA WEYMOUTH LLC, a Massachusetts limited liability company (“T-Delta”), BEDFORD & SCHOOL LLC, a Massachusetts limited liability company (“Bedford-School”), TD WHITMAN LLC, a Massachusetts limited liability company, as TRUSTEE OF WHITMAN ASSOCIATES NOMINEE TRUST, established pursuant to a Declaration of Trust, dated September 16, 1975, recorded with the Plymouth Registry in Book 4100, Page 210, as amended by Amendment to Declaration of Trust, dated November 30, 2000, recorded with the Plymouth Registry at Book 19268, Page 150 (“Whitman Associates Trust”), and TRT ACQUISITIONS LLC, a Delaware limited liability company (the “Purchaser”).

WHEREAS, the Sellers (as hereinafter defined) desire to sell to the Purchaser, and the Purchaser desires to acquire from the Sellers, all of the Sellers’ right, title and interest in the Assets (as hereinafter defined).

NOW, THEREFORE, in consideration of the mutual promises hereinafter set forth and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

ARTICLE 1

Definitions

Section 1.1.           Definitions.  For purposes of this Agreement, except as otherwise expressly provided herein or unless the context otherwise requires, (i) the terms defined in this Article have the meanings assigned to them in this Article and include the plural as well as the singular and (ii) all references in this Agreement to designated “Articles”, “Sections” and other subdivisions are to the designated Articles, Sections and other subdivisions of this Agreement.

“Abington Land” shall mean the land more particularly described on EXHIBIT B-1 attached hereto.

“Abington Leases” shall mean, collectively, the Leases affecting all or any portion of the Abington Land, as more particularly described on EXHIBIT C-1 attached hereto.

“Abington Property” shall mean, collectively, the Abington Land and the Improvements located thereon.

“Abington Stop & Shop Lease” shall mean that certain Amended and Restated Ground Lease, dated March 13, 1997, between Tedeschi Realty, as landlord, and Britt Realty Trust, as tenant, as amended.

“Acceptable Middleboro RAO” shall have the meaning ascribed to such term in Section 3.4(s) of this Agreement.

“Access Agreements” shall mean, collectively, the Orleans/Middleboro Access Agreement and the Omnibus Access Agreement.

“Action” shall have the meaning ascribed to such term in Section 3.4(s) of this Agreement.

“Additional Hanover Easement” shall have the meaning ascribed to such term in Section 3.4(f) of this Agreement.

“Additional Rent” shall mean, collectively, all amounts, other than Minimum Rent or Percentage Rent, to be paid by a Tenant under any Lease (including, without limitation, amounts owed for real estate taxes and other assessments and other governmental charges, roadway maintenance fees, common area maintenance fees, smoke and fire alarm fees, fire safety and protection systems monitoring, testing and operating charges, utility fees, etc.).

“Adjacent Hanover Land” shall mean the parcel of land, owned by the Adjacent Hanover Land Owner, that is located adjacent to the western boundary of the Hanover Land near Unit 1 of the Hanover Condominium.

“Adjacent Hanover Land Owner” shall mean 218 Columbia Realty Trust.

“Adjusted Percentage Rent Amount” shall mean, with respect to any Percentage Rent Lease in effect as of the Closing Date, the amount of the Percentage Rent, if any, that would be payable under such Percentage Rent Lease during the Closing Percentage Rent Year assuming that the Average Gross Sales Amount was the total gross sales for the applicable Tenant during the Closing Percentage Rent Year.

“Affiliate” shall mean, with respect to any Person (a) any other Person which, directly or indirectly, controls or is controlled by or is under common control with such Person, (b) any other Person that owns, beneficially, directly or indirectly, fifty-one percent (51%) or more of the outstanding capital stock, shares or equity interests of such Person or (c) any officer, director, employee, general partner or trustee of such Person or any other Person controlling, controlled by or under common control with such Person (excluding trustees and Persons serving in a fiduciary or similar capacity who are not otherwise an Affiliate of such Person).  For the purposes of this definition, the term “control” (including the correlative meanings of the terms “controlled by” and “under common control with”), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, through the ownership of voting securities, partnership interests, membership interests or other equity interests.

“Additional Requested Tenant Estoppel Matters” shall have the meaning ascribed to such term in Section 3.1(i) of this Agreement.

“Aggregate Outstanding Assumed Indebtedness” shall mean the aggregate amount of the outstanding principal indebtedness and accrued interest, if any, under the Harwich Loan, the New Bedford Loan and the Norwell Loan, as of the Closing Date, that is assumed by the Purchaser at the consummation of the Closing.

“Allocated Deposit” shall mean, with respect to each Property, the Allocated Deposit set forth on the Allocated Value and Deposit Schedule.

“Allocated Value” shall mean, with respect to each Property, the Allocated Value set forth on the Allocated Value and Deposit Schedule.

“Allocated Value and Deposit Schedule” shall mean the schedule attached hereto as EXHIBIT A-1.

“Approved System Inspector” shall have the meaning given to such term under the Title 5 Regulations.

“ARGUS MODEL” shall mean the Purchaser’s property valuation model utilizing Argus software relating to the Properties delivered to Jones Lang on June 1, 2007.

“Assets” shall mean, collectively, all of each Seller’s right, title and interest in (i) the Land and the Improvements, (ii) the Lease Documents (including, without limitation, all Encumbrances created thereunder), (iii) the Intangible Property, (iv) the Personal Property and (v) all Collateral.

“Assignment and Assumption of Lease Documents” shall mean an assignment and assumption of the Sellers’ interest under the Lease Documents substantially in the form attached hereto as EXHIBIT D.

“Assignment and Assumption of Permits and Contracts” shall mean an assignment and assumption of the Sellers’ interest under the Permits and Contracts substantially in the form attached hereto as EXHIBIT E.

“Average Gross Sales Amount” shall mean, with respect to any Percentage Rent Lease, an amount equal to (x) the sum of the gross sales of the Tenant thereunder for the two (2) Percentage Rent Years immediately preceding the Closing Percentage Rent Year divided by (y) two (2).

“Bankruptcy Proceedings” shall mean, collectively, all bankruptcy, insolvency, rearrangement or similar actions commenced, voluntarily or involuntarily, by or against any Person.

“Barnstable Registry” shall have the meaning ascribed to such term in the preamble of this Agreement.

“Barnstable Registry District” shall have the meaning ascribed to such term in the preamble of this Agreement.

“Bedford-School” shall have the meaning ascribed to such term in the preamble of this Agreement.

“Beneficial Owner” shall mean the holder of any direct or indirect ownership interest in any Seller.

“Beneficiaries” shall mean, collectively, the Hanwell Beneficiary, the Skaket Associates Beneficiary, the Sandwich Associates Beneficiary and the Whitman Associates Beneficiary.

“Beta” shall have the meaning ascribed to such term in the preamble of this Agreement.

“Bill of Sale” shall mean a bill of sale substantially in the form attached hereto as EXHIBIT F.

“Bobby Byrne’s (Sandwich) Lease” shall mean the Lease, dated September 29, 1978, between Sandwich Associates Trust, as landlord, and P.K., Inc., as tenant, as assigned by P.K., Inc. to Brandyman, Inc. d/b/a Bobby Byrne’s Pub pursuant to the Consent to Assignment and Amendment of Lease, dated May 7, 1982, by and among Sandwich Associates Trust, as landlord, P.K., Inc., as assignee, and Brandyman, Inc. d/b/a Bobby Byrne’s Pub, as assignee, and as further amended.

“Braintree Land” shall mean the land more particularly described on EXHIBIT B-2 attached hereto.

“Braintree Leases” shall mean, collectively, the Leases affecting all or any portion of the Braintree Land, as more particularly described on EXHIBIT C-2 attached hereto.

“Braintree Property” shall mean, collectively, the Braintree Land and the Improvements located thereon.

“Bristol Registry” shall mean the Bristol South County Registry of Deeds.

“Brockton (Eastway Plaza) Land” shall mean the land more particularly described on EXHIBIT B-3 attached hereto.

“Brockton (Eastway Plaza) Leases” shall mean, collectively, the Leases affecting all or any portion of the Brockton (Eastway Plaza) Land, as more particularly described on EXHIBIT C-3 attached hereto.

“Brockton (Eastway Plaza) Property” shall mean, collectively, the Brockton (Eastway Plaza) Land and the Improvements located thereon.

“Brockton (Westgate Plaza) Land” shall mean the land more particularly described on EXHIBIT B-4 attached hereto.

“Brockton (Westgate Plaza) Leases” shall mean, collectively, the Leases affecting all or any portion of the Brockton (Westgate Plaza) Land as more particularly described on EXHIBIT C-4 attached hereto.

“Brockton (Westgate Plaza) Property” shall mean, collectively, the Brockton (Westgate Plaza) Land and the Improvements located thereon.

“Business Day” shall mean any day of the week other than Saturday, Sunday, or a day on which banking institutions in the Commonwealth of Massachusetts or the State of Colorado are obligated or authorized by law or executive action to be closed to the transaction of normal banking business.

“CAM and Real Estate Tax Payments” shall mean, collectively, all payments that Tenants have actually made to the Sellers under the Leases during calendar year 2007 to be applied toward the Tenants’ respective share of Property Expenses incurred during calendar year 2007.

“Casualty Rejection Notice” shall have the meaning ascribed to such term under Section 6.1(b) of this Agreement.

“Casualty Threshold” shall mean (i) FIVE HUNDRED THOUSAND DOLLARS ($500,000) with respect to any Property that has an Allocated Value that is less than TEN MILLION DOLLARS ($10,000,000) and (ii) ONE MILLION DOLLARS ($1,000,000) with respect to any Property that has an Allocated Value that is equal to or greater than TEN MILLION DOLLARS ($10,000,000).

“CCC” shall mean the Cape Cod Commission.

“Claims” shall mean, collectively, all of each Seller’s right, title and interest, if any, in all claims, credits, causes of action and rights of setoff against third parties relating to all or any portion of the Land, any of the Improvements, any of the Intangible Property and any of the

Personal Property, including, without limitation, unliquidated rights under manufacturers’ and vendors’ warranties and guaranties.

“Closing” shall mean the consummation of the purchase and sale of the Assets pursuant to the terms of this Agreement.

“Closing Conditions” shall have the meaning ascribed to such term in Section 2.1 of this Agreement.

“Closing Date” shall mean August 1, 2007 as such date may be extended in accordance with the terms of this Agreement.

“Closing Percentage Rent Year” shall mean, with respect to each Percentage Rent Lease, the applicable Lease Year in which the Closing Date occurs.

“Closing Statement” shall have the meaning set forth in Section 8.4(a) of this Agreement.

“Code” shall mean the Internal Revenue Code of 1986, and all amendments thereto and all regulations issued thereunder.

“Cohasset Land” shall mean the land more particularly described on EXHIBIT B-5 attached hereto.

“Cohasset Leases” shall mean, collectively, the Leases affecting all or any portion of the Cohasset Land as more particularly described on EXHIBIT C-5 attached hereto.

“Cohasset Property” shall mean, collectively, the Cohasset Land and the Improvements located thereon.

“Collateral” shall mean, collectively, all collateral securing the obligations of the Tenants under the Lease Documents, including, without limitation, the Security Deposits.

“Condemnation Rejection Notice” shall have the meaning ascribed to such term under Section 6.2(b) of this Agreement.

“Confidential Information” shall mean, collectively, all information concerning the Assets, the Sellers, the Tenants and/or the Guarantors provided before or after the date hereof by Jones Lang or any of the Seller Parties to the Purchaser and/or any of the Purchaser’s Agents, excluding, however, all information (i) that has been, is or will be available to the public other than as a result of disclosure by the Purchaser or the Purchaser’s Agents, (ii) that has been, is or will be available to the Purchaser on a non-confidential basis from a source other than the Sellers, provided that such source is not known by the Purchaser to be bound by a contractual obligation of confidentiality to any of the Sellers or (iii) is independently developed by the Purchaser or on the Purchaser’s behalf without violating any of the Purchaser’s obligations hereunder.

“Connecticut DEP” shall mean the Department of Environmental Protection of the State of Connecticut.

“Connecticut Transfer Act” shall mean the Connecticut Property Transfer Law, Connecticut General Statute Sections 22a-134 - 22a-134(e).

“Connecticut Transfer Act Obligations” shall have the meaning ascribed to such term in Section 3.4(o) of this Agreement.

“Consents” shall mean, collectively, the Harwich Consents, the New Bedford Consents and the Norwell Consents.

“Contracts” shall mean, collectively, the Contracts identified on EXHIBIT G attached hereto.

“Cove Road” shall have the meaning ascribed to such term in the preamble of this Agreement.

“Cranston Land” shall mean the land more particularly described on EXHIBIT B-6 attached hereto.

“Cranston Leases” shall mean, collectively, the Leases affecting all or any portion of the Cranston Land as are more particularly described on EXHIBIT C-6 attached hereto.

“Cranston Property” shall mean, collectively, the Cranston Land and the Improvements located thereon.

“Cure Notice” shall have the meaning ascribed to such term in Section 3.4(j) of this Agreement.

“Deed” shall mean with respect to (i) the Hanover Condominium Units and each Land Parcel (other than the Hanover Land) in Massachusetts, a quitclaim deed, (ii) the Cranston Land, a quitclaim deed and (iii) the Meriden Land, a special warranty deed; in each instance, in a form reasonably acceptable to the Purchaser and the Sellers and customarily used in each applicable State where any Property is located and sufficient to enable the Title Company to issue the Title Policy for the applicable Property.

“Deemed to know” (or words of similar import) shall mean, with respect to (a) the Purchaser, as follows: (i) the Purchaser shall be “deemed to know” of the existence of a fact or circumstance to the extent that such fact or circumstance is (x) expressly disclosed by this Agreement, the Sellers’ Documents, the Due Diligence Materials or any estoppel certificate received by or on behalf of the Purchaser or (y) otherwise is actually known by Greg Moran (without duty of inquiry); and (ii) the Purchaser shall be “deemed to know” that a representation or warranty of the Sellers is untrue, inaccurate or incorrect to the extent that (x) this Agreement, the Sellers’ Documents, the Due Diligence Materials, any estoppel certificate received by or on behalf of the Purchaser contains information which is clearly inconsistent with such representation or warranty or (y) Greg Moran actually knows (without duty of inquiry) that any such representation or warranty is untrue, inaccurate or incorrect and (b) the Sellers, as follows:  the Sellers shall be “deemed to know” of the existence of a fact or circumstance to the extent that such fact or circumstance is (x) expressly disclosed by this Agreement, the Sellers’ Documents, the Due Diligence Materials or any estoppel certificate received by the Sellers or (y) otherwise is actually known by Terrence C. Tedeschi, Peter C. Zona, John Whalen, John McWeeney or Henry Stone (without duty of inquiry); and (ii) the Sellers shall be “deemed to know” that a representation or warranty of the Purchaser is untrue, inaccurate or incorrect to the extent that (x) this Agreement, the Sellers’ Documents, the Due Diligence Materials, any estoppel certificate received by the Sellers contains information which is clearly inconsistent with such representation or warranty or (y) Terrence C. Tedeschi, Peter C. Zona, John Whalen, John McWeeney or Henry Stone actually knows (without duty of inquiry) that any such representation or warranty is untrue, inaccurate or incorrect.

“Deposit” shall have the meaning set forth in Section 2.3(a) of this Agreement.

“Designated Lease” shall have the meaning ascribed to such term in Section 3.1(i) of this Agreement.

“Due Diligence Materials” shall have the meaning ascribed to such term in Section 3.4(a) of this Agreement.

“Eastway” shall have the meaning ascribed to such term in the preamble of this Agreement.

“Effective Date” shall have the meaning ascribed to such term in the preamble of this Agreement.

“Encumbrance” shall mean, with respect to any Asset, any mortgage, deed of trust, easement, restriction, lien, pledge, collateral assignment, hypothecation, charge, security interest, title retention agreement, levy, execution, seizure, attachment, garnishment or other encumbrance of any kind whatsoever in respect of such Asset, in each case whether or not choate, vested or perfected.

“Environmental Claim” shall mean any claim, action, cause of action, investigation or notice (written or oral) by any Person alleging potential liability (including potential liability for investigatory costs, cleanup costs, governmental response costs, natural resources damages, property damages, personal injuries, or penalties) arising out of, based on or resulting from the manufacture, treatment, processing, distribution, use, transport, handling, deposit, storage, disposal, leaking or other presence, or release into the environment, in violation of any Environmental Law, of any Hazardous Material in, at, on, under, from or about any location, whether or not owned or operated by any Seller.

“Environmental Laws” shall mean, collectively, all Legal Requirements applicable to environmental conditions on, under or emanating from or to any Asset or to the protection of human health, including, without limitation, the Comprehensive Environmental Response, Compensation and Liability Act, the Resource Conservation and Recovery Act, the Federal Water Pollution Control Act, the Federal Clean Air Act, the Hazardous Materials Transportation Act, the Toxic Substances Control Act, the Safe Drinking Water Act, the Massachusetts Oil and Hazardous Materials Release Prevention and Response Act, the Massachusetts Hazardous Waste

Management Act, Massachusetts Clean Waters Act, the Massachusetts Clean Air Act, the Massachusetts Environmental Policy Act, the Rhode Island Hazardous Waste Management Act and Title 22A entitled “Environmental Protection” of the Connecticut General Statutes.

“Environmental Reports” shall mean, collectively, those certain Phase I site assessment reports relating to the Properties that are identified on EXHIBIT H attached hereto.

“Escrow Agent” shall mean First American.

“Escrow Demand” shall have the meaning ascribed to such term in Section 2.3(b) of this Agreement.

“Estimated Expenses” shall have the meaning ascribed to such term in Section 8.4(c)(iv) of this Agreement.

“Estoppel Threshold Limit” shall have the meaning ascribed to such term in Section 11.4 of this Agreement.

“Executive Order” shall mean Executive Order No. 133224, 66 Fed. Reg. 49079, issued on September 25, 2001.

“Existing Loans” shall mean, collectively, the Harwich Loan, the New Bedford Loan and the Norwell Loan.

“Existing Surveys” shall mean, collectively, the instrument surveys of the Land listed on EXHIBIT K attached hereto.

“Expiration Date” shall mean the first anniversary of the Closing Date.

“Express Representations and Warranties” shall have the meaning ascribed to such term in Section 5.2.

“Family Members” shall mean, as to any individual, such individual’s spouse and such individual’s ancestors, descendants, siblings, nephews, nieces, and the spouse of any of such persons.

“Final Closing Adjustment” shall have the meaning set forth in Section 8.4(i) of this Agreement.

“Financed Properties” shall mean, collectively, the Harwich Property, the New Bedford Property and the Norwell Property.

“Financial Statements” shall mean, collectively, all income and expense statements and year-end financial statements for each Property for the two (2) most recent calendar years prior to the Closing Date.

“Financing Assignment and Assumption Documents” shall mean, collectively, the Harwich Loan Assignment and Assumption Documents, the New Bedford Loan Assignment and Assumption Documents and the Norwell Assignment and Assumption Documents.

“Financing Documents” shall mean, collectively, the Harwich Loan Documents, the New Bedford Loan Documents and the Norwell Loan Documents.

“First American” shall mean First American Title Insurance Company.

“Governmental Authorities” shall mean, collectively, all agencies, authorities, bodies, boards, commissions, courts, instrumentalities, legislatures and offices of any nature whatsoever for any government unit or political subdivision, whether federal, state, county, district, municipal, city or otherwise, and whether now or hereafter in existence.

“Governmental Commitments” shall mean, collectively, (i) the Harwich DRI Decision, (ii) the Harwich Certificate of Final Compliance, (iii) the Harwich Escrow Agreement, (iv) the Orleans Groundwater Discharge Permit, (ix) the Orleans DRI Decision, (v) the Orleans Certificate of Final Compliance, (vii) the Orleans Escrow Agreement, (viii) the Norwell Permit and (ix) the Sandwich Permit.

“Gross Leases” shall have the meaning ascribed to such term in Section 8.4(c)(iv) of this Agreement.

“Guarantor” shall mean any Person that has executed and delivered a Guaranty.

“Guaranty” shall mean any guaranty of any Tenant’s obligations under any Lease.

“Hancock” shall mean the John Hancock Life Insurance Company.

“Hanover Articles of Association” shall mean the Articles of Association (Charter) of Tedeschi Hanover Condominium Unit Owners’ Association, dated as of August 13, 1998, and recorded with the Plymouth Registry at Book 16511, Page 200, as amended.

“Hanover Board of Managers” shall mean the managing board of the Hanover Unit Owners’ Association created by the Hanover Condominium Documents.

“Hanover By-Laws” shall mean the By-Laws of the Hanover Condominium Unit Owners’ Association, dated as of August 13, 1998, and recorded with the Plymouth Registry at Book 16511, Page 209, as amended.

“Hanover Condominium” shall mean the Columbia Hanover Condominium created by the Hanover Master Deed and governed by the provisions of Chapter 183A of the Massachusetts General Laws.

“Hanover Condominium Documents” shall mean, collectively, the Hanover Articles of Association, the Hanover By-Laws and the Hanover Master Deed.

“Hanover Condominium Common Elements” shall mean the common areas and facilities of the Hanover Condominium as set forth in the Hanover Condominium Master Deed.

“Hanover Condominium Units” shall mean, collectively, Unit 1, Unit 3, Unit 4 and Unit 5 of the Hanover Condominium, together with (i) the undivided interest appurtenant thereto in and to the Hanover Condominium Common Elements and (ii) the benefit of and subject to the rights, easements, restrictions, covenants, agreements, obligations, conditions and other provisions of the Hanover Condominium Documents.

“Hanover Consultant” shall have the meaning ascribed to such term in Section 3.4(f) of this Agreement.

“Hanover Land” shall mean the land more particularly described on EXHIBIT B-7 attached hereto.

“Hanover Leases” shall mean, collectively, the Leases affecting all or any portion of the Hanover Land, as more particularly described on EXHIBIT C-7 attached hereto.

“Hanover Master Deed” shall mean that certain Master Deed, dated as of August 13, 1998, and recorded with the Plymouth County Registry of Deeds at Book 16511, Page 183, as amended by that certain First Amendment to Master Deed, dated as of January 29, 1999, recorded with the Plymouth Registry at Book 17346, Page 16 and that certain Second Amendment to Master Deed, dated as of April 12, 2007, recorded with the Plymouth Registry at Book 34434, Page 288.

“Hanover Officers” shall mean, collectively, the officers of the Hanover Condominium Unit Owners’ Association.

“Hanover Property” shall mean the Hanover Condominium Units.

“Hanover Septic System” shall have the meaning ascribed to such term in Section 3.4(f) of this Agreement.

“Hanover Septic System Security Amount” shall mean an amount equal to SIX HUNDRED THOUSAND DOLLARS ($600,000).

“Hanover Unit Owners’ Association” shall mean the non-profit unincorporated association of the owners of each unit of the Hanover Condominium, created pursuant to the Hanover Articles of Association in order to manage and regulate the Hanover Condominium and governed by the provisions of Chapter 183A of the Massachusetts General Laws and the Hanover Condominium Documents.

“Hanover UST” shall mean the underground storage tank located under the Adjacent Hanover Land near the western boundary of the Hanover Land near Unit 1 of the Hanover Condominium.

“Hanover UST Escrow” shall have the meaning ascribed to such term in Section 3.4(f) of this Agreement.

“Hanover UST Plan of Remediation” shall have the meaning ascribed to such term in Section 3.4(f) of this Agreement.

“Hanover UST Removal Certification” shall have the meaning ascribed to such term in Section 3.4(f) of this Agreement.

“Hanover UST Security Amount” shall have the meaning ascribed to such term in Section 3.4(f) of this Agreement.

“Hanover Work” shall have the meaning ascribed to such term in Section 3.4(f) of this Agreement.

“Hanwell Beneficiary” shall mean Hanwell Associates LLP, a Massachusetts limited liability partnership.

“Hanwell Trust” shall have the meaning ascribed to such term in the preamble of this Agreement.

“Harwich Certificate of Final Compliance” shall mean the Final Certificate of Compliance, dated June 19, 2003, issued by the CCC relating to the Harwich Property (with respect to Project #TR20061).

“Harwich Consents” shall have the meaning ascribed to such term in Section 3.4(b) of this Agreement.

“Harwich DRI Decision” shall mean the Development of Regional Impact Decision, dated August 8, 2002, as amended, issued by the CCC, relating to the Harwich Property (with respect to Project #TR20061).

“Harwich Escrow Agreement” shall mean that certain Escrow Agreement dated as of May 28, 2003 between Tedeschi Realty, the CCC and the Harwich/Orleans Escrow Agent.

“Harwich Escrow Assignment” shall have the meaning ascribed to such term in Section 3.4(g) of this Agreement.

“Harwich Escrow Funds” shall have the meaning ascribed to such term in Section 3.4(g) of this Agreement.

“Harwich Escrow Notice” shall have the meaning ascribed to such term in Section 3.4(g) of this Agreement.

“Harwich/Orleans Escrow Agent” shall mean the Barnstable County Treasurer.

“Harwich Indemnity” shall mean that certain Indemnification Agreement, dated August 21, 2003, executed by Tedeschi Realty and TCT for the benefit of Hancock.

“Harwich Land” shall mean the land more particularly described on EXHIBIT B-8 attached hereto.

“Harwich Leases” shall mean, collectively, the Leases affecting all or any portion of the Harwich Land as more particularly described on EXHIBIT C-8 attached hereto.

“Harwich Loan” shall mean that certain loan in the original principal amount of EIGHT MILLION DOLLARS ($8,000,000) made by Hancock to Tedeschi Realty.

“Harwich Loan Assignment and Assumption Documents” shall have the meaning ascribed to such term in Section 3.4(b) of this Agreement.

“Harwich Loan Documents” shall mean, collectively, all of the documents evidencing and/or securing the Harwich Loan.

“Harwich Loan Guaranty” shall mean that certain Guaranty Agreement, dated August 21, 2003, executed by TCT in favor of Hancock.

“Harwich Mortgage” shall mean that certain Mortgage, Assignment of Leases and Rents and Security Agreement, dated as of August 21, 2003, granted by Tedeschi Realty to Hancock, recorded with the Barnstable Registry in Book 17550, Page 152.

“Harwich Property” shall mean, collectively, the Harwich Land and the Improvements located thereon.

“Harwich Shaw’s Lease” shall mean that certain Lease, dated as of January 8, 2003, as amended, between Tedeschi Realty and Shaw’s Supermarkets, Inc.

“Harwich Traffic Signals” shall have the meaning ascribed to such term in Section 3.4(g) of this Agreement.

“Hazardous Materials” shall mean any substance which is or contains: (i) any “hazardous substance” as now or hereafter defined in the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended (42 U.S.C. Section 9601 et seq.) or any regulations promulgated thereunder; (ii) any “hazardous waste” as now or hereafter defined the Resource Conservation and Recovery Act (42 U.S.C. Section 6901 et seq.) or regulations promulgated thereunder; (iii) any substance regulated by the Toxic Substances Control Act (15 U.S.C. Section 2601 et seq.); (iv) gasoline, diesel fuel or other petroleum hydrocarbons; (v) asbestos and asbestos containing materials, in any form, whether friable or nonfriable; (vi) polychlorinated biphenyls; (vii) radon gas; (viii) any lead or lead based paints or materials; (ix) mold, fungi, yeast or similar biological agents that may have an adverse effect on human health and (x) any additional substances or materials which are classified or considered to be hazardous or toxic under any laws, ordinances, statutes, codes, rules, regulations, agreements, judgments, orders and decrees now or hereafter enacted, promulgated, or amended, of the United States, the states, the counties, the cities or any other political subdivisions in which the Properties are located and any other political subdivision, agency or instrumentality exercising jurisdiction over the owner of any Property, any Property or the use of any Property relating to pollution, the protection or regulation of human health, natural resources or the environment, or the emission, discharge, release or threatened release of pollutants, contaminants, chemicals or industrial, toxic or hazardous substances or waste into the environment (including ambient air, surface water, ground water or land or soil).

“Holbrook Land” shall mean the land more particularly described on EXHIBIT B-9 attached hereto.

“Holbrook Leases” shall mean, collectively, the Leases affecting all or any portion of the Holbrook Land as more particularly described on EXHIBIT C-9 attached hereto.

“Holbrook Property” shall mean, collectively, the Holbrook Land and the Improvements located thereon.

“Hyannis Land” shall mean the land more particularly described on EXHIBIT B-10 attached hereto.

“Hyannis Leases” shall mean, collectively, the Leases affecting all or any portion of the Hyannis Land as more particularly described on EXHIBIT C-10 attached hereto.

“Hyannis Property” shall mean, collectively, the Hyannis Land and the Improvements located thereon.

“Hyannis Stop & Shop Lease” shall mean that certain Ground Lease, dated January 1, 1996, between Tedeschi Realty, as landlord, and Stop & Shop, as tenant.

“Identified Title/Survey Issues” shall have the meaning ascribed to such term in Section 3.1(p) of this Agreement.

“Improvements” shall mean, collectively, all buildings, structures and other improvements located on any Land Parcel together with all fixtures, systems (including, without limitation, electrical, mechanical, HVAC, plumbing, sewage and utility systems) and facilities, if any located thereon.

“Intangible Property” shall mean, with respect to any Property, all of the right, title and interest, if any, of the applicable Seller that owns such Property and, to the extent applicable, Tedeschi Realty in (a) all warranties and guaranties and Permits pertaining to such Property, (b) all Contracts pertaining to such Property, (c) all Plans pertaining to such Property, (d) all trade names and trademarks, (e) all intangible property, goodwill, rights and privileges pertaining to such Property and (f) all Claims pertaining to such Property; in each case to the extent that such Seller may legally transfer the same.

“Interim Closing Adjustment” shall have the meaning ascribed to such term in Section 8.4(h) of this Agreement.

“Jones Lang” shall mean Jones Lang LaSalle Americas, Inc.

“Judgment Liens” shall mean, collectively, all involuntary or voluntary (i) Encumbrances encumbering any of the Assets that secure ascertainable amounts and are caused by the actions or omissions of any Seller and (ii) Encumbrances encumbering any of the Assets that secure ascertainable amounts, not caused by the acts or omissions of any Seller or any Tenant, up to an amount not to exceed FIVE HUNDRED THOUSAND DOLLARS ($500,000), in the aggregate; excluding, however, all Seller Mortgages.

“Kingsbury SPM” shall mean Kingsbury SPM, Inc., a Massachusetts corporation.

“Kingsbury Square” shall have the meaning ascribed to such term in the preamble of this Agreement.

“Kingston Land” shall mean the land more particularly described on EXHIBIT B-11 attached hereto.

“Kingston Leases” shall mean, collectively, the Leases affecting all or any portion of the Kingston Land as more particularly described on EXHIBIT C-11 attached hereto.

“Kingston Property” shall mean the Kingston Land and the Improvements located thereon.

“Land” shall mean, collectively, all of the Land Parcels.

“Land Parcel” shall mean each parcel of land described on EXHIBIT B-1 through and including EXHIBIT B-26 attached hereto, together with the interest, if any, of the applicable Seller that is the owner of the fee interest of such land in all privileges, development and other rights, easements, hereditaments and appurtenances thereto and all right, title and interest, if any, of the applicable Seller in and to any streets, alleys, passages and other rights-of-way included therein or adjacent thereto (before or after the vacation thereof).

“Landlord Estoppel Certificate” shall have the meaning ascribed to such term in Section 3.1(i) of this Agreement.

“Lease Documents” shall mean, collectively, each Lease, Guaranty and all other documents evidencing, guarantying and/or securing any material obligation of any Tenant under any Lease.

“Lease Documents Schedule” shall mean the list of Lease Documents described on EXHIBIT C-1 attached hereto through and including EXHIBIT C-26 attached hereto.

“Lease Year” shall mean, with respect to any Lease, the applicable lease year or calendar year that is used as the measuring period under such Lease for the computation of Rent.

“Leases” shall mean, collectively, all leases, licenses, agreements, concession agreements, tenancy at will agreements, and all other occupancy agreements of every kind and nature (but excluding Nondisturbance Agreements), whether oral or in writing, now in existence, entered into by, or assigned to and assumed by any Seller, encumbering or affecting all or any portion of any Property.

“Legal Requirements” shall mean, collectively, all federal, state and local statutes, ordinances, by-laws, codes, rules, regulations, restrictions, orders, judgments, decrees and injunctions affecting any Seller, the Purchaser, any Tenant, any Guarantor, any of the Assets or the transaction contemplated by this Agreement.

“Limitation Threshold” shall mean TWO HUNDRED FIFTY THOUSAND DOLLARS ($250,000).

“Liquidity Event” shall mean (a) the sale of all or substantially of all of a Person’s assets, (b) an assignment by operation of law resulting from a merger, consolidation or non-bankruptcy reorganization or (c) a change in the majority control of a Person resulting from (i) any transfer, sale or assignment of shares of stock in a Person occurring in connection with an initial public offering or (ii) a change in the management of such Person through the sale or termination of the advisory agreement with Dividend Capital Total Advisors LLC.

“Lists” shall have the meaning ascribed to such term in Section 7.1(g) of this Agreement.

“LSP” shall have the meaning ascribed to such term in Section 3.4(s) of this Agreement.

“LSP Final Notice” shall have the meaning ascribed to such term in Section 3.4(s) of this Agreement.

“Major Leases” shall mean, collectively, the Leases to which any Major Tenant is a party, excluding, however, the New Bedford (Shaw’s) Lease.

“Major Tenants” shall mean, collectively, Stop & Shop, Shaw’s and CVS.

“Managers” shall mean, collectively, Kingsbury SPM and Meriden SPM.

“Manomet Land” shall mean the land more particularly described on EXHIBIT B-12 attached hereto.

“Manomet Leases” shall mean, collectively, the Leases affecting all or any portion of the Manomet Land, as more particularly described on EXHIBIT C-12 attached hereto.

“Manomet Property” shall mean, collectively, the Manomet Land and the Improvements located thereon.

“Mansfield Land” shall mean the land more particularly described on EXHIBIT B-13 attached hereto.

“Mansfield Leases” shall mean, collectively, the Leases affecting all or any portion of the Mansfield Land as more particularly described on EXHIBIT C-13 attached hereto.

“Mansfield Property” shall mean, collectively, the Mansfield Land and the Improvements located thereon.

“Mansfield Stop & Shop Lease” shall mean that certain Master Lease, dated April 1, 1998, between TD Mansfield, as landlord, and Stop & Shop, as tenant.

“Massachusetts DEP” shall mean the Department of Environmental Protection of the Executive Office of Environmental Affairs of the Commonwealth of Massachusetts.

“Material Encroachment” shall mean any encroachment shown on any of the Purchaser’s Surveys by (i) any of the Improvements over any easement, right of way or any adjoining property or (ii) any improvement located on any adjoining property onto any Property, but, only if such encroachment (1) was not shown on any Existing Survey and (2) materially and adversely interferes with the current use, operation or ownership of any Property or any adjacent property.

“Material Leases” shall mean, collectively and with respect to each Property identified thereon, the Leases pertaining to the Tenants (or retail businesses) identified on EXHIBIT I attached hereto.

“Material Matters” when capitalized and used in this Agreement shall mean, solely as it relates to any of the matters set forth in Section 3.1 hereof, any obligation, liability, expense, debt, claim or right having a value or impact, either by itself or in the aggregate with respect to all such matters, in excess of ONE MILLION FIVE HUNDRED THOUSAND DOLLARS ($1,500,000).

“Material Matters Threshold” shall have the meaning ascribed to such term in Section 3.5(a) of this Agreement.

“Material Tenants” shall mean, collectively, the Tenants under the Material Leases.

“Maximum Aggregate Liability” shall mean FIVE MILLION DOLLARS ($5,000,000).

“Mechanics’ Liens” shall mean, collectively, all mechanic’s or materialman’s liens and all other Encumbrances relating to any Property that (i) any Tenant is required to satisfy or release pursuant to any of the Lease Documents and (ii) in aggregate for all Properties, taken as a whole, do not exceed FIVE HUNDRED THOUSAND DOLLARS ($500,000).

“Meriden Land” shall mean the land more particularly described on EXHIBIT B-14 attached hereto.

“Meriden Leases” shall mean, collectively, the Leases affecting all or any portion of the Meriden Land as are more particularly described on EXHIBIT C-14 attached hereto.

“Meriden Property” shall mean, collectively, the Meriden Land and the Improvements located thereon.

“Meriden Realty” shall have the meaning ascribed to such term in the preamble of this Agreement.

“Meriden SPM” shall mean Meriden SPM, Inc., a Massachusetts corporation.

“Meriden Stop & Shop Lease” shall mean that certain Master Lease, dated February 11, 2000, between Meriden Realty, as landlord, and Stop & Shop, as tenant, as amended.

“Meriden Stop & Shop Lease Guaranty” shall mean that certain Guaranty, dated February, 2000, from Koninklijke Ahold, N.V., as guarantor.

“Middleboro Associates” shall have the meaning ascribed to such term in the preamble of this Agreement.

“Middleboro Land” shall mean the land more particularly described on EXHIBIT B-15 attached hereto.

“Middleboro Leases” shall mean, collectively, the Leases affecting all or any portion of the Middleboro Land as more particularly described on EXHIBIT C-15 attached hereto.

“Middleboro Property” shall mean, collectively, the Middleboro Land and the Improvements located thereon.

“Middleboro Testing Results” shall have the meaning ascribed to such term in Section 3.4(s) of this Agreement.

“Minimum Rent” shall mean, collectively, all “minimum rent,” “fixed rent,” “base rent” and rent of any similar description as provided in any Lease.

“New Bedford Consents” shall have the meaning ascribed to such term in Section 3.4(c) of this Agreement.

“New Bedford Indemnity” shall mean that certain Indemnification Agreement, dated November 3, 2004, executed by Cove Road and TCT for the benefit of Hancock.

“New Bedford Land” shall mean the land more particularly described on EXHIBIT B-16 attached hereto.

“New Bedford Leases” shall mean, collectively, the Leases affecting all or any portion of the New Bedford Land as more particularly described on EXHIBIT C-16 attached hereto.

“New Bedford Loan” shall mean that certain loan in the original principal amount of TEN MILLION FOUR HUNDRED THOUSAND DOLLARS ($10,400,000) made by Cove Road to Hancock.

“New Bedford Loan Assignment and Assumption Documents” shall have the meaning ascribed to such term in Section 3.4(c) of this Agreement.

“New Bedford Loan Documents” shall mean, collectively, all of the documents evidencing and/or securing the New Bedford Loan.

“New Bedford Loan Guaranty” shall mean that certain Guaranty Agreement, dated November 3, 2004, executed by TCT in favor of Hancock.

“New Bedford Mortgage” shall mean that certain Mortgage, Assignment of Leases and Rents and Security Agreement, dated as of November 3, 2004, granted by Cove Road to Hancock and recorded with the Bristol Registry in Book 7260, Page 303.

“New Bedford Property” shall mean, collectively, the New Bedford Land and the Improvements located thereon.

“New Bedford (Shaw’s) Lease” shall mean that certain Lease, dated March 5, 2003, between Cove Road, as landlord, and Shaw’s Supermarkets, Inc., as tenant, as amended.

“Nondisturbance Agreements” shall mean, collectively, all agreements that may be currently in force and effect entered into by any Seller (or by which any Seller may be bound), pursuant to which such Seller has agreed to recognize the occupancy rights of any subtenant under any sublease relating to any portion of the Property and has agreed, subject to the terms and conditions set forth therein, that such occupancy rights shall not be terminated by such Seller as a result of any default under or termination of any Lease.

“North Hanover Land” shall mean the land more particularly described on EXHIBIT B-17 attached hereto.

“North Hanover Leases” shall mean, collectively, the Leases affecting all or any portion of the North Hanover Land as more particularly described on EXHIBIT C-17 attached hereto.

“North Hanover Property” shall mean, collectively, the North Hanover Land and the Improvements located thereon.

“Norwell Consents” shall have the meaning ascribed to such term in Section 3.4(d) of this Agreement.

“Norwell Indemnity” shall mean that certain Indemnification Agreement, dated September       , 2002, executed by Tedeschi-Norwell and TCT for the benefit of Hancock.

“Norwell Land” shall mean the land more particularly described on EXHIBIT B-18 attached hereto.

“Norwell Leases” shall mean, collectively, the Leases affecting all or any portion of the Norwell Land as more particularly described on EXHIBIT C-18 attached hereto.

“Norwell Loan” shall mean that certain loan in the original principal amount of TEN MILLION DOLLARS ($10,000,000) made by Hancock to Tedeschi-Norwell.

“Norwell Loan Assignment and Assumption Documents” shall have the meaning ascribed to such term in Section 3.4(d) of this Agreement.

“Norwell Loan Documents” shall mean, collectively, all of the documents evidencing and/or securing the Norwell Loan.

“Norwell Loan Guaranty” shall mean that certain Guaranty Agreement, dated September       , 2002, executed by TCT in favor of Hancock.

“Norwell Mortgage” shall mean that certain Mortgage, Assignment of Leases and Rents and Security Agreement, dated as of September 17, 2002, granted by Tedeschi-Norwell to Hancock, recorded with the Plymouth Registry in Book 22906, Page 186.

“Norwell Permit” shall mean the approval, dated January 25, 2001, for an alternative on-site sewage treatment and disposal system relating to the Norwell Property, issued by the Massachusetts DEP.

“Norwell Property” shall mean, collectively, the Norwell Land and the Improvements located thereon.

“Norwell Stop & Shop Lease” shall mean that certain Lease, dated April 23, 2001, between Tedeschi-Norwell, as landlord, and Stop & Shop, as tenant.

“Notices” shall have the meaning ascribed to such term in Section 12.8 of this Agreement.

“Notice to Subtenant” shall mean a notice in the form attached hereto as EXHIBIT J-1 advising the applicable Recognized Subtenant of the change of ownership of the applicable Property.

“Notice to Tenant” shall mean a notice substantially in the form attached hereto as EXHIBIT J-2 advising the applicable Tenant of the change of ownership of the applicable Property and directing that all amounts becoming due and payable under the applicable Lease from and after the Closing Date be paid to or at the direction of the Purchaser.

“Notified Party” shall have the meaning ascribed to such term in Section 2.3(b) of this Agreement.

“Notifying Party” shall have the meaning ascribed to such term in Section 2.3(b) of this Agreement.

“Objection” shall mean (i) any Encumbrance that does not constitute a Permitted Exception, (ii) any Material Encroachment or (iii) any material adverse revision to the Title Commitments based on the Purchaser’s Surveys (other than with respect to any zoning endorsements).

“OFAC” shall mean the United States Department of Treasury’s Office of Foreign Assets Control.

“Omnibus Access Agreement” shall mean that certain Access Agreement of even date herewith by and among all of the Sellers, other than Middleboro Associates and Skaket Associates Trust, and the Purchaser.

“Operating Statements” shall mean, collectively (a) all income and expense statements, year-end financial statements and proposed budgets for each Property for the two (2) most recent calendar years prior to the Closing Date, (b) monthly operating statements for the period January 1, 2007 through March 31, 2007, (c) Tenant ledgers, for the two (2) most recent calendar years and current year to date, reflecting each individual Tenant’s payment history under such Tenant’s Lease, (d) for the two (2) most recent calendar years and current year to date detailed common area maintenance reconciliations for each Tenant under the Leases, and (e) for the two (2) most recent calendar years and year to date general ledger statements detailing operating expenses for each Property.

“Option Leases” shall mean, collectively, the Abington Stop & Shop Lease, the Hyannis Stop & Shop Lease, the Mansfield Stop & Shop Lease, the Meriden Stop & Shop Lease, the Norwell Stop & Shop Lease, the Sandwich Stop & Shop Lease and the Whitman Stop & Shop Lease.

“Orders” shall have the meaning ascribed to such term in Section 7.1(g) of this Agreement.

“Orleans Certificate of Final Compliance” shall mean the Final Certificate of Compliance, dated April 26, 2007, issued by the CCC relating to the Orleans Property (with respect to Project #TR02002).

“Orleans DRI Decision” shall mean the Development of Regional Impact Decision, dated as of July 21, 2005, as amended, issued by the CCC with respect to the Orleans Property (with respect to Project #TR02002).

“Orleans Escrow Agreement” shall mean that certain Escrow Agreement dated as of April 26, 2007 by and between the CCC, Tedeschi Realty and the Harwich/Orleans Escrow Agent relating to the TEN THOUSAND DOLLARS ($10,000) that Tedeschi Realty provided to the Harwich/Orleans Escrow Agent as security to assure that the lighting at the Orleans Property would comply with the CCC’s height and illumination requirements.

“Orleans Groundwater Discharge Permit” shall mean Groundwater Discharge Permit SE #0-788 issued by the Southeast Regional Office of the Massachusetts DEP.

“Orleans Groundwater Discharge Permit Assignment” shall have the meaning ascribed to such term in Section 3.4(e) of this Agreement.

“Orleans Land” shall mean the land more particularly described on EXHIBIT B-19 attached hereto.

“Orleans Leases” shall mean, collectively, the Leases affecting all or any portion of the Orleans Land as more particularly described on EXHIBIT C-19 attached hereto.

“Orleans Lighting Work” shall have the meaning ascribed to such term in Section 3.4(e) of this Agreement.

“Orleans/Middleboro Access Agreement” shall mean that certain Access Agreement, dated as of May 29, 2007, by and among Skaket Associates Trust, Middleboro Associates and the Purchaser.

“Orleans Property” shall mean, collectively, the Orleans Land and the Improvements located thereon.

“Orleans Security” shall have the meaning ascribed to such term in Section 3.4(e) of this Agreement.

“Orleans Testing Results” shall have the meaning ascribed to such term in Section 3.4(s) of this Agreement.

“Other Estoppel Certificates” shall have the meaning ascribed to such term in Section 3.4(t) of this Agreement.

“Other Requested Estoppel Matters” shall have the meaning ascribed to such term in Section 3.4(t) of this Agreement.

“Other Tenants” shall mean, collectively, all of the Tenants excluding the Major Tenants.

“Percentage Rent” shall mean, collectively, all “percentage rent” as defined under any Lease and rent of any similar description as provided under any Lease.

“Percentage Rent Leases” shall have the meaning ascribed to such term in Section 8.4(c)(iii) of this Agreement.

“Percentage Rent Year” shall mean, with respect to any Percentage Rent Lease, the applicable lease year or calendar year that is used as the measuring period under such Percentage Rent Lease for the computation of Percentage Rent.

“Permits” shall mean, collectively, all permits, licenses, approvals, qualifications, rights, variances, permissive uses, accreditations, certificates, certifications, consents, agreements, contracts, contract rights, franchises, interim licenses, permits and other authorizations of every nature whatsoever required by, or issued under, applicable Legal Requirements benefiting, relating or affecting any Property issued by any or entered into with any Governmental Authority.

“Permitted Exceptions” shall mean, collectively: (a) all matters disclosed in Schedule B — Section 2 of the Title Commitments, excluding, however, (i) all Seller Mortgages, (ii) all Judgment Liens and (iii) any Identified Title/Survey Issue (unless such Identified Title/Survey Issue is resolved as set forth on EXHIBIT PP); (b) all matters disclosed by the Existing Surveys other than any Identified Title/Survey Issue (unless such Identified Title/Survey Issue is resolved as set forth on EXHIBIT PP); (c) all applicable Legal Requirements; (d) any Encumbrance created after the date of this Agreement and approved in writing by the Purchaser; (e) the Financing Documents; (f) Real Estate Taxes for the then current fiscal year that are not due and payable as of the Closing Date; (g) the Lease Documents expressly identified on the Lease Documents Schedule or entered into after the Effective Date in accordance with the terms of this Agreement; (h) the Nondisturbance Agreements expressly identified on EXHIBIT U; (i) all matters, whether or not of record, that are caused by the actions (or omissions) of the Purchaser or its agents, representatives or contractors and (j) all Mechanics’ Liens.

“Permitted Transfers” shall mean the transfer of any direct or indirect ownership interest in any Seller by any Beneficial Owner to (i) any other Beneficial Owner or any entity owned or controlled by any other Beneficial Owner, (ii) any Family Member of such Beneficial Owner or of any other Beneficial Owner, (iii) any entity owned or controlled by one or more Family Members of such Beneficial Owner or of any other Beneficial Owner and (iv) any trust or estate planning vehicle created for the benefit of one or more Family Members of such Beneficial Owner or of any other Beneficial Owner.

“Person” shall mean any individual, estate, trust, partnership, limited liability company, limited liability partnership, corporation, Governmental Authority or other legal entity.

“Personal Property” shall mean, collectively, all furniture, furnishings, equipment, machinery, inventories, supplies, signs and other items of tangible personal property, if any, owned by any Seller which are installed, located or situated on any Property.

“Plans” shall mean, collectively, all site plans, architectural renderings, plans and specifications, engineering plans, as-built drawings, floor plans and other similar plans or diagrams, if any, which are now or hereafter in any Seller’s possession or under any Seller’s reasonable control and which relate to any Property.

“Plymouth Registry” shall have the meaning ascribed to such term in the preamble of this Agreement.

“Primary Properties” shall mean, collectively, the Braintree Property, the Orleans Property, the Sandwich Property and the Wareham Property.

“Prior Meriden Owner” shall have the meaning ascribed to such term in Section 3.4(o) of this Agreement.

“Properties” shall mean, collectively, the Abington Property, the Braintree Property, the Brockton (Eastway Plaza) Property, the Brockton (Westgate Plaza) Property, the Cohasset Property, the Cranston Property, the Hanover Property, the Harwich Property, the Holbrook Property, the Hyannis Property, the Kingston Property, the Manomet Property, the Mansfield Property, the Meriden Property, the Middleboro Property, the New Bedford Property, the North Hanover Property, the Norwell Property, the Orleans Property, the Rockland (Market Street) Property, the Rockland (Pharmacy) Property, the Sandwich Property, the Wareham Property, the Weymouth Property, the Whitman (Stop & Shop Plaza) Property and the Whitman (Food Master Plaza) Property.

“Property Expenses” shall have the meaning ascribed to such term in Section 8.4(c) of this Agreement.

“Property Tax Proceeding” shall have the meaning ascribed to such term in Section 8.4(b) of this Agreement.

“Purchase Escrow Funds” shall mean, collectively, all of the funds (including, without limitation, the Deposit) held in escrow by the Escrow Agent in accordance with the terms hereof (including, without limitation, any interest and/or dividends thereon).

“Purchase Price” shall mean the purchase price for the Assets as specified in Section 2.2 of this Agreement.

“Purchaser” shall have the meaning set forth in the preamble of this Agreement and shall include its successors and assigns.

“Purchaser’s Agents” shall mean, collectively, all of the Purchaser’s directors, officers, agents, investors, members, attorneys, partners, consultants, employees, potential lenders and advisors.

“Purchaser’s Closing Certification” shall have the meaning ascribed to such term in Section 7.1 of this Agreement.

“Purchaser’s Documents” shall mean, collectively, all documents required to be delivered by the Purchaser at the Closing in order to effectuate the consummation of the transactions contemplated hereunder.

“Purchaser’s OFAC Notification” shall have the meaning ascribed to such term in Section 3.4(k) of this Agreement.

“Purchaser’s Post-Closing Termination Notice” shall have the meaning ascribed to such term in Section 10.2 of this Agreement.

“Purchaser’s Surveys” shall mean, collectively, any new ALTA surveys of the Properties and any updates of the Existing Surveys obtained by the Purchaser.

“RAO” shall have the meaning ascribed to such term in Section 3.4(s) of this Agreement.

“REA Estoppels” shall have the meaning ascribed to such term in Section 3.4(q) of this Agreement.

“Real Estate Taxes” shall mean, collectively, all taxes, assessments, and other charges, if any, general, special or otherwise (including, without limitation, all assessments for public betterments and general or local improvements), levied or assessed upon or with respect to the ownership of and/or all other taxable interests in any Property imposed by any public or quasi-public authority.

“Recognized Subleases” shall mean, collectively, all subleases that may be in force and effect relating to any portion of any Property that (i) have been approved by the applicable Seller that owns such Property (or such Seller’s predecessor-in-interest by which such Seller may be bound) and (ii) are entitled to the benefits of agreements made by such Seller in any Nondisturbance Agreement.

“Recognized Subtenants” shall mean, collectively, all lessees under any Recognized Subleases.

“Reimbursable Due Diligence Costs” shall have the meaning ascribed to such term in Section 8.4(j) of this Agreement.

“Reimbursement Agreements” shall have the meaning ascribed to such term in Section 8.4(g) of this Agreement.

“Rejected Property” shall have the meaning ascribed thereto in Section 10.3 of this Agreement.

“Rejection Notices” shall mean, collectively, all Casualty Rejection Notices and Condemnation Rejection Notices provided to the Sellers in accordance with Article 6 of this Agreement.

“Rent Roll” shall have the meaning ascribed to such term in Section 7.2(d) of this Agreement.

“Rents” shall mean, collectively, all Minimum Rent and Additional Rent, but, excluding, Percentage Rent.

“Resignations” shall mean, collectively, duly executed resignations from the Hanover Board of Managers from (i) Timothy N. Tedeschi, together with any other individuals that the owner of Unit 2 does not have the right to appoint (in recordable form) and (ii) the Hanover Officers.

“Retention Amount” shall mean the sum of (i) an amount equal to the Maximum Aggregate Liability minus the aggregate sum of all amounts, if any, paid to the Purchaser pursuant to Section 1 of the Umbrella Guaranty plus (ii) the Hanover Septic Security System

Amount (but only until the Hanover Work is deemed to be complete in accordance with the provisions of Section 3.4(f) of this Agreement) plus (iii) in the event that the Target Estoppel Certificate is not delivered to the Purchaser prior to the consummation of the Closing, FIVE HUNDRED THOUSAND DOLLARS ($500,000) (but only until the Target Estoppel Certificate is delivered to the Purchaser at which point the amount will be adjusted in accordance with Section 3.4(p)) plus (iv) in the event that any Walmart Estoppel Certificate is not delivered to the Purchaser prior to the consummation of the Closing, FIVE HUNDRED THOUSAND DOLLARS ($500,000) for each such missing Walmart Estoppel Certificate (but only until such Walmart Estoppel Certificate is delivered to the Purchaser at which point the amount will be adjusted in accordance with Section 3.4(p)).  Amounts retained in connection with the Target Estoppel Certificate and the Walmart Estoppel Certificates shall be subject to reduction as provided in Section 3.4(p).

“Rockland (Market Street) Land” shall mean the land more particularly described on EXHIBIT B-20 attached hereto.

“Rockland (Market Street) Leases” shall mean, collectively, the Leases affecting all or any portion of the Rockland (Market Street) Land as more particularly described on EXHIBIT C-20 attached hereto.

“Rockland (Market Street) Property” shall mean the Rockland (Market Street) Land and the Improvements located thereon.

“Rockland (Pharmacy) Land” shall mean the land more particularly described on EXHIBIT B-21 attached hereto.

“Rockland (Pharmacy) Leases” shall mean, collectively, the Leases affecting all or any portion of the Rockland (Pharmacy) Land as particularly described on EXHIBIT C-21 attached hereto.

“Rockland (Pharmacy) Property” shall mean, collectively, the Rockland (Pharmacy) Land and the Improvements located thereon.

“Sandwich Associates Beneficiary” shall mean Sandwich Associates, a Massachusetts general partnership

“Sandwich Associates LLC” shall mean Sandwich Associates LLC, a Massachusetts limited liability company.

“Sandwich Associates Trust” shall have the meaning ascribed to such term in the preamble of this Agreement.

“Sandwich Land” shall mean the land more particularly described on EXHIBIT B-22 attached hereto.

“Sandwich Leases” shall mean, collectively, the Leases affecting all or any portion of the Sandwich Land as more particularly described on EXHIBIT C-22 attached hereto.

“Sandwich Permit” shall mean Approval, dated June 27, 2000, as amended, for an alternative on-site sewage treatment and disposal system relating to the Sandwich Property, issued by the Massachusetts DEP.

“Sandwich Property” shall mean, collectively, the Sandwich Land and the Improvements located thereon.

“Sandwich Stop & Shop Lease” shall mean that certain Lease, dated September 20, 1999, between Sandwich Associates Trust, as landlord, and Stop & Shop, as tenant.

“Security Deposits” shall mean, collectively, all security deposits held by the Sellers under any of the Leases.

“Security Deposit List” shall have the meaning ascribed to such term in Section 7.2(d)(3).

“Securities Laws” shall mean the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, and the regulations promulgated thereunder.

“Seller LLCs” shall mean, collectively, Eastway, Kingsbury Square, Beta, TD Mansfield, Meriden Realty, Middleboro Associates, Cove Road, Tedeschi-Norwell, Skaket Associates LLC, Sandwich Associates LLC, Tedeschi-Darman, T-Delta, Bedford-School and TD Whitman.

“Seller Mortgage” shall mean any monetary Encumbrance granted, assumed or taken subject to by any Seller (or any predecessor in interest to any Seller), including, without limitation any UCC Financing Statement, that encumbers any Seller’s interest in any of the Assets; excluding, however, subject to Section 3.4(b) through Section 3.4(d), the Financing Documents.

“Seller Nominee Trusts” shall mean, collectively, the Hanwell Trust, the Skaket Associates Trust, the Sandwich Associates Trust and the Whitman Associates Trust.

“Seller Parties” shall mean, collectively, the Sellers and the Sellers’ direct and indirect owners, and their respective agents, officers, directors, trustees, partners, members, advisors, managers and employees.

“Seller Representative” shall have the meaning ascribed to such term in Section 12.4 of this Agreement.

“Sellers” shall mean, collectively, Tedeschi Realty, Eastway, Kingsbury Square, Beta, TD Mansfield, Meriden Realty, Middleboro Associates, Hanwell Trust, Cove Road, Tedeschi-Norwell, Skaket Associates Trust, Sandwich Associates Trust, Tedeschi-Darman, T-Delta, Bedford-School and Whitman Associates Trust.

“Sellers’ Closing Certification” shall have the meaning ascribed to such term in Section 7.2 of this Agreement.

“Sellers’ Documents” shall mean, collectively, all documents required to be delivered by the Sellers at the Closing in order to effectuate the consummation of the transactions contemplated hereunder.

“Sellers’ Estimate” shall having the meaning ascribed to such term in Section 6.1 of this Agreement.

“Sellers’ OFAC Notification” shall have the meaning ascribed to such term in Section 3.4(k) of this Agreement.

“Sellers’ Post-Closing Termination Notice” shall have the meaning ascribed to such term in Section 10.2 of this Agreement.

“Sellers’ Share of the Property Expenses” shall have the meaning ascribed to such term in Section 8.4(c)(iv) of this Agreement.

“Sellers’ Utilities” shall have the meaning ascribed to such term in Section 8.4(d) of this Agreement.

“6(d) Certificate” shall mean a written statement, in recordable form, executed by any member of the Hanover Board of Managers disclosing all unpaid common charges and special assessments, if any, due with respect to the Hanover Condominium Units.

“Skaket Associates Beneficiary” shall mean Skaket Associates, a Massachusetts general partnership.

“Skaket Associates LLC” shall mean Skaket Associates LLC, a Massachusetts limited liability company.

“Skaket Associates Trust” shall have the meaning ascribed to such term in the preamble of this Agreement.

“Single Purpose Guarantor” shall have the meaning ascribed to such term in Section 3.4(n).

“SNDAs” shall have the meaning ascribed to such term in Section 3.4(r) of this Agreement.

“Specially Designated National or Blocked Person” shall mean (i) a Person designated by OFAC from time to time as a “specially designated national or blocked person” or similar status, (ii) a Person described in Section 1 of the Executive Order, or (iii) a Person otherwise identified by a federal Governmental Authority as a Person with whom a United States Person is prohibited from transacting business.  As of the date hereof, a list of such designations and the text of the Executive Order are published under the internet website address www.ustreas.gov/offices/enforcement/ofac.

“Stop & Shop” shall mean The Stop & Shop Supermarket Company, a Delaware corporation.

“Subsequent Closing Date” shall have the meaning ascribed to such term in Section 10.2 of this Agreement.

“Subsequent Closing Notice” shall have the meaning ascribed to such term in Section 10.2 of this Agreement.

“Target Estoppel Certificate” shall mean an estoppel certificate, substantially in the form attached hereto as EXHIBIT OO (relating to the Abington Property), dated no earlier than the Effective Date, that reveals no material outstanding obligation of or default by Tedeschi Realty.

“TCT” shall mean Terrence C. Tedeschi of Duxbury, Massachusetts.

“TD Mansfield” shall have the meaning ascribed to such term in the preamble of this Agreement.

“TD Whitman” shall mean TD Whitman LLC, a Massachusetts limited liability company.

“T-Delta” shall have the meaning ascribed to such term in the preamble of this Agreement.

“Tedeschi-Darman” shall have the meaning ascribed to such term in the preamble of this Agreement.

“Tedeschi-Norwell” shall have the meaning ascribed to such term in the preamble of this Agreement.

“Tedeschi Realty” shall have the meaning ascribed to such term in the preamble of this Agreement.

“Tedeschi Realty Contracts” shall mean, collectively, the property management agreements in effect between any Seller and Tedeschi Realty, pursuant to which Tedeschi Realty has been engaged to manage such Seller’s Property.

“Tenant” shall mean any tenant under any Lease.

“Tenant Estoppel Certificate” shall have the meaning ascribed to such term in Section 3.1(i) of this Agreement.

“Tenant Estoppel Requirement” shall have the meaning ascribed to such term in Section 3.1(i) of this Agreement.

“Tenant Files” shall mean, collectively, with respect to each Lease in effect as of the Closing Date, copies of all the following matters that the Sellers have in their files or which are otherwise within Sellers’ reasonable control: (i) bills relating to costs included in any so-called common area maintenance charges passed through to any Tenant for the applicable Lease Year in which the Closing occurs and any prior Lease Years with respect to which the applicable Tenant’s audit rights have not expired, (ii) Lease Documents, (iii) Recognized Subleases relating to any portion of the premises demised under such Lease and any Nondisturbance Agreement relating to such Recognized Subleases, (iv) letters and other agreements relating thereto and referenced herein or identified on any Exhibit hereto and (v) material correspondence relating thereto.

“Tenant Sales Reports” shall mean, collectively, the gross sales reports provided to the Sellers by the Tenants under the Percentage Rent Leases for the two (2) Percentage Rent Years immediately preceding the Closing Percentage Rent Year.

“Tenants’ Costs” shall have the meaning ascribed to such term in Section 8.4(g) of this Agreement and are identified on EXHIBIT L attached hereto.

“Title Commitments” shall mean, collectively, the commitments for title insurance issued by the Title Company pertaining to the Land (excluding the Hanover Land) and the Hanover Condominium Units which are identified on EXHIBIT M attached hereto.

“Title Company” shall mean First American.

“Title 5 Reports” shall mean, collectively, the Title 5 Official Inspection Forms listed on EXHIBIT N attached hereto.

“Title 5 Regulations” shall have the meaning ascribed to such term in Section 3.4(f) of this Agreement.

“Title Policy” shall have the meaning ascribed to such term in Section 3.1(k) of this Agreement.

“Title/Survey Objection Notice” shall have the meaning ascribed to such term in Section 3.4(j) of this Agreement.

“Umbrella Guarantor” shall mean, subject to the provisions of Section 3.4(n) of this Agreement, Tedeschi Realty.

“Umbrella Guaranty” shall mean a guaranty, substantially in the form attached hereto as EXHIBIT LL, to be executed and delivered by the Umbrella Guarantor at the Closing.

“United States Person” shall mean: (i) any Person regardless of location, that is a resident of the United States; (ii) any Person physically located within the United States; (iii) any Person organized under the laws of the United States or of any state, territory, possession, or district thereof; and (iv) any Person, wheresoever organized or doing business, which is owned or controlled by those specified in the foregoing clauses (i) or (iii).

“Unresolved Material Matters” shall have the meaning ascribed to such term in Section 3.5(b) of this Agreement.

“Walmart Estoppel Certificates” shall mean estoppel certificates, substantially in the form attached hereto as EXHIBIT OO (relating to the Wareham Property and the Weymouth Property), dated no earlier than the Effective Date, that reveal no material outstanding obligation of or default by Tedeschi-Darman or T-Delta.

“Wareham Land” shall mean the land more particularly described on EXHIBIT B-23 attached hereto.

“Wareham Leases” shall mean, collectively, the Leases affecting all or any portion of the Wareham Land as more particularly described on EXHIBIT C-23 attached hereto.

“Wareham Property” shall mean, collectively, the Wareham Land and the Improvements located thereon.

“Weymouth Land” shall mean the land more particularly described on EXHIBIT B-24 attached hereto.

“Weymouth Leases” shall mean, collectively, the Leases affecting all or any portion of the Weymouth Land as more particularly described on EXHIBIT C-24 attached hereto.

“Weymouth Property” shall mean, collectively, the Weymouth Land and the Improvements located thereon.

“Whitman Associates Beneficiary” shall mean Whitman Associates, a Massachusetts general partnership.

“Whitman Associates Trust” shall have the meaning ascribed to such term in the preamble of this Agreement.

“Whitman (Food Master Plaza) Land” shall mean the land more particularly described on EXHIBIT B-25 attached hereto.

“Whitman (Food Master Plaza) Leases” shall mean, collectively, the Leases affecting all or any portion of the Whitman (Food Master Plaza) Land as more particularly described on EXHIBIT C-25 attached hereto.

“Whitman (Food Master Plaza) Property” shall mean, collectively, the Whitman (Food Master Plaza) Land and the Improvements located thereon.

“Whitman Stop & Shop Lease” shall mean that certain Master Lease, dated October 29, 2003, between Bedford-School, as landlord, and Stop & Shop, as tenant.

“Whitman (Stop & Shop Plaza) Land” shall mean the land more particularly described on EXHIBIT B-26 attached hereto.

“Whitman (Stop & Shop Plaza) Leases” shall mean, collectively, the Leases affecting all or any portion of the Whitman (Stop & Shop Plaza) Land as more particularly described on EXHIBIT C-26 attached hereto.

“Whitman (Stop & Shop Plaza) Property” shall mean, collectively, the Whitman (Stop & Shop Plaza) Land and the Improvements located thereon.

“Uncollected Major Tenant Rents” shall have the meaning ascribed to such term in Section 8.4(c)(vii) of this Agreement.

“Vacant Space” shall  have the meaning ascribed to such term in Section 8.4(c)(iv) of this Agreement.

ARTICLE 2

Agreement; Purchase Price

Section 2.1.           Agreement to Sell and Purchase.  Subject to the terms and provisions hereof, each Seller agrees to sell, assign or otherwise transfer to the Purchaser all of such Seller’s right, title and interest in the Assets, and the Purchaser agrees to purchase, or cause its nominees or designees to purchase, the Assets from the Sellers; provided, however, that, at the time of the consummation of the Closing, (a) the Sellers shall have fulfilled all of their obligations hereunder in all material respects and all conditions precedent to the Sellers’ obligations to consummate the Closing set forth in Section 3.2 of this Agreement shall have been satisfied in all material respects and (b) the Purchaser shall have fulfilled all of its obligations hereunder in all material respects and all of the conditions precedent to the Purchaser’s obligation to consummate the Closing set forth in Section 3.1 of this Agreement shall have been satisfied in all material respects (the matters referred to in the foregoing clauses (a) and (b) are collectively referred to herein as the “Closing Conditions”).

Section 2.2.           Purchase Price.  In consideration of the sale, assignment or transfer by the Sellers of the Assets to the Purchaser, the Purchaser agrees to pay to the Sellers, at the time and in the manner set forth in this Agreement, the aggregate amount of THREE HUNDRED NINETY MILLION DOLLARS ($390,000,000) (as adjusted pursuant to the terms of this Agreement, if at all, the “Purchase Price”).  Subject to the adjustments and apportionments as hereinafter expressly set forth, and subject to the terms and conditions of this Agreement (a) on or before the Closing Date, the Purchaser shall deposit with the Escrow Agent an amount equal to (i) the Purchase Price minus (ii) an amount equal to the sum of (x) the Aggregate Outstanding Assumed Indebtedness plus (y) the Deposit and (b) on the Closing Date, the Escrow Agent shall deliver to the Sellers the Deposit and the funds so deposited by the Purchaser pursuant to the foregoing clause (a); in each instance, by wire transfer of immediately available federal funds in accordance with the Escrow Agent’s or the Sellers’ directions, as applicable.  The Purchase Price shall be allocated among the Assets as set forth on the Allocated Value and Deposit Schedule.

Section 2.3.           Deposit.

(a)           Deposit.  Prior to 5:00 P.M. East Coast time on the third (3rd) Business Day after the Effective Date, the Purchaser shall deposit with the Escrow Agent a deposit in the amount of TEN MILLION DOLLARS ($10,000,000) to be held in escrow by the Escrow Agent pursuant to the terms of this Agreement (such deposit and the interest earned thereon shall be referred to as the “Deposit”).  The Deposit shall be invested as directed by the Purchaser.  As of the consummation of the Closing, the Deposit shall be applied against the Purchase Price on the Closing Date.  If the transaction contemplated hereby is not consummated on the Closing Date, the Deposit shall be treated in the manner hereinafter provided in this Agreement.

(b)           Escrow Agent’s Duties.  The duties of the Escrow Agent are determined solely by this Agreement and are purely ministerial in nature.

The Escrow Agent is acting as a stakeholder only with respect to the Purchase Escrow Funds delivered to it in accordance with this Agreement.  In the event of any disagreement between the Purchaser and the Sellers resulting in any adverse claims and demands being made with respect to the Purchase Escrow Funds, the Escrow Agent shall refuse to comply with any such claims or demands so long as such disagreement may continue; and in so refusing the Escrow Agent shall make no delivery or other disposition of the Purchase Escrow Funds then held by it under the terms of this Agreement, and in so doing the Escrow Agent shall not become liable to anyone for such refusal; and the Escrow Agent shall continue to refrain from acting until (i) the rights of the adverse claimants shall have been finally adjudicated in a court of competent jurisdiction of the monies involved herein or affected hereby, or (ii) the Escrow Agent receives a written authorization signed by the Purchaser and the Sellers directing the disposition of the Purchase Escrow Funds.  The Escrow Agent shall not disburse any of the Purchase Escrow

Funds held by it under this Agreement unless in accordance with either a joint written instruction of the Purchaser and the Sellers or, subject to the provisions hereinafter set forth in this Section 2.3(b), an Escrow Demand.  Upon receipt by the Escrow Agent from the Purchaser or the Sellers (the “Notifying Party”) of any notice or request (the “Escrow Demand”) to perform any act or disburse any portion of the Purchase Escrow Funds held by the Escrow Agent under the terms of this Agreement, the Escrow Agent shall promptly (but in no event more than one (1) Business Day after the Escrow Agent’s receipt of an Escrow Demand) give written notice to the other party (the “Notified Party”).  In the event that within three (3) Business Days after the giving of such notice, the Escrow Agent does not receive any written objection to the Escrow Demand from the Notified Party, the Escrow Agent shall comply with the Escrow Demand made by the Notifying Party.  In the event that the Escrow Agent does receive written objection from the Notified Party in a timely manner, the Escrow Agent shall take no further action until the dispute between the parties has been resolved as described in clauses (i) or (ii) above.  Moreover, the Escrow Agent may bring an appropriate proceeding for leave to deposit the Purchase Escrow Funds with a court of competent jurisdiction pending a determination of the rights of the parties.  At any time after a dispute arises between the parties, the Escrow Agent may interplead all interested parties in an appropriate action and may deposit the Purchase Escrow Funds with the clerk of the court; thereupon the Escrow Agent will have no further liability under this Agreement.  The Escrow Agent may retain counsel or act as its own counsel in any action under this Agreement.  The non-prevailing party in any such action shall reimburse the Escrow Agent for all costs and expenses incurred by it in connection with any court proceeding under this Agreement, including, without limitation, reasonable attorney’s fees and disbursements.  Notwithstanding the foregoing and, without limiting the provisions hereof as such provisions pertain to the rights and protections afforded to the Escrow Agent and the obligations of the Sellers and the Purchaser to the Escrow Agent, as between the Sellers and the Purchaser, in the event of any dispute hereunder involving the Purchase Escrow Funds, the Sellers and the Purchaser agree that the prevailing party shall be entitled to be reimbursed for any contribution made by such party toward payment of costs and expenses incurred by the Escrow Agent.

The Escrow Agent is not liable for any mistake of fact or error of judgment, or for any acts or omissions, unless (a) caused by its willful misconduct or gross negligence or (b) the same are in breach or violation of an express obligation binding upon the Escrow Agent under this Agreement or any supplemental instructions or agreements accepted in writing by the Escrow Agent.  The parties to this Agreement each release the Escrow Agent from any act done or omitted to be done by the Escrow Agent in good faith in performance of its obligations under this Agreement.  The Escrow Agent is entitled to rely on any document or signature believed by it to be genuine and may assume that any Person purporting to give any writing or instruction in connection with this Agreement is duly authorized to do so by the party on whose behalf such writing or instruction is given.

The Purchaser and the Sellers jointly and severally indemnify and protect the Escrow Agent from and hold it harmless against any loss, liability, or expense incurred without willful misconduct, gross negligence or breach of this Agreement, arising out of its duties under this Agreement as well as the costs and expenses of defending against any claim or liability arising under this Agreement except as expressly excluded herein.

After delivering all Purchase Escrow Funds to the appropriate party or parties in accordance with the terms hereof and performing all other actions and duties required of it in accordance with this Agreement, the Escrow Agent will have no further liability under this Agreement.

The Sellers and the Purchaser agree to execute and deliver to the Escrow Agent a W-9 form on or before the Closing certifying as to their respective federal tax identification numbers.

ARTICLE 3

Conditions Precedent; Activities Prior to Closing and Other Covenants

Section 3.1.           Conditions Precedent to the Purchaser’s Obligation to Consummate the Transaction.  In addition to any other condition precedent to the Purchaser’s obligation to consummate the transaction contemplated by this Agreement as may be expressly set forth elsewhere herein, and subject to the provisions of Section 10.1 and Section 10.3, the Purchaser’s obligation to consummate the transaction contemplated under this Agreement is subject to the timely satisfaction in all material respects of the conditions set forth in this Section 3.1 on or before the Closing Date (provided, that, the Purchaser (i) may waive, in writing, any such condition and (ii) shall be deemed to have waived the satisfaction of any such condition, if the Purchaser has actual knowledge or is deemed to know that any such condition has not been satisfied at or prior to the Closing and the Purchaser consummates the Closing despite the failure of such condition to be satisfied).

(a)           The Sellers shall have delivered all of the items set forth in Section 8.2 hereof.

(b)           Subject to Section 3.4(b) through Section 3.4(d), Article 6, Section 10.2 and Section 10.3 hereof, on the Closing Date, good and clear, record and marketable fee title to the Properties shall be conveyed to the Purchaser subject only to the Permitted Exceptions.

(c)           Subject to Section 3.4(b) through Section 3.4(d), Article 6, Section 10.2 and Section 10.3 hereof, on the Closing Date, the landlord’s interest in the Lease Documents, free and clear of all Encumbrances other than the Permitted Exceptions, shall be assigned to the Purchaser.

(d)           Subject to Section 3.4(b) through Section 3.4(d), Section 10.2 and Section 10.3 hereof, on the Closing Date, the Sellers’ interest in all of the other Assets shall be conveyed, assigned or otherwise transferred to the Purchaser, free and clear of all Encumbrances other than the Permitted Exceptions.

(e)           On the Closing Date, the Purchaser shall have received the Sellers’ Closing Certification and, subject to Section 3.4(l), the Sellers’ Closing Certification shall not disclose (i) any matter that would have a material adverse effect on the Assets or (ii) any material breach by the Sellers of their obligations hereunder.

(f)            On the Closing Date, there shall then be no material breach by the Sellers of their obligations hereunder.

(g)           There shall be no injunction, writ, temporary restraining order or any order of any nature issued by any Governmental Authority directing that the transaction contemplated by this

Agreement not be consummated which has not been revoked, cancelled or rescinded prior to the Closing.

(h)           On the Closing Date, there shall be no Bankruptcy Proceedings pending against any Seller or any Major Tenant.

(i)            Subject to Section 10.3 hereof, the Sellers shall have delivered to the Purchaser estoppel certificates dated no earlier than the Effective Date (collectively, “Tenant Estoppel Certificates”) from (i) the Material Tenants and (ii) a sufficient number of other Tenants such that, with respect to each Property, Tenant Estoppel Certificates shall have been delivered to Purchaser with respect to not less than seventy percent (70%) of the leased gross leaseable area of each Property covered by Leases, other than the Material Leases, in effect as of the Closing Date determined on a Property by Property basis (the foregoing condition to Closing shall be referred to herein as the “Tenant Estoppel Requirement”).  Except as otherwise provided herein, each Tenant Estoppel Certificate shall be substantially in the form attached hereto as EXHIBIT O; provided, however, that notwithstanding the foregoing, any Tenant Estoppel Certificate shall be acceptable (x) if it is in the form prescribed in the applicable Lease or other operative Lease Document or (y) in those instances where the applicable Tenant is a national tenant or is a regionally recognized chain, if it is in the standard form generally used by such Tenant.  In addition, those provisions of the applicable Tenant Estoppel Certificates respecting defaults, defenses, disputes, claims, offsets, abatements, concessions and recaptures against rent and other charges may be limited to the knowledge of the applicable Tenant.  The Sellers agree to include the matters described on EXHIBIT NN attached hereto (collectively, the “Additional Requested Tenant Estoppel Matters”) in the applicable Tenant Estoppel Certificates furnished to the applicable Tenants identified on such EXHIBIT NN; provided, however, that it shall not be a condition of the Purchaser’s obligation to consummate the Closing that the Tenant Estoppel Certificates executed and delivered by such Tenants contain the Additional Requested Estoppel Matters.  The Sellers’ sole obligation hereunder with respect to Tenant Estoppel Certificates shall be to utilize commercially reasonable efforts to obtain Tenant Estoppel Certificates from each Tenant (and, as used in this Agreement, commercially reasonable efforts shall not include any obligation to institute legal proceedings or to expend any monies).  Notwithstanding anything to the contrary herein, in the event that the Sellers are unable to obtain a Tenant Estoppel Certificate from any particular Tenant under any Lease (each, a “Designated Lease”), the Sellers may (but shall not be obligated to), at any time prior to the Closing: (1) deliver (for the Designated Leases, other than any Material Leases, covering an amount up to not more than ten percent (10%) of the leased gross leaseable area of each Property covered by Leases in effect as of the Closing Date determined on a Property by Property basis) to the Purchaser on the Closing Date a certificate (each, a “Landlord Estoppel Certificate”) in substantially the form attached hereto as EXHIBIT P executed by the applicable Seller that owns the applicable Property, and in such event, the Sellers shall be deemed to have delivered a Tenant Estoppel Certificate with respect to such Tenant for purposes of satisfying the Tenant Estoppel Requirement; or (2) give written notice to the Purchaser stating that, after taking into account all Landlord Estoppel Certificates delivered to the Purchaser, the Sellers have not obtained the requisite Tenant Estoppel Certificates to satisfy the Tenant Estoppel Requirement (including with such notice, a copy of the certificates, if any, that the Sellers have obtained from any applicable Tenants), in which event, the Purchaser may (A) require the Sellers to deliver Landlord Estoppel Certificates for any or all of the Designated Leases (including, without limitation, the Material Leases), executed by the applicable Sellers that own the Properties subject to such Designated Leases or

(B) terminate this Agreement by written notice to the Sellers and the Escrow Agent.  If the Purchaser elects to exercise its right to terminate this Agreement in accordance with the provisions of this Section 3.1(i), this Agreement shall terminate upon the Sellers’ receipt of such termination notice, the Deposit shall be promptly returned to the Purchaser by the Escrow Agent and the parties hereto shall have no further rights, liabilities or obligations under this Agreement, except such rights, liabilities and obligations that expressly survive the termination of this Agreement.  If, however, the Purchaser fails to exercise its right to terminate this Agreement in accordance with the terms hereof, the Sellers shall be deemed to have satisfied the Tenant Estoppel Requirement.  Any Landlord Estoppel Certificate shall be subject to the provisions of Section 11.4.  In addition, the applicable Seller shall be released from any liability with respect to any Landlord Estoppel Certificate that it executed upon the delivery to the Purchaser of a Tenant Estoppel Certificate from the Tenant for which such Seller has delivered such Landlord Estoppel Certificate (but only to the extent such Tenant Estoppel Certificate (I) is consistent with such Landlord Estoppel Certificate and (II) is delivered to the Purchaser no later than sixty (60) days following the Closing Date).  Notwithstanding the foregoing, but subject to the provisions of Section 3.4(l), no Tenant Estoppel Certificate nor any Landlord Estoppel Certificate delivered by the Sellers shall be deemed to satisfy the Tenant Estoppel Requirement if it reflects any materially adverse state of facts or circumstance that is inconsistent with or not reflected in the information set forth in this Agreement (including, without limitation, upon the Rent Roll attached hereto as EXHIBIT BB or any of the other Exhibits hereto); it being acknowledged and agreed that any Tenant Estoppel Certificate or Landlord Estoppel Certificate that reflects the occurrence of any event or change in the state of facts first arising after the date hereof and prior to the Closing shall be acceptable (without limiting any other conditions precedent to the Purchaser’s obligation to consummate the Closing, including, without limitation, the conditions to closing set forth in Section 3.1(n)) provided, that such event or change in the state of facts was not caused by the Sellers in breach of any of its obligations hereunder.  The Sellers will promptly deliver to the Purchaser the Tenant Estoppel Certificates when and as received (and in any event within two (2) Business Days after received).  In recognition of the processing time that will be needed by the Purchaser to analyze each Tenant Estoppel Certificate, the parties agree that, in the event that eleven (11) or more Tenant Estoppel Certificates are delivered to the Purchaser after the date that is three (3) Business Days prior to the Closing, then, in such event, the originally scheduled Closing Date shall be automatically extended to the date that is three (3) Business Days following the date of the delivery of the last Tenant Estoppel Certificate required to satisfy the Tenant Estoppel Requirement; provided, however, that at Purchaser’s election, Purchaser may elect to waive the extension of the Closing Date and retain the originally scheduled Closing Date by written notice to Seller no later than one (1) Business Day prior to the originally scheduled Closing Date.

(j)            Subject to the provisions of Section 3.4(b) through Section 3.4(d) and Section 10.2 hereof, (i) the Sellers shall have received the Consents and delivered copies thereof to the Purchaser and (ii) the Purchaser shall have received all of the applicable Financing Assignment and Assumption Documents, executed by Hancock and the applicable Sellers.

(k)           Subject to the Purchaser providing all documents and payments required to be delivered or paid by the Purchaser in order for the Title Company to issue the Title Policies, the Title Company shall be prepared and irrevocably and unconditionally committed to issue to the Purchaser, pursuant to and in accordance with the Title Commitments and the pro forma endorsements described on EXHIBIT PP (and resolving each of the Identified Title/Survey

Issues in the manner set forth on EXHIBIT PP), a 2006 ALTA form of extended coverage owner’s policy of title insurance, with an effective date not earlier than the Closing Date (with appropriate gap protection through the applicable dates of recordation of the Deeds), insuring good, marketable, insurable title to each Property in the Purchaser or its assignee in the amount of the applicable Allocated Value, subject only to the Permitted Exceptions (each, a “Title Policy”), with (i) such co-insurance or reinsurance (together with agreements in a form and content satisfactory to the Purchaser providing the Purchaser with the right of “direct access” against the reinsurance) as the Purchaser determines in its reasonable discretion, (ii) so-called Same Land/Survey endorsements referencing the Purchaser’s Surveys (provided, that, the Purchaser delivers the Purchaser’s Surveys, certified to the Title Company, to the Title Company by July 20, 2007) and (iii) with respect to the Title Policy relating to the Hanover Property, to the extent that the Hanover Work has been commenced, with the Additional Hanover Easement being insured as an appurtenant Encumbrance.

(l)            No Governmental Authority shall have issued any notice alleging any violation of any Legal Requirement, in any material respect, by any Property (specifically, excluding, however, any notices that may have been issued alleging any violation of any Legal Requirement by any Tenant in connection with the operation of its business) which has not been corrected to the satisfaction of the issuer of the notice.

(m)          The Tedeschi Realty Contracts shall have been terminated.

(n)           No more than one Major Lease shall have been terminated and the Major Tenants shall not have vacated, abandoned or ceased operating (or otherwise “gone dark” in) the premises demised under two (2) or more of the Major Leases.

(o)           On the Closing Date, except as otherwise expressly provided herein with respect to the Orleans Property, none of the Primary Properties shall have been rejected as a consequence of any casualty or condemnation pursuant to and in accordance with the terms of Article 6 or treated as a Rejected Property pursuant to and in accordance with the terms of Section 10.3; provided, however, that, notwithstanding the foregoing, the Orleans Property may be rejected pursuant to and in accordance with the terms of Section 3.4(s).

(p)           The title and survey objections set forth on EXHIBIT PP (collectively, the “Identified Title/Survey Issues”) have been resolved in the manner set forth on EXHIBIT PP.

(q)           On or prior to the Closing Date, in accordance with the provisions of Section 3.4(o), Meriden Realty shall have delivered (or caused the Prior Meriden Owner or Stop & Shop to deliver) to the Escrow Agent, for filing with the Connecticut DEP all forms required under the Connecticut Transfer Act to be filed in connection with the conveyance of the Meriden Property.

(r)           On or prior to the Closing Date, the Sellers shall have provided to the Purchaser and the Title Company evidence that pending Land Court Confirmation Case No. 35418 has been dismissed.

Section 3.2.           Conditions Precedent to the Sellers’ Obligations to Consummate the Transaction.  In addition to any other condition precedent to the Sellers’ obligation to consummate the transaction contemplated by this Agreement as may be expressly set forth elsewhere herein, the Sellers’ obligation to consummate the transaction contemplated under this Agreement is expressly subject to the timely fulfillment in all material respects of the conditions set forth in this Section 3.2 on or before the Closing Date (provided, that, the Sellers (i) may waive, in writing, any such condition and (ii) shall be deemed to have waived the satisfaction of any such condition, if the Sellers have actual knowledge or are deemed to know that any such condition has not been satisfied at or prior to the Closing and the Sellers consummated the Closing despite the failure of such condition to be satisfied).

(a)           The Purchaser shall have delivered to the Escrow Agent all of those items set forth in Section 8.3 hereof.

(b)           Delivery of the Purchase Price to the Escrow Agent, subject to the adjustments and apportionments as hereinafter expressly set forth.

(c)           There shall be no injunction, writ, temporary restraining order or any order of any nature issued by any Governmental Authority directing that the transaction contemplated by this Agreement not be consummated which has not been revoked, cancelled or rescinded prior to the Closing.

(d)           The Seller shall have received the Purchaser’s Closing Certification and the Purchaser’s Closing Certification shall not disclose any matter that would have a material adverse effect on the Purchaser.

(e)           To the extent applicable, the Purchaser shall have provided the Substitute Orleans Security to the Massachusetts DEP and arrangements satisfactory to Skaket Associates Trust for the return of the Orleans Security.

(f)            Subject to the provisions of Section 3.4(b) through Section 3.4(d), and Section 10.2 hereof, the Sellers shall have received the Consents and all of the applicable Financing Assignment and Assumption Documents, executed by Hancock and the Purchaser.

Section 3.3.           Sellers’ Activities Prior to Closing.  From the Effective Date until the consummation of the Closing or any earlier termination of this Agreement, the Sellers:

(a)           shall not, nor cause or permit any of the Sellers’ agents (including, without limitation, any leasing agent or management company) to (i) enter into any new Lease Document, Financing Document, Nondisturbance Agreement, Permit or contract, agreement, commitment or obligation binding upon or relating to any Property which would be binding upon the Purchaser upon its acquisition of the applicable Property, (ii) modify or voluntarily terminate or consent to the termination of any existing Lease Document, Financing Document, Nondisturbance Agreement, Contract or Permit or modify the Harwich Escrow Agreement, (iii) consent to any new sublease or any amendment to any Recognized Sublease or (iv) grant any consent or approval under the Harwich Escrow Agreement or any existing Lease Document, Nondisturbance Agreement, Contract or Permit nor waive any right or remedy thereunder; in each case, without the Purchaser’s prior written approval, which approval may be withheld in the Purchaser’s sole discretion, provided, however, that to the extent that any Seller is contractually obligated (x) to provide or enter into such consent, approval or amendment, then such Seller may do so upon prior notice to the Purchaser or (y) to apply a standard of commercial reasonableness with respect to any requested consent, approval or amendment, then, the Purchaser’s approval of the same may not be unreasonably withheld, delayed or conditioned;

(b)           without limiting the provisions of Section 3.3(h) and Section 3.3(i), shall give notice to the Purchaser, as soon as practical, but in no event more than three (3) Business Days after learning of (i) any monetary or other material default under any of the Lease Documents or Contracts first arising after the Effective Date or first becoming known to the Sellers after the Effective Date, without any requirement upon the Sellers to make any investigation or inquiry as to the existence of any such default and (ii) any notice of default hereafter received by any Seller under any of the Lease Documents, the Financing Documents, the Contracts, the Permitted Exceptions and/or the Permits and, in each instance, except as may be required by applicable Legal Requirements or in the event of an emergency (in which case the Sellers shall nonetheless immediately notify the Purchaser), the Sellers shall only take action with respect thereto with the Purchaser’s prior written approval, which approval shall not be unreasonably withheld, delayed or conditioned;

(c)           shall not remove any Personal Property from any Property except in the ordinary course of business or unless the same is replaced by tangible personal property of equal or greater utility and value;

(d)           shall comply, in all material respects, with all of their respective obligations under the Lease Documents and shall use commercially reasonable efforts to cause any and all Mechanics’ Liens to be removed or otherwise bonded over by the Tenants responsible for such Mechanics’ Liens (provided, however, that such commercially reasonable efforts shall not require the Sellers to conduct any title searches or commence any legal proceeding against any Tenant);

(e)           shall not enter into or create any new exceptions to title, governmental commitments, agreements regarding governmental impositions, or any other agreement which would be binding upon the Purchaser or any of the Assets after the Closing, without the Purchaser’s prior written approval, which approval may be withheld in the Purchaser’s sole discretion;

(f)            shall not grant or assume any Seller Mortgage and, subject to Section 8.4(k), at or prior to the Closing Date shall pay off all Seller Mortgages;

(g)           shall not convey, assign, hypothecate, transfer, dispose of or encumber, or, except (i) as otherwise required under any of the Lease Documents or (ii) with respect to Permitted Transfers, assent to the conveyance, assignment, transfer, hypothecation, disposal or encumbrance of all or any portion of any legal or beneficial interest in the any of the Assets, provided, however, notwithstanding the foregoing, in no event shall any Seller transfer its fee interest in any Land Parcel or its title to any other Asset;

(h)           without limiting the provisions of Section 3.3(b) and Section 3.3(i), shall send to the Purchaser, within three (3) Business Days of receipt, a copy of any notice hereafter received by any Seller that pertains to any of the Assets or the transaction contemplated hereunder that notifies such Seller of any state of facts or condition that could have a material adverse effect on any Property or would make any of the Express Representations and Warranties untrue in any material respect;

(i)            without limiting the provisions of Section 3.3(b) and Section 3.3(h), shall provide to the Purchaser, as soon as practical, a copy of any materials received after the date hereof by any Seller from (i) any Tenant, any Guarantor, any Governmental Authority and/or any insurance company (and/or any of their respective counsel or agents) that pertains to any of the Assets, any Tenant and/or any Guarantor, other than correspondence received in the ordinary course of business which does not otherwise assert a default or discuss any material issues concerning such Tenant or the Property occupied by such Tenant, and/or (ii) any other Person asserting any claim against or that could reasonably be expected to have a material adverse effect on any Tenant, any Guarantor and/or any Asset;

(j)            without limiting the provisions of Section 3.3(a), within three (3) Business Days after (i) the execution and delivery thereof or (ii) the receipt thereof by any Seller, shall provide the Purchaser copies of (x) any Lease Document, Nondisturbance Agreement or Permit or amendment thereof and (y) any amendment of any Contract or the Harwich Escrow Agreement entered into after the Effective Date;

(k)           shall continue to act in the ordinary course of business with respect to the Assets consistent with past practices with respect to the Assets;

(l)            shall provide the Purchaser with written notice should any Seller elect to exercise any right and/or remedy under any of the Lease Documents; provided, however, that (i) in the event that any Seller exercises any of its rights and remedies with respect to any of the Collateral, such Collateral and/or the proceeds thereof may not be used to prepay any obligations under the Lease Documents and may only be applied to obligations that are then past due and outstanding under the Lease Documents (other than by reason of any acceleration or similar remedy), and (ii) in no event shall the Sellers exercise any remedies under any of the Material Leases without the prior written consent of the Purchaser, which consent shall not be unreasonably withheld, conditioned or delayed;

(m)          agree that they will not discuss with any party (other than the Purchaser) the potential sale of all or any of the Assets to the Purchaser; provided, however, that the Sellers may discuss the transaction contemplated by this Agreement (i) with their members, managers, officers, employees, legal counsel, accountants, lenders, consultants and/or any other parties to the extent reasonably required in order to perform their obligations hereunder and (ii) to the extent required by law or court order;

(n)           shall not, and will not permit any of the Seller Parties to accept, entertain or negotiate offers, solicit interest or otherwise enter into discussions involving the sale, financing, or disposition (directly or indirectly) of all or any of the Properties;

(o)           shall not make or permit to be made any alteration, improvement or addition to any Property (other than as specifically required under any Lease) without the Purchaser’s prior written consent, which consent shall not be unreasonably withheld, conditioned or delayed provided, however, that if any such alteration, improvement or addition is required by any Lease, (i) the Sellers shall provide the Purchaser with prompt written notice of the alteration, improvement or addition that is required, (ii) in the event that the Sellers (in their reasonable discretion) determine that such alteration, improvement or addition must be commenced prior to the Closing Date in order to comply with the terms of the applicable Lease, the Sellers shall commence such work and diligently prosecute the same in a good and workmanlike manner and such work shall be performed lien free and in accordance with all applicable Legal Requirements (but the Sellers shall not be obligated to complete the same prior to the Closing Date, unless required to do so in accordance with the terms of the applicable Lease) and (iii) subject to the terms of the Lease, the Sellers shall be responsible for the cost of (A) all such work completed prior to the Closing Date and (B) all such work for which the Purchaser is not entitled to reimbursement pursuant to the Leases, and the Purchaser shall be responsible for the cost and the completion of the remaining work for which the Purchaser is entitled to reimbursement pursuant to the Leases;

(p)           shall not commence or allow to be commenced on their behalf any action, suit or proceeding with respect to all or any portion of the Property without the prior written consent of the Purchaser, which consent shall not be unreasonably withheld, conditioned or delayed; and

(q)           shall maintain all casualty and liability insurance in place as of the Effective Date with respect to the Properties in amounts and with deductibles substantially the same as existing on the Effective Date.

In the event that under the terms of this Section 3.3, (x) the Sellers request the Purchaser’s approval for any matter as required hereunder and the Purchaser does not respond to the Sellers within three (3) Business Days after receipt of a written request from any Seller, and, thereafter, the Purchaser does not respond to the Sellers within two (2) Business Days after receipt of an additional written request from any Seller delivered after the expiration of the initial notice period, then, the Purchaser shall be deemed to have given its approval to such request and (y) the Purchaser’s approval is required for any matter, the Sellers may proceed without the Purchaser’s approval in the event that the Sellers are required to take any action under any applicable Legal Requirements or in the event of any emergency; provided, that, the Sellers promptly advise the Purchaser (as soon as is practical) of such circumstance and the actions undertaken by the Sellers and the Purchaser is given the opportunity to contest (or to direct the Sellers to contest), at the Purchaser’s expense, the need to take action under the applicable Legal Requirements.

Section 3.4.           Other Covenants and Agreements.

(a)           Due Diligence Materials.  Prior to the execution and delivery of this Agreement, as well as from and after the Effective Date, in order to facilitate the Purchaser’s due diligence review and the consummation of the transaction contemplated hereunder, the Purchaser has had and shall have access (either, at the Sellers’ option, by the Sellers delivering copies thereof to the Purchaser or through an extranet site set up by Jones Lang) to copies of the following materials (collectively, the “Due Diligence Materials”): (i) the Lease Documents, (ii) the Title Commitments and the Encumbrances identified therein, (iii) the Existing Surveys, (iv) the Environmental Reports, (v) the Title 5 Reports, (vi) the Nondisturbance Agreements, (vii) the Financing Documents, (viii) the Governmental Commitments, (ix) the Contracts, (x) the Operating Statements and (xi) the Tenant Sales Reports.  At the Purchaser’s sole cost and expense, Jones Lang shall provide to the Purchaser, at the Purchaser’s request, computer disks containing the Due Diligence Materials and the Sellers shall reasonably cooperate to facilitate any requests made by the Purchaser.  In addition to the Due Diligence Materials and without limiting the Sellers’ obligations under Section 3.3(b), Section 3.3(h) and Section 3.3(i), the Sellers shall use reasonable efforts to provide to the Purchaser (at the Purchaser’s sole cost and expense) copies of any other materials pertaining to the Assets, the Tenants and/or the

Guarantors that the Purchaser may reasonably request, it being acknowledged and agreed that (x) if any of such materials are generally available to the public (without the necessity of filing a request under any freedom of information act), the Purchaser will not request such materials from the Sellers, (y) in light of the fact that many of the Assets have been owned by the Sellers for several years, it may not be reasonably possible for the Sellers to be able to locate copies of such materials to provide the Purchaser and (3) except for the Express Representations and Warranties, the Sellers make no representation or warranty concerning such materials.  Notwithstanding anything in this Agreement to the contrary, in no event shall the term “Due Diligence Materials” include any materials which were posted on the extranet site after 5:00 p.m. on May 25, 2007, unless (A) at least one day prior to execution of this Agreement, such materials were also delivered directly to the Purchaser or the Purchaser’s counsel before or contemporaneously with such posting or (B) such posting was accompanied by a Notice to the Purchaser delivered in accordance with Section 12.8 hereof.

(b)           Harwich Loan.  At Tedeschi Realty’s sole cost and expense, Tedeschi Realty shall use its best efforts to obtain all consents required under the Harwich Loan Documents (collectively, the “Harwich Consents”) to allow (i) Tedeschi Realty to assign and the Purchaser to assume all of Tedeschi Realty’s obligations under the Harwich Loan Documents, (ii) Tedeschi Realty to be released from all liability under the Harwich Loan Documents arising from and after the Closing Date, (iii) TCT to be released from all liability under the Harwich Loan Guaranty and the Harwich Indemnity arising from and after the Closing Date and (iv) the execution and delivery of the Harwich Loan Assignment and Assumption Documents.  Tedeschi Realty and the Purchaser agree to expeditiously negotiate in good faith, and to execute and deliver, such documents, instruments, certificates and agreements as may be reasonably required pursuant to the terms of the Harwich Consents to effectuate the assignment to, and assumption by, the Purchaser of all of the obligations under the Harwich Loan Documents, provided, that the same are mutually acceptable to Tedeschi Realty, Hancock and the Purchaser (collectively, the “Harwich Loan Assignment and Assumption Documents”); it being acknowledged and agreed that (1) Tedeschi Realty’s rights to approve the Harwich Loan Assignment and Assumption Documents shall extend only to such provisions as would directly affect Tedeschi Realty and/or TCT, (2) certain terms of the Harwich Loan Documents may need to be amended by the Harwich Loan Assignment and Assumption Documents as a result of the identity and ownership structure of the new borrower under the Harwich Loan Documents, (3) Hancock may require that a substitute guarantor/indemnitor (determined by Hancock to be credit-worthy) (A) execute and deliver a guaranty in substantially the same form as the Harwich Loan Guaranty (or assume TCT’s obligations under the Harwich Loan Guaranty) and (B) join the Harwich Indemnity or assume TCT’s obligations thereunder (or execute a new indemnity in substantially the same form as the Harwich Indemnity) and the Purchaser shall use commercially reasonable efforts to cause any such requirement to be satisfied and (4) the Purchaser may not withhold its consent to the Harwich Loan Assignment and Assumption Documents because Hancock has refused to amend any of the terms of the Harwich Loan Documents (other than (aa) such terms that must be amended because of the identity and ownership structure of the new borrower under the Harwich Loan Documents and (bb) terms and conditions, reasonably acceptable to the Purchaser, permitting the Purchaser, without Hancock’s consent (but subject to such conditions as Hancock may reasonably require), to perform a Liquidity Event).  Without limiting the foregoing, the Harwich Loan Assignment and Assumption Documents shall include (i) a full release of Tedeschi Realty of all obligations under the Harwich Loan Documents arising from and after the Closing Date and a full release of TCT from all liability under the Harwich Loan

Guaranty and the Harwich Indemnity arising from and after the Closing Date, (ii) customary estoppel provisions from Hancock (in the standard form generally used by Hancock) regarding (x) the outstanding principal balance of the Harwich Loan, accrued interest thereunder and any outstanding amounts due and payable thereunder and (y) the Harwich Loan Documents and the status of any defaults, claims or waivers thereunder, it being acknowledged and agreed that any such estoppel provisions may be limited to Hancock’s knowledge (without investigation).  The Purchaser agrees to reasonably cooperate with Tedeschi Realty in connection with Tedeschi Realty’s efforts to obtain the Harwich Consents, which cooperation shall include, without limitation, providing any financial information reasonably requested pertaining to the Purchaser (or its Affiliates).  In the event that the Purchaser assumes Tedeschi Realty’s obligations under the Harwich Loan Documents, the Purchaser shall be entitled to a credit toward the Purchase Price in the amount of the principal indebtedness and accrued interest outstanding under the Harwich Loan Documents assumed by the Purchaser as of the date of such assumption.  In the event that, subject to the right of extension set forth in Section 10.2, the Sellers are unable to obtain the Harwich Consents on or prior to the Closing Date, the Purchaser and the Sellers shall remain obligated to perform their other obligations hereunder (subject to the other terms and conditions of this Agreement) and the Purchaser shall be entitled to a credit toward the Purchase Price in an amount equal to the Allocated Value for the Harwich Property.

(c)           New Bedford Loan.  At Cove Road’s sole cost and expense, Cove Road shall use its best efforts to obtain all consents required under the New Bedford Loan Documents (collectively, the “New Bedford Consents”) to allow (i) Cove Road to assign and the Purchaser to assume all of Cove Road’s obligations under the New Bedford Loan Documents, (ii) Cove Road to be released from all liability under the New Bedford Loan Documents arising from and after the Closing Date, (iii) TCT to be released from all liability under the New Bedford Loan Guaranty and the New Bedford Indemnity arising from and after the Closing Date and (iv) the execution and delivery of the New Bedford Loan Assignment and Assumption Documents.  Cove Road and the Purchaser agree to expeditiously negotiate in good faith, and to execute and deliver, such documents, instruments, certificates and agreements as may be reasonably required pursuant to the terms of the New Bedford Consents to effectuate the assignment to, and assumption by, the Purchaser of all of the obligations under the New Bedford Loan Documents, provided, that the same are mutually acceptable to Cove Road and the Purchaser (collectively, the “New Bedford Loan Assignment and Assumption Documents”); it being acknowledged and agreed that (1) Cove Road’s rights to approve the New Bedford Loan Assignment and Assumption Documents shall extend only to such provisions as would directly affect Cove Road and/or TCT, (2) certain terms of the New Bedford Loan Documents may need to be amended by the New Bedford Loan Assignment and Assumption Documents as a result of the identity and ownership structure of the new  borrower under the New Bedford Loan Documents, (3) in order to obtain a release of TCT from the New Bedford Loan Documents, Hancock may require that a substitute guarantor/indemnitor (determined by Hancock to be credit-worthy) (A) execute and deliver a guaranty in substantially the same form as the New Bedford Loan Guaranty (or assume TCT’s obligations under the New Bedford Loan Guaranty) and (B) join the New Bedford Indemnity or assume TCT’s obligations thereunder (or execute a new indemnity in substantially the same form as the New Bedford Indemnity) and the Purchaser shall use commercially reasonable efforts to cause any such requirement to be satisfied and (4) the Purchaser may not withhold its consent to the New Bedford Loan Assignment and Assumption Documents because Hancock has refused to amend any of the terms of the New Bedford Loan Documents (other than (aa) such terms that must be amended because of the identity and ownership structure of the new borrower under the New Bedford Loan Documents and (bb) terms and conditions, reasonably acceptable to the Purchaser, permitting the Purchaser, without Hancock’s consent (but subject to such conditions as Hancock may reasonably require), to perform a Liquidity Event).  Without limiting the foregoing, the New Bedford Loan Assignment and Assumption Documents shall include (i) a full release of Cove Road of all obligations under the New Bedford Loan Documents arising from and after the Closing Date and a full release of TCT from all liability under the New Bedford Loan Guaranty and the New Bedford Indemnity arising from and after the Closing Date and (ii) customary estoppel provisions from Hancock (in the standard form generally used by Hancock) regarding (x) the outstanding principal balance of the New Bedford Loan, accrued interest thereunder and any outstanding amounts due and payable thereunder and (y) the New Bedford Loan Documents and the status of any defaults, claims or waivers thereunder, it being acknowledged and agreed that any such estoppel provisions may be limited to Hancock’s knowledge (without investigation).  The Purchaser agrees to reasonably cooperate with Cove Road in connection with Cove Road’s efforts to obtain the New Bedford Consents, which cooperation shall include, without limitation, providing any financial information reasonably requested pertaining to the Purchaser (or its Affiliates).  In the event that the Purchaser assumes Cove Road’s obligations under the New Bedford Loan Documents, the Purchaser shall be entitled to a credit toward the Purchase Price in the amount of the principal indebtedness and accrued interest outstanding under the New Bedford Loan Documents assumed by the Purchaser as of the date of such assumption.  In the event that, subject to the right of extension set forth in Section 10.2, the Sellers are unable to obtain the New Bedford Consents on or prior to the Closing Date, the Purchaser and the Sellers shall remain obligated to perform their other obligations hereunder (subject to the other terms and conditions of this Agreement) and the Purchaser shall be entitled to a credit toward the Purchase Price in an amount equal to the Allocated Value for the New Bedford Property.

(d)           Norwell Loan.  At Tedeschi-Norwell’s sole cost and expense, Tedeschi-Norwell shall use its best efforts to obtain all consents required under the Norwell Loan Documents (collectively, the “Norwell Consents”) to allow (i) Tedeschi-Norwell to assign and the Purchaser to assume all of Tedeschi-Norwell’s obligations under the Norwell Loan Documents, (ii) Tedeschi-Norwell to be released from all liability under the Norwell Loan Documents arising from and after the Closing Date, (iii) TCT to be released from all liability under the Norwell Loan Guaranty and the Norwell Indemnity arising from and after the Closing Date, and (iv) the execution and delivery of the Norwell Loan Assignment and Assumption Documents.  Tedeschi-Norwell and the Purchaser agree to expeditiously negotiate in good faith, and to execute and deliver, such documents, instruments, certificates and agreements as may be reasonably required pursuant to the terms of the Norwell Consents, provided, that the same are mutually acceptable to Tedeschi-Norwell, Hancock and the Purchaser (collectively, the “Norwell Loan Assignment and Assumption Documents”) it being acknowledged and agreed that (1) Tedeschi-Norwell’s rights to approve the Norwell Loan Assignment and Assumption Documents shall extend only to such provisions as would directly affect Tedeschi-Norwell and/or TCT, (2) certain terms of the Norwell Loan Documents may need to be amended by the Norwell Loan Assignment and Assumption Documents as a result of the identity and ownership structure of the new borrower under the Norwell Loan Documents, (3) in order to obtain a release of TCT from the Norwell Loan Documents, Hancock may require that a substitute guarantor/indemnitor (determined by Hancock to be credit-worthy) (A) execute and deliver a guaranty in substantially the same form as the Norwell Loan Guaranty (or assume TCT’s obligations under the Norwell Loan Guaranty) and (B) join the Norwell Indemnity or assume TCT’s obligations thereunder (or execute a new indemnity in substantially the same form as the Norwell Indemnity) and the Purchaser shall use commercially reasonable efforts to cause any such requirement to be satisfied and (4) the Purchaser may not withhold its consent to the Norwell Loan Assignment and Assumption Documents because Hancock has refused to amend any of the terms of the Norwell Loan Documents (other than (aa) such terms that must be amended because of the identity and ownership structure of the new borrower under the Norwell Loan Documents and (bb) terms and conditions, reasonably acceptable to the Purchaser, permitting the Purchaser, without Hancock’s consent (but subject to such conditions as Hancock may reasonably require), to perform a Liquidity Event).  Without limiting the foregoing, the Norwell Loan Assignment and Assumption Documents shall include (i) a full release of Tedeschi-Norwell of all obligations under the Norwell Loan Documents arising from and after the Closing Date and a full release of TCT from all liability under the Norwell Loan Guaranty and the Norwell Indemnity arising from and after the Closing Date, and (ii) customary estoppel provisions from Hancock (in the standard form generally used by Hancock) regarding (x) the outstanding principal balance of the Norwell Loan, accrued interest thereunder and any outstanding amounts due and payable thereunder and (y) the Norwell Loan Documents and the status of any defaults, claims or waivers thereunder, it being acknowledged and agreed that any such estoppel provisions may be limited to Hancock’s knowledge (without investigation).  The Purchaser agrees to reasonably cooperate with Tedeschi-Norwell in connection with Tedeschi-Norwell’s efforts to obtain the Norwell Consents, which cooperation shall include, without limitation, providing any financial information reasonably requested pertaining to the Purchaser (or its Affiliates).  In the event that the Purchaser assumes Tedeschi-Norwell’s obligations under the Norwell Loan Documents, the Purchaser shall be entitled to a credit toward the Purchase Price in the amount of the principal indebtedness outstanding under the Norwell Loan Documents assumed by the Purchaser as of the date of such assumption.  In the event that, subject to the right of extension set forth in Section 10.2, the Sellers are unable to obtain the Norwell Consents on or prior to the Closing Date, the Purchaser and the Sellers shall remain obligated to perform their other obligations hereunder (subject to the other terms and conditions of this Agreement) and the Purchaser shall be entitled to a credit toward the Purchase Price in an amount equal to the Allocated Value for the Norwell Property.

(e)           Orleans Property.  On or before June 25, 2007, Skaket Associates Trust and the Purchaser shall enter into an agreement, in the form attached hereto as EXHIBIT Q (the “Orleans Groundwater Discharge Permit Assignment”), providing for, effective as of the consummation of the Closing in accordance with the terms hereof, the transfer of the Orleans Groundwater Discharge Permit to the Purchaser and the assumption by the Purchaser of all of the obligations thereunder arising from and after the Closing Date.  Within one (1) Business Day after the execution and delivery of the Orleans Groundwater Discharge Permit Assignment, the Sellers shall send written notice to the Massachusetts DEP of the proposed transfer of the Orleans Property to the Purchaser pursuant to this Agreement, along with an original Orleans Groundwater Discharge Permit Assignment.  To the extent that, prior to the Closing Date, Skaket Associates Trust is required by the Massachusetts DEP to provide any of the financial security referred to in Section C, Paragraph 4 of the Orleans Groundwater Discharge Permit, whether in the form of one or more letters of credit or escrow/reserve accounts, as a condition of the Sellers’ obligation to consummate the Closing, the Purchaser shall provide the Massachusetts DEP with financial security(the “Orleans Security”) in compliance with the Orleans Groundwater Discharge Permit and acceptable to the Massachusetts DEP.  As of the Effective Date, Sellers represent and warrant that the Massachusetts DEP has not required the Orleans Security to be posted.  Skaket Associates Trust and the Purchaser agree to execute any documents reasonably required to implement the foregoing.  Concurrently with the issuance of the Orleans Final Certificate of Compliance, the CCC required that the height of the lighting at the Orleans Property be changed and requested that Skaket Associates Trust provide the Harwich/Orleans Escrow Agent with TEN THOUSAND DOLLARS ($10,000) to assure that the lighting at the Orleans Property be changed to comply with the CCC’s requirements relating to height and illumination.  Skaket Associates Trust shall, at its sole cost and expense, make any modifications to the lighting at the Orleans Property required by the CCC to satisfy its current requirements (the “Orleans Lighting Work”).  In the event that the Orleans Lighting Work is not completed prior to the Closing Date, the Purchaser and Skaket Associates Trust shall enter into an access agreement, in form and substance acceptable to such parties, to permit Skaket Associates Trust such limited access to the Orleans Property as may be necessary to perform the Orleans Lighting Work.  The foregoing obligation to perform the Orleans Lighting Work and to enter into an access agreement relating thereto shall survive the consummation of the Closing.

(f)            Septic Systems.  The Title 5 Reports indicate that an inspection of the subsurface sewage disposal system servicing the Properties identified therein were conducted in accordance with the provisions of Title 5 of the Massachusetts Environmental Code, 310 CMR 15.000 et seq. (the “Title 5 Regulations”).  Except for the Title 5 Reports relating to the Hanover Property and the Kingston Property, the Title 5 Reports certify that the applicable systems pass, i.e., do not violate any of the failure criteria in Section 15.303 of the Title 5 Regulations.  The Sellers or the Approved System Inspectors that prepared the Title 5 Reports have (or shall, prior to the Closing Date), submit copies of the Title 5 Official Inspection Forms to the Massachusetts DEP or the Boards of Health for the municipalities where the Properties are located, as required under the Title 5 Regulations.  The Title 5 Reports relate to each Property that is serviced by a septic system subject to the Title 5 Regulations.

The Purchaser acknowledges that the Title 5 Report relating to the Hanover Property revealed that the Hanover Property’s septic system does not comply with the Title 5 Regulations.  Tedeschi Realty agrees to replace the Hanover Property’s septic system at Tedeschi Realty’s sole cost and expense.  The work (the “Hanover Work”) to be performed by Tedeschi Realty to replace the Hanover Property septic system (such new septic system shall be referred to herein as the “Hanover Septic System”) is shown on the plan described on EXHIBIT KK attached hereto (which plan is subject to the review and approval of applicable Governmental Authorities) and, includes, (i) obtaining and recording an easement from the Adjacent Hanover Land Owner running to the benefit of Hanover Unit Owners’ Association (the “Additional Hanover Easement”) to permit the installation, presence and future repairs of a portion of the Hanover Septic System under the Adjacent Hanover Land (including, without limitation, access on and/or under the Adjacent Hanover Land to install and, in subsequent years, repair the Hanover Septic System) and (ii) the removal and disposal of the Hanover UST in compliance with all applicable Legal Requirements (including, without limitation, the remediation, in accordance with all applicable Legal Requirements of any soil contamination from the Hanover UST that is discovered during the removal of Hanover UST).  The Additional Hanover Easement shall be subject to the prior approval of the Purchaser, which approval shall not be unreasonably withheld, delayed or conditioned.  The Hanover Work shall be performed and completed lien free, in a good and workmanlike manner, by contractors approved by the Purchaser in writing and in advance (which approval shall not be unreasonably withheld, delayed or conditioned), and in accordance with applicable Legal Requirements.  Tedeschi Realty shall use commercially reasonable efforts to complete the Hanover Work prior to the Closing; provided, however, that, except as expressly provided below, the completion of the Hanover Work shall not be a condition precedent to the consummation of the Closing.  For purposes of this Section 3.4(f), the installation of the Hanover Septic System shall not be deemed to be “complete” or “completed” until Tedeschi Realty has obtained and delivered to the Purchaser (x) a Certificate of Compliance pursuant to 310 CMR 15.021 and (y) a warranty (or assignment of Tedeschi Realty’s warranty) from the contractors and subcontractors performing the Hanover Work, providing that each such contractor and subcontractor shall be responsible for the replacement or repair, without charge, of all work done or furnished in accordance with its contract that shall become defective within one (1) year (or such longer period as required by the applicable governmental authorities) after the completion of the work performed by such contractor or subcontractors.

Prior to the Closing, Tedeschi Realty shall obtain and deliver to the Purchaser a certification from an environmental consultant (in form and substance reasonably acceptable to the Purchaser) that the removal and disposal of the Hanover UST was performed in compliance with applicable Legal Requirements (the “Hanover UST Removal Certification”).  In the event that no contamination (in excess of reporting requirements under applicable Environmental Laws) from the Hanover UST is discovered during the removal of the Hanover UST, the Hanover UST Removal Certification shall contain a certification to that effect.  In the event that any contamination (in excess of reporting requirements under applicable Environmental Laws) from the Hanover UST is discovered during the removal of the Hanover UST, Tedeschi Realty shall promptly notify the Purchaser of such situation and shall cause its environmental consultant to provide a recommended plan of remediation, including, without limitation, the estimated cost of remediation (the “Hanover UST Plan of Remediation”) for review and approval by the Purchaser and the Purchaser’s environmental consultant.  After the Hanover UST Plan of Remediation has been finalized and approved by the Purchaser (1) an escrow account (the “Hanover UST Escrow”) shall be established with the Escrow Agent and Tedeschi Realty shall deposit in the Hanover UST Escrow an amount equal to one hundred fifty percent (150%) of the estimated cost of completing the Hanover UST Plan of Remediation, (2) Tedeschi Realty shall, at its sole cost and expense, engage an environmental consultant approved by the Purchaser (the “Hanover Consultant”) that shall perform the Hanover UST Plan of Remediation in accordance with applicable Environmental Law, and (3) amounts shall be withdrawn from time to time from the Hanover UST Escrow to pay for the cost to implement the Hanover UST Plan of Remediation.  Upon completion of the Hanover UST Plan of Remediation, any excess amounts remaining in the Hanover UST Escrow shall be refunded to Tedeschi Realty.  If the cost to complete the Hanover Plan of Remediation exceeds the Hanover UST Escrow, Tedeschi Realty shall be liable for such excess cost.  The Hanover UST Plan of Remediation shall be deemed to have been completed when Tedeschi Realty and the Purchaser have received a certification from the Hanover Consultant (in form and substance reasonably acceptable to the Purchaser) that the Hanover UST Plan of Remediation has been completed in accordance with applicable Environmental Laws and no further Action is required under applicable Environmental Laws.  The form of the agreement necessary to establish and administer the Hanover UST Escrow shall be subject to the reasonable approval of Tedeschi Realty and Purchaser.  In the event that the Hanover UST Plan of Remediation is not completed prior to the consummation of the Closing, at the Purchaser’s election,Tedeschi Realty shall assign to the Purchaser all of Tedeschi Realty’s rights under the contract entered into with the Hanover Consultant to perform the Hanover UST Plan of Remediation.  The foregoing provisions regarding completion of the Hanover UST Plan of Remediation shall survive the consummation of the Closing.

The Purchaser also acknowledges that the Title 5 Report relating to the Kingston Property revealed that the Kingston Property’s septic system does not comply with the Title 5 Regulations.  Notwithstanding such failure, subject to the satisfaction of the other terms and conditions of this Agreement, the Purchaser shall accept the condition of the Kingston Property’s septic system “AS-IS” and pay the full Purchase Price without deduction for such failure.  As of the consummation of the Closing, without limiting any other provisions set forth herein, the Purchaser assumes all responsibility to comply with the Title 5 Regulations, including, without limitation, the obligation under the Title 5 Regulations to upgrade or repair the septic system for the Kingston Property.

The provisions of this Section 3.4(f) shall survive the Closing.

(g)           Harwich Property.  The Harwich DRI Decision requires, under certain circumstances (which have yet to occur), that Tedeschi Realty install traffic control signals at the intersection of Route 28 and Sisson Road (the “Harwich Traffic Signals”).  Tedeschi Realty represents that it has not received any separate notice that such traffic control signals must now be installed.  To assure completion of such work, pursuant to the terms of the Harwich Escrow Agreement, an amount equal to ONE HUNDRED EIGHTY-SIX THOUSAND DOLLARS ($186,000) was put in escrow (such amount, with interest accruing thereon the “Harwich Escrow Funds”) to partially or fully fund the installation of Harwich Traffic Signals.  The Harwich Escrow Agreement provides for the release of (i) ninety-three percent (93%) of the Harwich Escrow Funds to Tedeschi Realty seven (7) years after the issuance of a final certificate of compliance from the CCC under the Harwich DRI Decision in the event that a permit for the Harwich Traffic Signals has not been issued by the Massachusetts Highway Department and (ii) any remaining funds (which have not been used for transportation improvements within the Town of Harwich) to the Cape Cod Regional Transit Authority or similar transportation agency then in existence to support transportation services in the Town of Harwich.  Pursuant to the terms of the Harwich Shaw’s Lease, the Tenant thereunder was required to make all payments required under the Harwich DRI Decision, including, without limitation, the deposit of the Harwich Escrow Funds.  At the Closing, (x) Tedeschi Realty shall assign all of its rights and obligations under the Harwich Escrow Agreement to the Purchaser and the Purchaser shall assume all of Tedeschi Realty’s obligations thereunder pursuant to an assignment and assumption agreement in the form attached hereto as EXHIBIT R-1 (the “Harwich Escrow Assignment”) and (y) a notice letter to the CCC and the Harwich/Orleans Escrow Agent in the form attached hereto as EXHIBIT R-2 (the “Harwich Escrow Notice”) regarding the transfer of the Harwich Property and the assignment of Tedeschi Realty’s rights and obligations under the Harwich Escrow Agreement to the Purchaser shall be executed.  There shall be no adjustment made to the Purchase Price pertaining to the Harwich Escrow Funds.

(h)           Sandwich Property.  The waste water treatment system servicing the Sandwich Property is subject to the Sandwich Permit.  The terms of the Sandwich Permit require that if title to any portion of the Sandwich Property is to be transferred, prior to executing a purchase and sale agreement, the new owner shall be informed in writing of past water usage, off-site pumping records of the system and the conditions of the Sandwich Permit.  The Purchaser acknowledges that it has received a copy of and reviewed the Sandwich Permit and that the Sandwich Associates Trust has informed the Purchaser, in writing, of past water usage, off-site pumping records of the system and the conditions of the Sandwich Permit.

(i)            Norwell Property.  The waste water treatment system servicing the Norwell Property is subject to the Norwell Permit.  The terms of the Norwell Permit require that if title to any portion of the Norwell Property is to be transferred, prior to executing a purchase and sale agreement, the new owner shall be provided a copy of the Norwell Permit.  The Purchaser acknowledges that it has received a copy of and reviewed the Norwell Permit and that Tedeschi Norwell has informed the Purchaser, in writing, of past water usage, off-site pumping records of the system and the conditions of the Norwell Permit.

(j)            Title/Survey Objections.  At or prior to Closing, the Purchaser, from time to time, may notify the Sellers in writing (each, a “Title/Survey Objection Notice”) of any Objections.  The Purchaser shall provide a Title/Survey Objection Notice to the Sellers promptly after acquiring knowledge of any Objection (and in any event within three (3) Business Days after acquiring such knowledge).  The Sellers shall have no obligation to bring any action or proceeding or otherwise to incur any expense or liability (contingent or otherwise) to remedy any Objection raised in any Title/Survey Objection Notice; provided, however, that if any such Objection is a Judgment Lien or Seller Mortgage, then, subject to the provisions of Section 8.4(k), the Sellers shall be obligated at or prior to the Closing Date, to cause such Judgment Lien or Seller Mortgage to be satisfied or to cause the Title Company to insure title to the Properties free of such Judgment Lien or with affirmative insurance against the enforcement of such Judgment Lien by delivery of an acceptable indemnity, which affirmative insurance is acceptable to the Purchaser in the Purchaser’s reasonable discretion.  Subject to the immediately preceding sentence, within three (3) Business Days following receipt of any Title/Survey Objection Notice, the Sellers shall notify the Purchaser, in writing (the “Cure Notice”), whether or not the Sellers wish to cure or otherwise remedy the Objections.  Failure by the Sellers to deliver any such Cure Notice to the Purchaser within such three (3) Business Day period shall be deemed to be notice that the Sellers have elected not to cure or otherwise remedy such Objections (other than any Judgment Liens).  If the Sellers elect or are deemed to have elected not to cure or otherwise remedy the Objections (other than any Judgment Liens), the Purchaser may elect either to (i) accept such title as the Sellers are able to convey at Closing, without any reduction of the Purchase Price or any credit or allowance on account thereof, (ii) exercise its right to reject the applicable Property, if permitted by Section 10.3 (as it relates to the total number of Properties that Purchaser is entitled to reject hereunder) or (iii) terminate this Agreement by written notice to the Sellers and the Escrow Agent, whereupon the Deposit shall be promptly returned to the Purchaser by the Escrow Agent and the parties hereto shall have no further right, liabilities or obligations under this Agreement, except such rights, liabilities and obligations that expressly survive the termination of this Agreement.  Although the Sellers are not obligated to do so, in the event that the Sellers provide the Purchaser with a Cure Notice in accordance with the terms hereof stating that the Sellers wish to cure or otherwise remedy any Objection, the Sellers shall have the right to cure or remedy any Objection.  The Sellers shall be deemed to have cured or remedied an Objection if (x) such Objection is removed, released or terminated, of record or the Title Company is delivered the instruments that are sufficient to remove, release or terminate such Objection of record or (y) the Title Company agrees (at no cost to the Purchaser) to issue an endorsement affirmatively insuring against such items in a form acceptable to the Purchaser, in its reasonable discretion.  For the purpose of remedying any Objection, the Sellers shall have the right to one or more adjournments of the Closing for an aggregate period not to exceed thirty (30) days.  If the Sellers fail to remedy the Objection prior to the adjourned Closing, the Sellers shall be deemed to have elected not to remedy the Objection and the Purchaser shall have the options described in clauses (i) through (iii) above.

(k)           Patriot Act Notifications.  The Sellers hereby covenant and agree that if the Sellers obtain knowledge that any Seller or any of any Beneficial Owner becomes identified on the Lists or is indicted, arraigned, or custodially detained on charges involving money laundering or predicate crimes to money laundering, the Sellers shall immediately notify the Purchaser in writing (the “Sellers’ OFAC Notification”), and in such event, the Purchaser shall have the right to terminate this Agreement, upon written notice to the Sellers and the Escrow Agent within five (5) Business Days after receipt of the Sellers’ OFAC Notification.  In the event that the Purchaser elects to terminate this Agreement in accordance with the foregoing sentence, the Escrow Agent shall promptly return the Deposit to the Purchaser and the parties hereto shall have no further rights, liabilities or obligations under this Agreement, except such rights, liabilities and obligations that expressly survive the termination of this Agreement.  The Purchaser hereby covenants and agrees that if the Purchaser obtains knowledge that the Purchaser or any of any the Purchaser’s beneficial owners becomes identified on the Lists or is indicted, arraigned, or custodially detained on charges involving money laundering or predicate crimes to money laundering, the Purchaser shall immediately notify the Sellers in writing (the “Purchaser’s OFAC Notification”), and in such event, the Sellers shall have the right to terminate this Agreement, upon written notice to the Purchaser and the Escrow Agent within five (5) Business Days after receipt of the Purchaser’s OFAC Notification.  In the event that the Sellers elect to terminate this Agreement in accordance with the foregoing sentence, the Escrow Agent shall promptly return the Deposit to the Purchaser and the parties hereto shall have no further rights, liabilities or obligations under this Agreement, except such rights, liabilities and obligations that expressly survive the termination of this Agreement.

(l)            Leases and Operation of Properties.  The Purchaser acknowledges and agrees, that notwithstanding anything to the contrary set forth herein, but, without limiting the Sellers’ Express Representations and Warranties or any of the Sellers’ obligations set forth elsewhere in this Agreement and except as otherwise expressly provided in Section 3.1(n), it shall not be a condition precedent to the Purchaser’s obligation to consummate the Closing that (i) no Lease shall have been terminated, (ii) no Tenant shall have vacated, abandoned or ceased operating (or otherwise “gone dark” in) the premises demised under its Lease, (iii) no default by any Tenant shall have occurred under any of the Lease Documents with respect to any event, circumstance or a change in the state of facts first arising after the Effective Date or of which the Sellers first acquire knowledge after the Effective Date or (iv) no bankruptcy, insolvency, rearrangement or similar actions shall have been commenced, voluntarily or involuntarily, by or against any Other Tenant.

(m)          Property Management.  The Tedeschi Realty Contracts shall be terminated as of the Closing Date (it being acknowledged and agreed that in no event shall the Purchaser assume or be bound by any obligations thereunder).

(n)           Umbrella Guarantor.  The Sellers acknowledge and agree that from and after the Closing Date until the Expiration Date, the Umbrella Guarantor shall maintain a net worth (and liquid current assets in cash or cash equivalents) of not less than the Retention Amount then in effect.  At the Umbrella Guarantor’s option, the Umbrella Guarantor may assign its obligations under the Umbrella Guaranty, pursuant to an assignment and assumption agreement (which agreement shall be subject to the prior approval of the Purchaser, which approval shall not be unreasonably withheld, delayed or conditioned) to an entity (the “Single Purpose Guarantor”) that is (i) owned and controlled, directly or indirectly, by the Beneficial Owners of Tedeschi Realty and (ii) formed for the sole purpose of, and for as long as the Umbrella

Guaranty remains in effect shall be engaged in no business other than, performing the obligations under the Umbrella Guaranty.

(o)           Connecticut Transfer Act.  The Sellers and the Purchaser acknowledge that the Meriden Property is deemed to be an “establishment” pursuant to the provisions of the Connecticut Transfer Act and that a Connecticut Transfer Act filing will need to be made in connection with the conveyance of the Meriden Property.  Montowese Industrial Park, Inc. (the “Prior Meriden Owner”), the former owner of the Meriden Property and an affiliate of Stop & Shop, was the certifying party on the prior Form III, Connecticut Transfer Act filing that was made with the Connecticut DEP when Meriden Realty acquired the Meriden Property due to the Hazardous Materials that were then present on and/or under the Meriden Property.  Meriden Realty will request that the Prior Meriden Owner or Stop & Shop (i) be responsible for filing all forms, certifications, and other documentation required under Connecticut Transfer Act in connection with the conveyance of the Meriden Property (and paying all filing fees relating thereto to the Connecticut DEP), (ii) provide copies of such documentation to the Purchaser and Meriden Realty and (iii) continue to retain responsibility for all monitoring, remedial and post-remedial activities at the Meriden Property to the extent required by the Connecticut Transfer Act due to the presence of Hazardous Materials on and/or under the Meriden Property as of the Closing Date (the matters described in the foregoing clauses (i) through (iii) shall be collectively referred to herein as the “Connecticut Transfer Act Obligations”).  In the event the Prior Meriden Owner shall fail to perform any of the Connecticut Transfer Act Obligations, then, as between the Purchaser and the Sellers, (x) Meriden Realty shall perform such Connecticut Transfer Act Obligations and (y) retain the right to assert a claim (which shall in no event include a claim to terminate the Meriden Lease) against Stop & Shop under the Meriden Lease (and, to the extent applicable if Stop & Shop fails to pay any such claims, against the applicable Guarantor under the Meriden Stop & Shop Lease Guaranty) for all losses, costs and damages incurred by Meriden Realty in connection with the Connecticut Transfer Act Obligations.  The provisions of this Section 3.4(o) survive the Closing.

(p)           Target Estoppel Certificate and Walmart Estoppel Certificates.  It shall be a condition precedent to the Purchaser’s obligations to consummate the Closing that the Sellers obtain the Target Estoppel Certificate and the Walmart Estoppel Certificates prior to the Closing; provided, however, in the event that the Sellers are unable to obtain the Target Estoppel Certificate and/or the Walmart Estoppel Certificates prior to the Closing or any such certificate reveals any material outstanding obligation or default by any Seller, then, subject to the satisfaction of the other terms and conditions of this Agreement, the Closing shall be consummated in accordance with the terms hereof and (i) the Sellers, at their sole cost and expense, shall perform any such outstanding obligation or cure any such default (but only to the extent such cure can be effected prior to Closing; any cure following the Closing Date shall be performed by the Purchaser as provided in clause (y) below), (ii) the Sellers shall remain obligated to obtain the Target Estoppel Certificate and/or the Walmart Estoppel Certificates and deliver the same to the Purchaser, (iii) once the Target Estoppel Certificate has been delivered to the Purchaser, the Retention Amount shall be reduced by an amount equal to FIVE HUNDRED THOUSAND DOLLARS ($500,000) and (iv) once the Walmart Estoppel Certificates have been delivered to the Purchaser, the Retention Amount shall be reduced by an amount equal to FIVE HUNDRED THOUSAND DOLLARS ($500,000) for each undelivered Walmart Estoppel Certificate.  In the event that the Target Estoppel Certificate or any Walmart Estoppel Certificate delivered to the Purchaser before or after the Closing Date indicates that there then exists (with respect to any period prior to the Closing Date) any outstanding obligation to be performed by any Seller or any default by any Seller under the applicable reciprocal easement agreement referenced in such certificate, then, (x) the Retention Amount for the applicable certificate shall be equal to one hundred fifty percent (150%) of the estimated cost to perform such obligation or cure such default (as agreed upon by the Purchaser and the Sellers), (y) to the extent that such default cannot be timely cured by the Sellers prior to the Closing Date, then the Purchaser shall have the right to cure such default following the Closing Date, and the Sellers shall be obligated to promptly reimburse the Purchaser for all reasonable out of pocket costs incurred by the Purchaser to cure such default and (z) thereafter, from time to time, as applicable, a portion of the Retention Amount equal to the amount that the Sellers have so reimbursed the Purchaser shall be released upon payment of such reimbursement, and any excess of the Retention Amount for the Target Estoppel Certificate and the Walmart Estoppel Certificates shall be released only when Target or Walmart, as applicable, has acknowledged that the default in question has been cured.  In the event that the Sellers are unable to deliver the Target Estoppel Certificate or any Walmart Estoppel Certificate to the Purchaser, the FIVE HUNDRED THOUSAND DOLLARS ($500,000) held in the Retention Amount for each such undelivered certificate shall be reduced to TWO HUNDRED FIFTY THOUSAND DOLLARS ($250,000) on the six (6) month anniversary of the Closing Date and reduced to zero (0) on the twelve (12) month anniversary of the Closing Date.  In the event that the Target Estoppel Certificate or any Walmart Estoppel Certificate reveals any default by any party other than any Seller, the allegation of such third party default shall not affect the rights and obligations of the parties hereunder.  The provisions of this Section 3.4(p) shall survive the consummation of the Closing.

(q)           Estoppel Certificates Relating to Reciprocal Easement Agreements.  If and when requested by the Purchaser, the Sellers shall use commercially reasonable efforts to obtain estoppel certificates, in substantially the forms prepared by the Purchaser (provided that the same are acceptable to the Sellers, in their reasonable discretion), relating to the status of matters under any reciprocal easement agreements that constitute Permitted Exceptions, executed by the parties that are bound by such reciprocal easement agreements (collectively, the “REA Estoppels”); provided, however, that the execution and delivery of such REA Estoppels shall not be a condition precedent to the Purchaser’s obligation to consummate the Closing.  Sending the form of the REA Estoppels to the applicable parties with the request that they be executed and delivered to the Sellers prior to the consummation of the Closing and subsequent follow-up telephone calls or e-mails to check on the status of such requests shall constitute commercially reasonable efforts as used in this Section 3.4(q) and in no event shall commercially reasonable efforts require the Sellers to pay any consideration, expend any other sums or institute any legal proceedings in connection with the execution and delivery of the REA Estoppels.  In the event that any REA Estoppel reveals any default by any party other than any Seller, the allegation of such third party default shall not affect the rights and obligations of the parties hereunder.

(r)           Subordination, Nondisturbance and Attornment Agreements.  If and when requested by the Purchaser, the Sellers shall use commercially reasonable efforts to obtain subordination, nondisturbance and attornment agreements, in substantially the forms prepared by the Purchaser’s lenders, executed by the Tenants  (collectively, the “SNDAs”); provided, however, that the execution and delivery of such SNDAs shall not be a condition precedent to the Purchaser’s obligation to consummate the Closing.  Sending the form of the SNDAs to the applicable Tenants with the request that they be executed and delivered to the Sellers, the Purchaser or the Purchaser’s lenders prior to the consummation of the Closing and subsequent follow-up telephone calls or e-mails to check on the status of such requests shall constitute commercially reasonable efforts as used in this Section 3.4(r) and in no event shall commercially reasonable efforts require the Sellers to pay any consideration, expend any other sums or institute any legal proceedings in connection with the execution and delivery of the SNDAs certificates.

(s)           Environmental Matters relating to Orleans and Middleboro.  The Purchaser and the Sellers have agreed that the Purchaser may perform, pursuant to and in accordance with the terms of the Orleans/Middleboro Access Agreement (including, without limitation, the scope of work attached thereto as Exhibit B), such limited environmental investigations at the Orleans Property and the Middleboro Property as are described in the Orleans/Middleboro Access Agreement.  It shall be a condition precedent of the Purchaser’s obligation to consummate the Closing that the laboratory analytical results of the investigations permitted under the Orleans/Middleboro Access Agreement with respect to the Orleans Property (the “Orleans Testing Results”) do not reveal conditions that require notification to the Massachusetts DEP pursuant to 310 CMR 40.0300 of the Massachusetts Contingency Plan.  In the event that the Orleans Testing Results reveal conditions that require notification to the Massachusetts DEP, the Purchaser may elect to treat the Orleans Property as a Rejected Property pursuant to Section 10.3 of this Agreement.

The parties acknowledge that the Middleboro Property was previously issued a release tracking number in 1987 and subsequently received a “Not a Site Determination” from the Massachusetts DEP on October 7, 1993.  It shall be a condition precedent of the Purchaser’s obligation to consummate the Closing that the laboratory analytical results of the investigations permitted under the Orleans/Middleboro Access Agreement with respect to the Middleboro Property (the “Middleboro Testing Results”) do not reveal conditions that require notification to the Massachusetts DEP pursuant to 310 CMR 40.0660 or any other applicable provision of the Massachusetts Contingency Plan; provided; however that, in the event that the Middleboro Testing Results reveal conditions that the Purchaser’s consultant believes require notification to the Massachusetts DEP, then within five (5) Business Days after the Purchaser provides the Middleboro Testing Results to the Sellers, the Sellers and the Purchaser shall jointly retain a mutually acceptable Licensed Site Professional (the “LSP”) who has not had a relationship with either the Sellers or the Purchaser within the last three (3) years, on terms mutually acceptable to the parties, including but not limited to, an indemnification and insurance limit of not less than TWO MILLION DOLLARS ($2,000,000).  The contract with the LSP shall provide that the parties are jointly retaining the LSP, but that the Sellers are solely responsible for payment of the LSP costs and expenses.  If the parties cannot agree on the LSP, each party shall select a Licensed Site Professional and the two (2) Licensed Site Professionals shall jointly select a third (3rd) Licensed Site Professional to serve as the LSP to review the Middleboro Testing Results.  The LSP shall be presented with the  Middleboro Testing Results and the Closing of the Purchaser’s acquisition of the Middleboro Property shall be delayed (it being agreed that Closing shall proceed on the Closing Date (as the same may be extended pursuant to the terms hereof) with respect to all other Properties that are not Rejected Properties pursuant to Section 10.3) until the day that is fifteen (15) days following either (i) the LSP’s delivery to the Purchaser and the Sellers of a written, stamped certification that, in the opinion of such LSP, (A) no notification pursuant to the Massachusetts Contingency Plan, and (B) no further Action with respect to the Middleboro Property under the Massachusetts Contingency Plan is required as a result of the Middleboro Testing Results (the “LSP Final Notice”), or (ii) in the event that, in the opinion of the LSP, notification pursuant to the Massachusetts Contingency Plan is required, then the LSP’s submission to the Massachusetts DEP (with a copy to the Purchaser and the Sellers) of a complete Release Action Outcome Statement (“RAO”), which RAO shall provide that no significant risk exists on the Middleboro Property and that no further Action (as defined below) is required with respect thereto (hereinafter referred to as the “Acceptable Middleboro RAO”).  For purposes of this section, “Action” shall mean any further activities, including but not limited to, reporting, testing, monitoring, investigation, remediation, submittals, or the implementation of any activity or use restrictions whatsoever.  If the Closing has not occurred in accordance with the immediately preceding sentence by the date that is one hundred twenty (120) days after the Middleboro Testing Results are delivered to the LSP, then the Purchaser may elect to treat this Agreement as terminated with respect to the Middleboro Property and receive a return of the Allocated Deposit.  At the Closing on the Middleboro Property, the Purchaser shall reimburse the Sellers for one-half the amounts paid by the Sellers to the LSP, but if no Closing with respect to the Middleboro Property occurs as provided herein, the Purchaser shall not be obligated to reimburse the Sellers for any such amounts.

(t)            Other Estoppel Certificates.  The Sellers shall use commercially reasonable efforts to obtain estoppel certificates (collectively, the “Other Estoppel Certificates”), in substantially the form attached hereto as EXHIBIT OO, relating to the status of matters identified on EXHIBIT QQ (collectively, the “Other Requested Estoppel Matters”); provided, however, that the execution and delivery of such Other Estoppel Certificates shall not be a condition precedent to the Purchaser’s obligation to consummate the Closing.  Sending the form of the Other Estoppel Certificates to the applicable parties with the request that they be executed and delivered to the Sellers prior to the consummation of the Closing and subsequent follow-up telephone calls or e-mails to check on the status of such requests shall constitute commercially reasonable efforts as used in this Section 3.4(t) and in no event shall commercially reasonable efforts require the Sellers to pay any consideration, expend any other sums or institute any legal proceedings in connection with the execution and delivery of the Other Estoppel Certificates.  In the event that any Other Estoppel Certificate reveals any default by any party other than the Seller, the allegation of such third party default shall not affect the rights and obligations of the parties hereunder.  Without limiting any of the foregoing, a Final Certificate of Compliance from the CCC relating to the decision referenced on EXHIBIT QQ shall be acceptable to the Purchaser (in lieu of an estoppel certificate executed by the CCC in the form attached hereto as EXHIBIT OO).

Section 3.5.           Material Matters.  If, on or before the Closing Date, any Seller or the Purchaser determines that there is a Material Matter at any or all of the Properties, the Sellers and the Purchaser, as applicable, shall promptly notify the other of such Material Matter.

(a)           In the event any Material Matters, in the aggregate, exceed ONE MILLION FIVE HUNDRED THOUSAND DOLLARS ($1,500,000), but are equal to or less than THREE MILLION DOLLARS ($3,000,000) (the “Material Matters Threshold”), the Purchaser and the Sellers shall remain obligated to perform their obligations hereunder (subject to the other terms and conditions of this Agreement) and the Purchaser shall be entitled to a credit toward the Purchase Price in an amount equal to the portion of the Material Matters that exceed ONE MILLION FIVE HUNDRED THOUSAND DOLLARS ($1,500,000).

(b)           In the event any Material Matters, in the aggregate, exceed the Material Matters Threshold, (i) the Purchaser may elect, in writing, to waive any such Material Matters in excess of the Material Matters Threshold and, in such event, the Purchaser shall be entitled to a credit toward the Purchaser Price in an amount equal to ONE MILLION FIVE HUNDRED THOUSAND DOLLARS ($1,500,000) as set forth in Section 3.5(a) above, (ii) if the Purchaser does not so elect to waive such Material Matters in excess of the Material Matters Threshold (collectively, the “Unresolved Material Matters”), then, (x) in order to address such Unresolved Material Matters, the Purchaser or the Sellers may elect to treat any Property to which such Unresolved Material Matters pertain as a Rejected Property, subject to and in accordance with the terms of Section 10.3 hereof (including, without limitation, the limitation on the number of Properties that may be treated as Rejected Properties under this Agreement) and, if any Properties are so rejected, the Unresolved Material Matters relating thereto shall be deemed to be waived and (y) if neither the Purchaser nor the Sellers elect to treat the applicable Properties as Rejected Properties to address such Unresolved Material Matters or if, after taking into account all Properties that either the Purchaser or the Sellers have elected to treat as Rejected Properties, the Unresolved Material Matters continue to exist, then the Sellers or the Purchaser may terminate this Agreement by written notice to the other party and the Escrow Agent, whereupon the Deposit shall promptly be returned by the Escrow Agent to the Purchaser and the parties hereto shall have no further rights or obligations hereunder, except for those that specifically survive the termination of this Agreement.  In the event any Material Matters, in the aggregate, exceed the Material Matters Threshold, the parties agree to count towards the Material Matters Threshold the maximum number of Properties possible, so that the minimum possible number of Properties could possibly be treated as Rejected Properties under this Agreement.

(c)           Notwithstanding anything to the contrary contained herein, the parties hereto acknowledge and agree that, unless the Purchaser so elects, in its sole discretion, it is not intended that the concept of a “Material Matter” be applied to any breach by the Sellers of any of their obligations set forth in this Agreement, and upon any such breach, the Purchaser shall have the rights set forth in Section 10.3 and Section 11.3.

(d)           For the purposes of determining whether a Material Matter exists with respect to the Minimum Rent, Additional Rent or Percentage Rent payable under or the term of any Lease, the value of any variation in the Minimum Rent, Additional Rent or Percentage Rent or the term of any Lease from that set forth in the Rent Roll shall be deemed to be the difference between (i) the value of the respective Property to which such Lease relates calculated according to the ARGUS MODEL using the information set forth in the Rent Roll and (ii) the value of such Property as re-calculated by using the ARGUS MODEL and substituting such revised Minimum Rent, Additional Rent or Percentage Rent or term of such Lease, as applicable, in the ARGUS MODEL for the amounts or period previously used.  The values of any such variations shall be netted against each other in determining whether a Material Matter exists.  Notwithstanding the foregoing, the only cause for a Material Matter to exist with respect to any Additional Rent is if the methodology of calculating the Additional Rent as actually set forth in the Lease varies from the methodology of calculating the Additional Rent as set forth in the Rent Roll.

ARTICLE 4

Confidentiality and Reporting

Section 4.1.           Confidentiality.  Except as otherwise expressly provided herein, the Purchaser shall hold and shall cause the Purchaser’s Agents to hold all Confidential Information in confidence and shall not at any time disclose or permit the disclosure of the Confidential Information to any Person without the Sellers’ prior written consent.  The Purchaser further agrees to use the Confidential Information only for purposes of evaluating the Assets in connection with its purchase thereof in accordance with the terms of this Agreement.  Notwithstanding the foregoing, (a) the Purchaser may disclose the Confidential Information to Purchaser’s Agents that need to review the Confidential Information in connection with the Purchaser’s purchase or financing of the Assets in accordance with the terms of this Agreement, and (b) the Purchaser may disclose the Confidential Information to the extent that such disclosure is required by law or court order, provided, that (i) the Purchaser shall first provide three (3) Business Days’ written notice thereof to the Sellers (or if shorter, the longest period of time that the Purchaser is permitted by law or court order to delay such disclosure) and (ii) the Purchaser shall cooperate with the Sellers, at no out-of-pocket expense to the Purchaser, should the Sellers seek to obtain a restraining order to prevent any such disclosure.  If this Agreement is terminated before the Closing, the Purchaser promptly shall (x) at the Purchaser’s election, return the Confidential Information to the Sellers or destroy the Confidential Information (and, promptly upon such destruction, send the Sellers written confirmation that the Purchaser has destroyed all of the Confidential Information) and (y) cause the Purchaser’s Agents to promptly return the Confidential Information to the Sellers or to destroy the Confidential Information (and, promptly upon such destruction, to send the Sellers written confirmation of such destruction).  The provisions of this Section 4.1 shall survive the Closing or termination of this Agreement for a period of one hundred twenty (120) days.

All press releases, filings and other publicity concerning the transaction contemplated hereby made prior to or in connection with the Closing will be subject to review and approval by the Sellers and the Purchaser, such approval not to be unreasonably withheld, conditioned or delayed.  Such approval shall not be required if the Person issuing any such publicity reasonably believes it to be necessary for compliance with law (including, without limitation, the Securities Laws), but such Person shall provide the other parties hereto with such reasonable notice as the circumstances may permit, including, if reasonably practicable, an opportunity to review same before release.  The Sellers and the Purchaser hereby covenant and agree to keep the terms and conditions of this Agreement confidential prior to the Closing except to the extent that disclosure is required by law; provided, however, that, notwithstanding the foregoing, it is acknowledged and agreed that the parties hereto may disclose this Agreement to (1) their respective lenders, partners and investors, (2) the professional advisors and consultants that are advising them or providing necessary professional services in connection with the transaction contemplated hereby, (3) any Governmental Authorities or other Persons as may be necessary in order to obtain any necessary consent or approval from such parties pertaining to any of the transactions contemplated hereunder and (4) any Governmental Authorities, but only to the extent required by law or court and after providing as much prior notice as possible of such disclosure to the other parties hereto (so that such parties can seek a protective order or other appropriate remedy).

Section 4.2.           Reporting.  In the event that the Purchaser’s due diligence reveals any condition of any Property that in the opinion of Purchaser’s outside legal counsel requires disclosure to any Governmental Authority, the Purchaser shall promptly notify the Sellers.  In such event, the Sellers, and not the Purchaser nor anyone acting on the Purchaser’s behalf, shall make such disclosures as the Sellers deem appropriate in accordance with applicable law except to the extent the Purchaser or the Purchaser’s Agents are required by law to do so.  Notwithstanding the foregoing, the Purchaser may disclose matters concerning any Property to a Governmental Authority if (a) in the opinion of the Purchaser’s outside legal counsel, the Purchaser is required by law to make such disclosure (whether or not the Sellers make such disclosure) and (b) the Purchaser gives the Sellers not less than three (3) Business Days’ prior written notice of the proposed disclosure (or if shorter, the longest period of time, if any, that the Purchaser is permitted by law or court order to delay such disclosure).

ARTICLE 5

“AS IS” Transaction

Section 5.1.           Disclaimer.  The Purchaser acknowledges and agrees that it is a sophisticated buyer that is familiar with the ownership and operation of real estate projects similar to the Properties, and that the Purchaser has been given a full opportunity to inspect and investigate each and every aspect of the Properties and any and all matters relating thereto, either independently or through agents of the Purchaser’s choosing, including, without limitation:

(i)            all matters relating to title, together with all governmental and other legal requirements such as taxes, assessments, zoning, use permit requirements and building codes;

(ii)           the physical condition and aspects of the Properties, including, without limitation, the interior, the exterior, the square footage within the improvements and within each tenant space therein, the structure, the paving, the utilities, and all other physical and functional aspects of the Properties;

(iii)         any easements and/or access rights affecting the Properties;

(iv)          the Leases and all matters in connection therewith, including, without limitation, the ability of the Tenants to pay the rent and the economic viability of the Tenants; and

(v)            all financial examinations and other matters of significance affecting the Properties or otherwise relating to the acquisition of the Properties by the Purchaser.

The Purchaser will acquire the Properties solely on the basis of and in reliance upon such examinations and not on any information previously or hereafter provided or to be provided by the Sellers, other than the Express Representations and Warranties.

Section 5.2.           “AS-IS” Transaction.  Except for the express representations and warranties contained in this Agreement or any of the Sellers’ Documents (collectively, the “Express Representations and Warranties”), the Sellers are not making, and the Purchaser is not relying upon, any representation or warranty, express or implied, of any nature whatsoever with respect to the Properties or any of the other Assets.  Except as may be expressly set forth in this Agreement or in any of the Sellers’ Documents, the Purchaser waives any and all claims and causes of action, now or hereafter arising, against the Sellers in respect of the condition of the Properties or the Assets, except all such claims and causes of action that may arise (i) if any of the Express Representations and Warranties should prove to be untrue in any material respect, (ii) to the extent that the Hanover Work is not completed prior to the Closing Date, from any failure by Tedeschi Realty to complete the Hanover Work in accordance with the provisions of Section 3.4(f) or, to the extent applicable, to complete the Hanover UST Plan of Remediation in accordance with the provisions of Section 3.4(f), (iii) to the extent that the Orleans Lighting Work is not completed prior to the Closing, from any failure by Skaket Associates Trust to complete the Orleans Lighting Work, (iv) to the extent that the Target Estoppel Certificate (x) is not obtained prior to the Closing, from any failure by Tedeschi Realty to obtain the Target Estoppel Certificate and deliver the same to the Purchaser or (y) reveals any default by Tedeschi Realty under the applicable reciprocal easement agreement referenced therein, from Tedeschi Realty’s failure to cure the same or (v) to the extent that any Walmart Estoppel Certificate (x) is not obtained prior to the Closing, from any failure by Tedeschi-Darman or T-Delta to obtain such Walmart Estoppel Certificate and deliver the same to the Purchaser or (y) reveals any default by Tedeschi-Darman or T-Delta under the applicable reciprocal easement agreement referenced therein, from such Seller’s failure to cure the same.  EXCEPT AS MAY BE SET FORTH IN THE EXPRESS REPRESENTATIONS AND WARRANTIES, THE SELLERS MAKE NO WARRANTY OR REPRESENTATION, EXPRESS OR IMPLIED, AND SPECIFICALLY DISCLAIM ALL REPRESENTATIONS, WARRANTIES OR GUARANTIES, ORAL OR WRITTEN, PAST, PRESENT OR FUTURE WITH RESPECT TO (A) THE QUALITY, NATURE, ADEQUACY AND PHYSICAL CONDITION OF THE PROPERTIES OR ANY OTHER ASPECT OF THE PROPERTIES, INCLUDING, WITHOUT LIMITATION, THE STRUCTURAL INTEGRITY OF THE IMPROVEMENTS; THE MANNER, CONSTRUCTION, CONDITION, AND STATE OF REPAIR OR LACK OF REPAIR OF ANY OF THE IMPROVEMENTS; THE QUALITY OF ANY LABOR AND MATERIALS USED IN ANY IMPROVEMENTS ON ANY PROPERTY; THE CONFORMITY OF ANY OF THE IMPROVEMENTS TO ANY PLANS OR SPECIFICATIONS FOR ANY PROPERTY (INCLUDING, BUT NOT LIMITED TO, ANY PLANS AND SPECIFICATIONS THAT MAY HAVE BEEN OR WHICH MAY BE PROVIDED TO THE PURCHASER); THE SQUARE FOOTAGE WITHIN THE IMPROVEMENTS; THE CONFORMITY OF ANY PROPERTY TO PAST, CURRENT OR FUTURE APPLICABLE ZONING OR BUILDING CODE REQUIREMENTS OR THE COMPLIANCE OF ANY PROPERTY WITH ANY OTHER LEGAL REQUIREMENTS; THE CONDITION OF TITLE TO ANY PROPERTY; THE FINANCIAL EARNING CAPACITY OR HISTORY OR EXPENSE HISTORY OF THE OPERATION OF ANY PROPERTY; THE EXISTENCE, QUALITY, NATURE, ADEQUACY AND PHYSICAL CONDITION OF UTILITIES SERVING ANY PROPERTY; THE DEVELOPMENT POTENTIAL OF ANY PROPERTY, AND THE USE, HABITABILITY, MERCHANTABILITY, OR FITNESS, SUITABILITY, VALUE OR ADEQUACY OF ANY PROPERTY FOR ANY PARTICULAR PURPOSE; THE NATURE AND EXTENT OF ANY ENCUMBRANCES; THE EXISTENCE OR NON-EXISTENCE OF ANY SOIL INSTABILITY WITH RESPECT TO ANY PROPERTY; PAST SOIL REPAIRS, SOIL ADDITIONS OR CONDITIONS OF SOIL FILL WITH RESPECT TO ANY PROPERTY; SUSCEPTIBILITY OF ANY PROPERTY TO LANDSLIDES; SUFFICIENCY OF UNDERSHORING WITH RESPECT TO ANY PROPERTY; SUFFICIENCY OF

DRAINAGE WITH RESPECT TO ANY PROPERTY; WHETHER THE PROPERTIES ARE LOCATED WHOLLY OR PARTIALLY IN A FLOOD PLAIN OR A FLOOD HAZARD BOUNDARY OR SIMILAR AREA OR THE EXISTENCE OR NON-EXISTENCE OF HAZARDOUS WASTE OR OTHER TOXIC MATERIALS OF ANY KIND (INCLUDING, WITHOUT LIMITATION, ASBESTOS) ON, UNDER OR OTHERWISE AFFECTING ANY PROPERTY, (B) ANY OTHER ASSET, EITHER AS TO ITS FITNESS FOR ANY PARTICULAR PURPOSE OR USE, ITS DESIGN OR CONDITION OR OTHERWISE, OR AS TO DEFECTS IN THE QUALITY OF THE MATERIAL OR WORKMANSHIP THEREIN, LATENT OR PATENT OR (C) ANY OTHER MATTER WHATSOEVER; IT BEING AGREED THAT, EXCEPT AS OTHERWISE EXPRESSLY PROVIDED HEREIN OR IN ANY OF THE SELLERS’ DOCUMENTS, ALL RISKS RELATING TO THE DESIGN, CONDITION AND/OR PAST, PRESENT OR FUTURE USE OF THE PROPERTIES AND THE OTHER ASSETS ARE TO BE BORNE, AS BETWEEN THE SELLERS AND THE PURCHASER, BY THE PURCHASER.  AS OF THE CONSUMMATION OF THE CLOSING, EXCEPT WITH RESPECT TO ANY CLAIMS THAT MAY THEREAFTER ARISE AS A RESULT OF (1) ANY SELLER’S BREACH OF ANY OF THE EXPRESS REPRESENTATIONS AND WARRANTIES OR ANY SELLER’S BREACH OF ANY OF ITS EXPRESS OBLIGATIONS HEREUNDER, (2) TO THE EXTENT THAT THE HANOVER WORK IS NOT COMPLETED PRIOR TO THE CLOSING DATE, ANY FAILURE BY TEDESCHI REALTY TO COMPLETE THE HANOVER WORK OR, TO THE EXTENT APPLICABLE, THE HANOVER UST PLAN OF REMEDIATION, IN ACCORDANCE WITH THE PROVISIONS OF SECTION 3.4(F) OR (3) TO THE EXTENT THAT THE TARGET ESTOPPEL CERTIFICATE OR THE WALMART ESTOPPEL CERTIFICATES ARE NOT OBTAINED PRIOR TO THE CLOSING OR REVEAL ANY ALLEGED DEFAULTS BY ANY SELLER UNDER THE APPLICABLE RECIPROCAL EASEMENT AGREEMENT REFERRED TO THEREIN, ANY FAILURE BY THE SELLERS TO DELIVER THE SAME TO THE PURCHASER AND/OR SATISFY THE OBLIGATIONS SET FORTH IN SECTION 3.4(P), AS BETWEEN THE SELLERS AND THE PURCHASER, THE PURCHASER ASSUMES ALL RISK OF (I) THE PHYSICAL, ENVIRONMENTAL AND FINANCIAL CONDITION OF THE PROPERTIES AND THE OTHER ASSETS, (II) THE SUITABILITY OF THE PROPERTIES AND THE OTHER ASSETS FOR OPERATION FOR ANY CURRENT OR FUTURE INTENDED USE, (III) THE COMPLIANCE OR NON-COMPLIANCE OF THE PROPERTIES AND THE OTHER ASSETS WITH ALL APPLICABLE REQUIREMENTS OF LAW, INCLUDING BUT, NOT LIMITED TO, ENVIRONMENTAL LAWS AND ZONING AND OTHER LAND USE LAWS, AND (IV) ALL MATTERS THAT TITLE EXAMINATIONS, PHYSICAL INSPECTIONS, ENVIRONMENTAL SITE ASSESSMENTS AND SURVEYS OF THE LAND MAY DISCLOSE.

Section 5.3.           Waivers; Release and Covenant Not to Sue.  Except as expressly provided below in this Section 5.3, the Purchaser, for the Purchaser and the Purchaser’s successors and assigns, hereby releases all Seller Parties from, and irrevocably and unconditionally waives all claims and liability against the Seller Parties for or attributable to, the following:

(a)           any and all statements or opinions heretofore or hereafter made, or information furnished, by or on behalf of any Seller Party to the Purchaser or any of the Purchaser’s Agents; and

(b)           any and all losses, costs, claims, liabilities, expenses, demands or obligations of any kind or nature whatsoever, whether known or unknown and foreseen or unforeseen, attributable to the Assets, whether arising or accruing before, on or after the Closing and whether attributable to events or circumstances which have heretofore or may hereafter occur, including, without limitation, all losses, costs, claims, liabilities, expenses, demands and obligations with respect to the structural, physical, or environmental condition of the Properties, including, without limitation, claims or liabilities relating to the presence, discovery or removal of any Hazardous Materials in, at, under or about the Properties and any other matters described in Article 5; provided, however, that the release, waivers and disclaimers set forth in Article 5 is not intended and shall not be construed to waive, affect or impair any rights or remedies that the Purchaser may have against any Seller as a result of (i) a breach of any of the Express Representations and Warranties, (ii) a breach of any covenant of the Sellers expressly set forth in this Agreement or any of the Sellers’ Documents or (iii) any alleged injury to persons or property arising from events or circumstances attributable to the Assets occurring on or prior to the Closing Date; subject, in each instance, to the terms and limitations on Sellers’ liability as set forth elsewhere in this Agreement and the Sellers’ Documents.

The Purchaser acknowledges and agrees that (1) the Purchaser may hereafter discover facts different from or in addition to those now (or at the Closing) known to the Purchaser, (2) the Purchaser’s agreement to release, acquit and discharge the Seller Parties as set forth in this Article 5 shall remain in full force and effect notwithstanding the existence or discovery of any such additional or different facts, (3) the Purchaser knowingly waives any rights, privileges and benefits under any federal, state or local law which may negatively impact the validity or enforceability of any part of the releases set forth in this Agreement (except with respect to the Retained Liabilities), and (4) the Purchaser irrevocably covenants never to commence or prosecute, or to collude with others to commence or prosecute, against any Seller or any other Seller Party any action or proceeding based upon any claim covered by the foregoing release.

(c)           The releases contained in this Article 5 and elsewhere in this Agreement include claims that the Purchaser is presently unaware of or that the Purchaser does not presently suspect to exist, which, if known by the Purchaser, could or would materially affect the Purchaser’s release of the Sellers and the other Seller Parties.  The Purchaser specifically waives the provisions of any law of any state, territory or jurisdiction the import of which is as follows:

A general release does not extend to claims which the creditor does not know or suspect to exist in its favor at the time of executing the release, which if known by the creditor must have materially affected the creditor’s settlement with the debtor.

(d)           Notwithstanding anything to the contrary in this Agreement, the provisions of this Article 5 shall survive the Closing.

(e)           The Purchaser understands the legal significance of the foregoing provisions and acknowledges and agrees that (i) the provisions of this Article 5 constitute a material and essential inducement to Sellers’ execution and delivery of this Agreement and the Sellers’ willingness to agree to accept the Purchase Price for the Assets and (ii) the Sellers are unwilling to sell the Assets to the Purchaser unless the Sellers and the other Seller Parties are expressly released as set forth in the foregoing provisions of this Article 5.

THE PURCHASER HEREBY SPECIFICALLY ACKNOWLEDGES THAT THE PURCHASER HAS CAREFULLY REVIEWED THIS ARTICLE 5, DISCUSSED ITS IMPORT WITH LEGAL COUNSEL, AND IS FULLY AWARE OF ITS CONSEQUENCES.

PURCHASER:	GM

ARTICLE 6

Casualty Damage or Condemnation

Section 6.1.           Risk of Loss.

(a)           In the event all or a portion of the Improvements with respect to any Property should be damaged or destroyed by fire or other casualty prior to the Closing, within two (2) Business Days after learning of such damage or destruction, the Sellers shall have ten (10) Business Days to provide written notice to the Purchaser of such damage or destruction and the Sellers’ reasonable estimate (based upon estimates obtained from an independent contractor) of the cost to repair the same (“Sellers’ Estimate”).  In the event that with respect to any such damage or destruction (x) the Sellers’ Estimate exceeds the applicable Casualty Threshold for such Property or (y) any Tenant shall have the right to terminate any Material Lease relating to the affected Improvements and such right has not expired (without exercise) or been waived (in writing) prior to the Closing, then, with respect to each such instance of damage or destruction the Purchaser may elect to either:

(i)            subject to clause (iii) below, reject each such damaged Property and the Purchaser shall have no further obligations or liabilities with respect to each such Property hereunder and shall be entitled to a credit toward the Purchase Price in an amount equal to the Allocated Value for each such Property;

(ii)           close the transaction contemplated by this Agreement without rejecting any such damaged Property and without any reduction in the Purchase Price, except that the Purchaser shall be entitled to a credit toward the Purchase Price in an amount equal to any deductible or self-insured or uninsured amount with respect to such damage; or

(iii)         terminate this Agreement by written notice to the Sellers and the Escrow Agent in the event that more than three (3) Properties have been treated as Rejected Properties pursuant to Section 10.3 of this Agreement (it being acknowledged and agreed that the first Property rejected pursuant to Article 6 as a result of any casualty or condemnation shall not be deemed to be a Rejected Property, provided, however, that, any additional Properties rejected pursuant to Article 6 as a result of any casualty or condemnation shall thereafter be deemed to be Rejected Properties), whereupon the Deposit shall promptly be returned by the Escrow Agent to the Purchaser and the parties hereto shall have no further rights or obligations hereunder, except for those that specifically survive the termination.

(b)           In the event of any damage or destruction, (i) with respect to which the Purchaser does not have the right to elect to reject any damaged Property pursuant to Section 6.1(a)(i) or (ii) with respect to which the Purchaser elects to proceed pursuant to Section 6.1(a)(ii), the Purchaser shall purchase the Assets, to the extent otherwise required by this Agreement, in accordance with the terms of this Agreement (without reduction of the Purchase Price, except as expressly set forth in this Section 6.1) and, subject to the terms and provisions of the applicable Lease Documents, the Sellers shall assign to the Purchaser at Closing all insurance proceeds payable on account of such damage.  The Purchaser shall be deemed to have elected to proceed under Section 6.1(a)(ii) unless, within ten (10) Business Days following receipt of the Sellers’ Estimate, the Purchaser provides the Sellers with written notice (each, a “Casualty Rejection Notice”) that the Purchaser elects to reject any damaged Property pursuant to Section 6.1 (a)(i).  The provisions of this Section 6.1(b) shall survive the Closing.

(c)           The Sellers shall not settle or compromise any insurance claim with a value or cost in excess of TEN THOUSAND DOLLARS ($10,000) without the prior written consent of the Purchaser (which consent shall not be unreasonably withheld, conditioned or delayed), and the Purchaser shall have the option to participate in any such claim.  The Sellers shall obtain the Purchaser’s prior approval (which approval shall not be unreasonably withheld, delayed or conditioned) with respect to (i) the repair of any work with a cost in excess of TEN THOUSAND DOLLARS ($10,000) (including the plans, contracts and contractors for such repair work), and (ii) the repair of any other casualty, if such repair will not be fully completed prior to the Closing.

If necessary, the Closing Date shall be postponed to allow for the ten (10) Business Day period for Sellers’ Estimate and the ten (10) Business Day period for the Purchaser to respond as set forth in this Section 6.1.

Section 6.2.           Condemnation.

(a)           In the event that all or any material portion of any Property should be taken by right of eminent domain or transferred in anticipation thereof or subject to an action for condemnation under the right of eminent domain, prior to the Closing, the Sellers shall five (5) Business Days after receipt of notice thereof to notify the Purchaser of such condemnation and the Purchaser may elect either to:

(i)            subject to clause (iii) below, reject any Property affected by such condemnation and the Purchaser shall have no further obligations or liabilities with respect to such Property hereunder and shall be entitled to a credit toward the Purchase Price in an amount equal to the Allocated Value for each such Property;

(ii)           close the transaction contemplated by this Agreement without rejecting any such Property affected by such condemnation and without a reduction in the Purchase Price; or

(iii)         terminate this Agreement by written notice to the Sellers and the Escrow Agent in the event that more than three (3) Properties have been treated as Rejected Properties pursuant to Section 10.3 of this Agreement (it being acknowledged and agreed that the first Property rejected pursuant to Article 6 as a result of any casualty or condemnation shall not be deemed to be a Rejected Property, provided, however, that, any additional Properties rejected pursuant to Article 6 as a result of any casualty or condemnation shall thereafter be deemed to be Rejected Properties), whereupon the Deposit shall promptly be returned by the Escrow Agent to the Purchaser and the parties hereto shall have no further rights or obligations hereunder, except for those that specifically survive the termination.

(b)           In the event of any condemnation (i) with respect to which the Purchaser does not have the right to reject any Property affected by such condemnation pursuant to Section 6.2(a)(i) or (ii) with respect to which the Purchaser elects to proceed under Section 6.2(a)(ii), the Purchaser shall purchase the Assets, to the extent otherwise required in this Agreement, in accordance with the terms of this Agreement (without reduction of the Purchase Price) and, subject to the terms and provisions of the applicable Lease Documents, the Sellers shall assign to the Purchaser at Closing all condemnation proceeds paid or payable as a result of such condemnation.  The Purchaser shall be deemed to have elected to proceed under Section 6.2(a)(ii) unless, within five (5) Business Days prior to the Closing, the Purchaser provides the Sellers with written notice (each, a “Condemnation Rejection Notice”) that the Purchaser elects to reject any Property affected by such condemnation pursuant to Section 6.2(a)(i).  The provisions of this Section 6.2(b) shall survive the Closing.

(c)           The Sellers shall not settle or compromise any condemnation claim or proceeding without the prior written consent of the Purchaser, which consent shall not be unreasonably withheld, delayed or conditioned and the Purchaser shall have the option, at its sole expense, to participate in any such claim or proceeding.

(d)           For the purposes this Section 6.2, the taking of a “material portion” of any Property shall mean any taking which (i) materially and adversely affects the access to such Property so as to interfere with the operation of the Property, (ii) materially and adversely interferes with the operation of the Property (including, without limitation, the adequacy of the parking), (iii) results in a taking of more than ten percent (10%) of the total land area of any Property or ten percent (10%) parking spaces thereon, (iv) gives rise to a right to terminate any Material Lease, which right does not expire (without being exercised) or is not waived (in writing) before the Closing or (v) results in a permanent reduction in the amount of rent under any applicable Material Lease of ten percent (10%) or more from the amount of rent payable thereunder immediately prior to such taking.

If necessary, the Closing Date shall be postponed to allow for the Sellers’ five (5) Business Day notice and Purchaser’s five (5) Business Days to respond as set forth in Section 6.2.

Section 6.3.           Cooperation.  In the event that, pursuant to the provisions of Section 6.1 or Section 6.2 hereof, the Purchaser does not have the right to reject or does not elect to reject any damaged Property or any Property affected by any condemnation, then, subject to the terms and conditions of the Lease Documents, the Sellers shall take such actions prior to the Closing as are necessary to preserve their rights to such insurance or condemnation proceeds.  After the Closing, the Sellers shall reasonably cooperate to assist the Purchaser in collection of any applicable insurance or condemnation proceeds; provided, that, the Purchaser shall pay all reasonable out-of-pocket expenses incurred by Sellers in connection with such cooperation.  The provisions of this Section 6.3 shall survive the Closing.

ARTICLE 7

Representations, Warranties and Covenants

Section 7.1.           Purchaser’s Representations.  As a material inducement to the Sellers to enter into this Agreement and consummate the transaction contemplated hereunder, the Purchaser makes the following representations and warranties to the Sellers, which representations and warranties are true as of the date of this Agreement and, as a condition of the Sellers’ obligation to consummate the transaction contemplated hereunder, shall be true and correct in all material respects as of the Closing Date; provided, that, such representations and warranties shall be treated as modified as of the Closing, and without breach of the foregoing obligation of the Purchaser, by the Purchaser’s delivery at such Closing of a certification in substantially the form attached hereto as EXHIBIT S, reflecting the occurrence of any event (other than an act of the Purchaser) or change in the state of facts first arising after the date hereof and prior to the Closing relating to the representations and warranties made by the Purchaser (the “Purchaser’s Closing Certification”).  The following representations and warranties (as the same may be modified by any Purchaser’s Closing Certification) shall survive until the Expiration Date.

(a)           Formation; Existence.  The Purchaser is a limited liability company duly formed, validly existing and in good standing under the laws of Delaware.

(b)           Due Authority; Enforceability.  The Purchaser has all requisite power and authority to execute and deliver this Agreement and to carry out its obligations hereunder and the transaction contemplated hereby.  This Agreement has been, and the Purchaser’s Documents contemplated hereby will be, duly executed and delivered by the Purchaser and constitute the Purchaser’s legal, valid and binding obligations enforceable against the Purchaser in accordance with their terms, subject only to bankruptcy, insolvency, reorganization and similar laws or equitable principles relating to or affecting the enforcement of creditors’ rights generally.

(c)           Pending or Threatened Litigation.  There are no actions, suits or proceedings pending or, to the best of the Purchaser’s knowledge, threatened, against or affecting the Purchaser which, if determined adversely to the Purchaser, would adversely affect in any material respect its ability to perform its obligations hereunder.

(d)           Conflict; Breach.  Neither the execution or delivery of this Agreement by the Purchaser, nor the performance by the Purchaser of its obligations hereunder conflicts or will conflict with or results or will result in a breach of or constitutes or will constitute a default under (i) the organizational documents of the Purchaser, (ii) to the best of the Purchaser’s knowledge, any law, ordinance, rule or regulation of any Governmental Authority or any order, writ, injunction or decree of any court, arbitrator or Governmental Authority or (iii) any agreement or instrument to which the Purchaser is a party or, to its knowledge, by which it is bound or results in the creation or imposition of any lien, charge or encumbrance upon its property pursuant to any such agreement or instrument.

(e)           Authorization; Consent.  No authorization, consent, or approval, which has not been obtained, is required for the execution and delivery by the Purchaser of this Agreement or the performance of its obligations hereunder.

(f)            Taxpayer ID Number.  The Purchaser’s taxpayer identification number is 20-2675640.

(g)           Patriot Act.  The Purchaser is in compliance with the requirements of the Executive Order and other similar requirements contained in the rules and regulations of the OFAC and in any enabling legislation or other executive orders or regulations in respect thereof (the Executive Order and such other rules, regulations, legislation, or orders are collectively referred to as the “Orders”).  Neither the Purchaser nor, to the Purchaser’s knowledge, any beneficial owner of the Purchaser is:

(i)            a Specially Designated National or Blocked Person or identified on any other list of terrorists or terrorist organizations maintained pursuant to any of the rules and regulations of OFAC or pursuant to any other applicable Orders (such lists are collectively referred to as the “Lists”);

(ii)           a Person who has been determined by competent authority to be subject to the prohibitions contained in the Orders; or

(iii)         owned or controlled, directly or indirectly, by, or acts for or on behalf of, any Person on the Lists or any other Person who has been determined by competent authority to be subject to the prohibitions contained in the Orders.

Section 7.2.           Sellers’ Representations.  As a material inducement to the Purchaser to enter into this Agreement and consummate the transaction contemplated hereunder, the Sellers make the following representations and warranties to the Purchasers, which representations and warranties are true as of the date of this Agreement and, as a condition of the Purchaser’s obligation to consummate the transaction contemplated hereunder, shall be true and correct in all material respects as of the Closing Date; provided, that, (i) the Representations and Warranties set forth in this Section 7.2 shall be treated as modified as of the Closing, and without breach of the foregoing obligation of the Sellers (but, without limiting the Sellers’ obligations set forth elsewhere in this Agreement or waiving any claim by the Purchaser with respect to any default by the Sellers of any such obligation), by the Sellers’ delivery at the Closing of a certification in substantially the form attached hereto as EXHIBIT T, reflecting the occurrence of any event or change in the state of facts first arising after the date hereof and prior to the Closing relating to the Express Representations and Warranties made by the Sellers (the “Sellers’ Closing Certification”) and (ii) notwithstanding the foregoing, it shall not be a condition of the Purchaser’s obligation to consummate the transaction contemplated hereunder, that the representation made in the last sentence of Section 7.2(c)(12) be true and correct as of the Closing Date or that such representation be included in the Sellers’ Closing Certification.  The following representations and warranties (as the same may be modified by any Sellers’ Closing Certification) shall survive until the Expiration Date.  It is acknowledged and agreed that any matter expressly disclosed on any Exhibit attached hereto shall be deemed to be an exception (as applicable) to every representation made herein by the Sellers.  THE PURCHASER HEREBY ACKNOWLEDGES AND AGREES THAT, NOTWITHSTANDING ANYTHING TO THE CONTRARY SET FORTH HEREIN, (X) EACH OF THE PARTIES THAT CONSTITUTE THE SELLERS ARE REFERRED TO COLLECTIVELY AS THE SELLERS MERELY FOR THE SAKE OF CONVENIENCE AND (Y) EACH SELLER MAKES THE EXPRESS REPRESENTATIONS AND WARRANTIES ONLY ON ITS OWN BEHALF AND SOLELY WITH RESPECT TO (1) ITSELF AND ITS MEMBERS, MANAGERS, BENEFICIARIES OR

OTHER BENEFICIAL OWNERS, AS APPLICABLE, (2) ANY PROPERTY OR ASSET THAT IT OWNS, (3) ANY LEASE DOCUMENTS, FINANCING DOCUMENTS, NONDISTURBANCE AGREEMENTS, CONTRACTS, PERMITS OR OTHER AGREEMENTS THAT IT HAS ENTERED INTO OR MAY BE BOUND BY, (4) ANY RECOGNIZED SUBLEASES RELATING TO ANY PROPERTY THAT IT OWNS, (5) ANY COLLATERAL RELATING TO ANY LEASE PERTAINING TO ANY PROPERTY THAT IT OWNS OR (6) ANY OTHER MATTER RELATING TO ANY PROPERTY OR ASSET THAT IT OWNS.

(a)           Organizational Matters.

(1)           Formation; Existence.  The Seller LLCs are each limited liability companies duly formed, validly existing and in good standing under the laws of the Commonwealth of Massachusetts.  Kingsbury SPM is the sole manager of Kingsbury LLC.  Meriden SPM is the sole manager of Meriden Realty.  Tedeschi Realty and the Managers are each corporations duly formed, validly existing and in good standing under the laws of the Commonwealth of Massachusetts.  Tedeschi Realty is authorized to do business in the State of Rhode Island.  Meriden Realty is authorized to do business in the State of Connecticut.  The Seller Nominee Trusts are each nominee trusts duly formed and validly existing under the laws of the Commonwealth of Massachusetts.
(2)           Due Authority; Enforceability.  The Sellers have all requisite power and authority to execute and deliver this Agreement and to carry out their obligations hereunder and the transaction contemplated hereby.  This Agreement shall have been, and each of the Sellers’ Documents to be executed and delivered by any of the Sellers hereunder shall be, duly executed and delivered by such Sellers and shall constitute such Sellers’ legal, valid and binding obligations enforceable against the Sellers in accordance with their terms, subject only to bankruptcy, insolvency, reorganization and similar laws or equitable principles relating to or affecting the enforcement of creditors’ rights generally.
(3)           Pending or Threatened Actions.  Except for actions, suits or proceedings for alleged injuries to persons or property for which the applicable insurance provider has confirmed coverage, there are no actions, suits or proceedings pending or, to the best of the Sellers’ knowledge, threatened, against or affecting any of the Sellers.
(4)           Conflicts; Breach.  Neither the execution or delivery of this Agreement by any Seller nor the performance by the Sellers of their obligations hereunder conflicts or will conflict with or results or will result in a breach of or constitutes or will constitute a default under (i) any organizational documents of any Seller, (ii) to the best of the Sellers’ knowledge, any law, ordinance, rule or regulation or any order, writ, injunction or decree of any court, arbitrator or Governmental Authority, in each case to the extent applicable to any Seller or (iii) subject to (x) obtaining the Consents and the Financing Assignment and Assumption Documents to be executed by Hancock, prepaying the applicable Financing Documents or withdrawing the applicable Properties from this transaction in accordance with the provisions of Section 10.2 and (y) sending the Orleans Groundwater Discharge Permit Assignment to the Massachusetts DEP, any agreement or instrument to which any of the Sellers is a party or, to the best of the Sellers’ knowledge, by which any Seller is bound or results in the creation or imposition of any lien, charge or encumbrance upon any property of any Seller pursuant to any such agreement or instrument.

(5)           Authorization; Consent.  No authorization, consent, or approval, which has not been obtained, is required for the execution and delivery by the Sellers of this Agreement or the performance of their obligations hereunder other than the Consents.
(6)           Foreign Person and Taxpayer ID Number.  No Seller or Beneficiary is a “foreign person” as defined in Section 1445 of the Code; and each Seller’s and each Beneficiary’s taxpayer identification number is accurately set forth as follows:
Seller	Taxpayer ID#

Tedeschi Realty Corporation	04-2208470
Eastway Plaza LLC	04-3445320
Beta Properties LLC	04-2662958
Kingsbury Square LLC	04-2662503
T.D. Mansfield Associates LLC	04-3413662
Meriden Realty LLC	04-3498884
Middleboro Associates LLC	04-2851358
Cove Road LLC	04-3567171
Tedeschi Norwell LLC	04-3525745
Tedeschi Darman Company LLC	04-2512638
T. Delta Weymouth LLC	04-2827425
Bedford & School LLC	56-2299951
Hanwell Associates LLP	04-2815973
Sandwich Associates	04-2633494
Skaket Associates	04-2757400
Whitman Associates	04-2583028

(7)           Bankruptcy, Etc.  No voluntary bankruptcy, insolvency, rearrangement or similar action in which any Seller or any Beneficiary is the subject is currently pending or contemplated by any Seller or Beneficiary.  No involuntary bankruptcy, insolvency, rearrangement or similar action in which any Seller or Beneficiary is the subject is pending or threatened.  The consummation of the transaction contemplated by this Agreement will not render any of the Sellers insolvent and, following such consummation, each Seller will continue to be able to pay its debts as they become due and will have sufficient funds and capital to carry on its business.
(8)           ERISA.  None of the Sellers is acting on behalf of (i) an “employee benefit plan” within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended, (ii) a “plan” within the meaning of Section 4975 of the Code or (iii) an entity deemed to hold “plan assets” within the meaning of 29 C.F.R. §2510.3-101 of any such employee benefit plan or plans.
(9)           Patriot Act.  The Sellers are in compliance with the requirements of the Orders.  Neither any Seller nor, to Sellers’ knowledge, any Beneficial Owner is:

(i)            a Specially Designated National or Blocked Person or identified on any of the Lists;

(ii)           a Person who has been determined by competent authority to be subject to the prohibitions contained in the Orders; or

(iii)         owned or controlled, directly or indirectly, by, or acts for or on behalf of, any Person on the Lists or any other Person who has been determined by competent authority to be subject to the prohibitions contained in the Orders.

(10)         Employees.  None of the Sellers, other than Tedeschi Realty, employs any employees.  None of Tedeschi Realty’s employees are employed directly at any Property.

(b)           Hanover Unit Owners’ Association.  The current members of the Hanover Board of Managers are Timothy N. Tedeschi and Wendy R. Fryefield.  Wendy R. Fryefield is not an officer, employee, affiliate or designee of Tedeschi Realty.  The Hanover Officers are Timothy N. Tedeschi, Chairperson, Peter C. Zona, Treasurer and Eugene V. Blanchard, Secretary.

(c)           Property Matters.

(1)           Title.  The Sellers are the sole owners and have good and marketable title (fee simple title in the case of the Properties) to all of the Assets.  The owner of each Property is listed on EXHIBIT A-2 attached hereto.  At the Closing, subject to the provisions of Article 6, Section 10.2 and Section 10.3, the Sellers shall convey and the Purchaser shall acquire (i) good and marketable fee title to the Properties, in each instance free and clear of any Encumbrances other than the Permitted Exceptions, (ii) good and valid title to each Seller’s interest in any Personal Property and Intangible Property, in each instance, free and clear of any Encumbrance other than the Permitted Exceptions, (iii) the lessor’s interest in all of the Lease Documents, free and clear of any Encumbrance other than Permitted Exceptions, (iv) to the extent that the Harwich Loan is assumed by the Purchaser, all of Tedeschi Realty’s right, title and interest under the Harwich Loan Documents, free and clear of any Encumbrance other than the Permitted Exceptions, (v) to the extent that the New Bedford Loan is assumed by the Purchaser, all of Cove Road’s right, title and interest under the New Bedford Loan Documents, free and clear of any Encumbrance other than the Permitted Exceptions, and (vi) to the extent that the Norwell Loan is assumed by the Purchaser, all of Tedeschi-Norwell’s right, title and interest under the Norwell Loan Documents, free and clear of any Encumbrance, other than the Permitted Exceptions.  To the Sellers’ knowledge, none of the Properties is subject to existing rights and obligations in party walls which are not the subject of a written agreement.
(2)           Notice of Defects, Etc.  The Sellers have not received any notice (i) alleging any default, violation, delinquency or deficiency in payment under any insurance policy, which default, violation, delinquency or deficiency has not been cured or waived or (ii) terminating any insurance policy relating to any of the Properties, which insurance policy has not been replaced, (iii) alleging any violation of or under any Legal Requirement or Permit relating to any Asset, which violation has not been cured or (iv) alleging that a default exists under any of the Permitted Exceptions, which default has not been cured or waived.
(3)           Permits.  To the best of Sellers’ knowledge, the Sellers do not hold nor are subject to any Permits, other than such Permits as have been issued (a) in connection with the construction or occupancy of any Improvements included within the definition of the Properties or (b) in the ordinary course of and as a consequence of the ownership of any of the Properties.

(4)           Unrecorded or Equitable Interests.  To the best of Sellers’ knowledge, there are no unrecorded or undisclosed legal or equitable ownership (as opposed to leasehold) interests in any of the Assets or rights to enter into any lease in any of the Assets owned or claimed by any party other than the Sellers.
(5)           Casualty.  To the best of the Sellers’ knowledge, no casualty has occurred with respect to any of the Properties causing any damage to such Property which has not been repaired and for which any insurance claims have not been fully resolved.
(6)           Condemnation.  To the best of the Sellers’ knowledge, there are no condemnation proceedings pending, proposed or threatened as of the date hereof against any of the Properties.
(7)           Leases and Recognized Subleases.  The Leases and the Nondisturbance Agreements are the only leases or other agreements to which any Seller is a party (or by which any Seller or any Seller’s interest in any Property may be bound by) granting occupancy, license or other use rights affecting any of the Properties.  The Nondisturbance Agreements that any Seller is a party to or may be bound by are identified on EXHIBIT U attached hereto.  The Recognized Subleases are identified on EXHIBIT V attached hereto.
(8)           Rights of First Refusal, Options to Purchase and other Contracts of Sale.  Other than (i) this Agreement and (ii) the Option Leases, the Sellers are not party to any agreement of any kind or nature whatsoever to sell any portion of the Assets (including, without limitation, any right of first refusal or purchase option).
(9)           Property Tax Proceedings; Pending or Threatened Actions.  To the best of the Sellers’ knowledge, (i) all of the pending Property Tax Proceedings are identified on EXHIBIT W-1 attached hereto, (ii) except (x) with respect to the pending Property Tax Proceedings disclosed on EXHIBIT W-1 and (y) as disclosed on EXHIBIT W-2 attached hereto, there is no action, suit or proceeding pending or threatened as of the date hereof (including, without limitation any bankruptcy, insolvency, rearrangement or similar proceedings) against or affecting any of the Assets that is material or is not covered by insurance.
(10)         Financing Documents.  The Harwich Loan Documents listed on EXHIBIT X attached hereto contain all of the material obligations of Tedeschi Realty with respect to the Harwich Loan and create all of the Encumbrances held by Hancock to secure the Harwich Loan.  The New Bedford Loan Documents listed on EXHIBIT Y attached hereto contain all of the material obligations of Cove Road with respect to the New Bedford Loan and create all of the Encumbrances held by Hancock to secure the New Bedford Loan.  The Norwell Loan Documents listed on EXHIBIT Z attached hereto contain all of the material obligations of Tedeschi-Norwell with respect to the Norwell Loan and create all of the Encumbrances held by Hancock to secure the Norwell Loan.  Except as disclosed on EXHIBIT AA, no notice of default been sent or received by Tedeschi Realty relating to any default under the Harwich Loan Documents which remains uncured or has not been waived in writing, and to the best of Tedeschi Realty’s knowledge, there is no default now existing under any of the Harwich Loan Documents.  To the best of the Tedeschi Realty’s knowledge, the outstanding principal balance of the Harwich Loan, as of May 1, 2007, is SEVEN MILLION THREE HUNDRED SEVENTY-TWO THOUSAND EIGHT HUNDRED THIRTY-THREE AND 40/1000 DOLLARS ($7,372,833.40) and interest on the Harwich Loan has been paid through April 30, 2007.

Except as disclosed on EXHIBIT AA, no notice of default has been sent or received by Cove Road relating to any default under the New Bedford Loan Documents which remains uncured or which has not been waived in writing and to the best of Cove Road’s knowledge, there is no default now existing under any of the New Bedford Loan Documents.  To the best of Cove Road’s knowledge, the outstanding principal balance of the New Bedford Loan, as of May 1, 2007, is NINE MILLION NINE HUNDRED TWENTY-SIX THOUSAND NINE HUNDRED SIX AND 81/1000 DOLLARS ($9,926,906.81) and interest on the New Bedford Loan has been paid through April 30, 2007.  Except as disclosed on EXHIBIT AA, no notice of default has been sent or received by Tedeschi-Norwell relating to any default under the Norwell Loan Documents which remains uncured or which has not been waived in writing and to the best of Tedeschi-Norwell’s knowledge, there is no default now existing under any of the Norwell Loan Documents.  To the best of Tedeschi-Norwell’s knowledge, the outstanding principal balance of the Norwell Loan, as of May 1, 2007, is EIGHT MILLION SEVEN HUNDRED THIRTY THOUSAND SIX AND 03/1000 DOLLARS ($8,730,006.03) and interest on the Norwell Loan has been paid through April 30, 2007.  There are no tax or insurance reserves or other escrow amounts currently being held by Hancock under any of the Financing Documents.
(11)         Property Management Agreements.  There are no property management contracts in effect relating to any of the Properties other than the Tedeschi Realty Contracts.
(12)         Financial Information.  The Financial Statements delivered to the Purchaser as part of the Due Diligence Materials are true, correct and complete in all material respects as of the date thereof and were prepared on a basis consistent with past practice.  As of the Effective Date, has been no material adverse change in the operations of the Properties since the date of the most recent Financial Statements.
(13)         Hazardous Materials.  None of the Sellers has received any notice from any Person alleging that any Seller and/or any Property is not in full compliance with Environmental Laws that has not been resolved to the satisfaction of the Person that made any such allegation.  The Sellers have not received any notice of any Environmental Claim pertaining to any Property that is pending and the Sellers are not aware of any threatened Environmental Claim pertaining to any Property.  To the actual knowledge of the Sellers (with the Sellers’ due inquiry being limited to the Sellers’ review of the Environmental Reports), except as may be set forth in the Environmental Reports, there are no Hazardous Materials present on or under any of the Properties in violation of any Environmental Laws.
(14)         Taxes and Special Assessments.  The Sellers have not submitted, and have no knowledge that any other Person has submitted, an application for (i) the creation of any special taxing district affecting any Property or (ii) the annexation or inclusion of any Property into any special taxing district.
(15)         No Contractual or Donative Commitments.  Except as may be disclosed in the Governmental Commitments, no contractual or donative commitments relating to any Property that are currently outstanding (or unfulfilled) have been made by, for or on behalf of any Seller to any Governmental Authority, quasi-governmental authority, utility company, community association, homeowners’ association or to any other organization, group, or other Person that would impose any obligation upon the Purchaser to make any contribution or dedication of money or land, or to construct, install or maintain any improvements of a public or private nature on or off any Property.

(d)           Lease Documents.

(1)           Lease Documents.  The Lease Documents listed on the Lease Documents Schedule (i) contain all material obligations of (x) the Tenants (or any other parties) to the Sellers with respect to the transactions contemplated by the Leases and (y) the Sellers to the Tenants (or any other parties) with respect to the transactions contemplated by the Leases and (ii) create all of the Encumbrances held by the Sellers to secure the obligations of the Tenants under the Leases.  The rent due and payable per annum currently payable under the Leases is set forth on the rent roll for the Properties (the “Rent Roll”) attached hereto as EXHIBIT BB.  Except as disclosed in the Reimbursement Agreements or as set forth on the Lease Document Schedule, the Sellers have not entered into any express written agreement waiving, in any material respect, any material obligation of any Tenant or any Guarantor under any of the Lease Documents that would pertain to any period from and after the Effective Date.  The Lease Documents listed on the Lease Documents Schedule have not been modified or amended except as expressly set forth on the Lease Documents Schedule.  True, correct and complete copies of the Lease Documents have been made available to the Purchaser for its review prior to the Effective Date.  As of the Effective Date, no rent under any of the Leases has been paid in advance other than as set forth on the Rent Roll.  Except as disclosed in any of the Lease Documents listed on the Lease Document Schedule or the Reimbursement Agreements, none of the Tenants has been given any free rent, partial rent, rebates, rent abatements or rent concessions of any kind (including, without limitation, any waiver of any such Tenant’s agreement to fulfill its payment obligations under its Lease) that would pertain to any period from and after the Closing Date.  The Rent Roll and the Security Deposit List attached hereto, and the updated Rent Roll and the Security Deposit List to be delivered at the Closing, are and will be true and correct in all material respects.
(2)           Lease Documents Defaults.  EXHIBIT CC attached hereto lists all monetary defaults existing under any of the Lease Documents as of May 31, 2007.  None of the Sellers has given or received any written notice claiming the existence of any default under any Lease Document which remains uncured.
(3)           Collateral.  All of the Security Deposits currently held by the Sellers are listed on EXHIBIT DD attached hereto (the “Security Deposit List”).  The Sellers are not currently holding any Collateral other than the Security Deposits listed on EXHIBIT DD attached hereto.
(4)           Leasing Commissions; Tenant Improvements and Funding.  Except as disclosed on EXHIBIT EE, no leasing or brokerage commission or finders fee is owed or payable by any Seller in connection with any Lease nor will any leasing or brokerage commission be due or payable by any Seller or any future owner of any Property in connection with the exercise of any renewal or expansion option currently set forth in any Lease (except for commission arrangements agreed to at the time of the exercise of such renewal or expansion).  Except as disclosed on EXHIBIT EE, no tenant improvement allowance or other funding, or tenant improvement or construction obligation, is owed by any Seller to any Tenant or any other Person under any of the Lease Documents.
(5)           Contracts.  The list of Contracts set forth on EXHIBIT G is a true, correct and complete list of all service, supply, repair and maintenance agreements pertaining to the Properties (excluding, to the extent applicable, the Lease Documents, the Nondisturbance Agreements, the Permitted Exceptions and the Tedeschi Realty Contracts) that the Sellers are bound by as of the Effective Date.  There are no equipment leases in effect relating to any of the Sellers’ interests in the Assets.  To the Sellers’ knowledge, (i) no party is in default of any of its obligations under any of the Contracts and (ii) there is no event which with the giving of notice or passage of time, or both, would be a default thereunder.  Without limiting the foregoing, no Seller has received any notice from any Person claiming that such Seller is in default of its obligations under any of the Contracts, or otherwise asserting any defenses, offsets or disputes thereunder.

(e)           Copies Complete.  To the best of the Sellers’ knowledge, all copies of any Due Diligence Materials delivered or made available by the Sellers or the Seller Parties pursuant to this Agreement are true, correct and complete copies of all such materials that constitute Due Diligence Materials that are in the possession or reasonable control of the Sellers or the Seller Parties.  Without limiting the foregoing, the Sellers represent and warrant that true, correct and complete copies of (i) the Lease Documents are included in the Due Diligence Materials and (ii) the Plans have been made available to the Purchaser.  Except as otherwise expressly provided in the immediately preceding sentences and in the other Express Representations and Warranties, the Sellers make no representation or warranty whatsoever concerning the truth, accuracy or completeness of any of the Due Diligence Materials (i.e., whether (x) any material fact or statement is omitted therefrom which would be necessary in order to prevent the statements contained therein from being misleading or (y) such materials, if prepared by any party other than the Sellers or the Seller Parties, are in and of themselves complete).

Section 7.3.           Sellers’ Knowledge; Purchaser’s Knowledge.  Whenever a representation is qualified by the phrase “to the best of Sellers’ knowledge”, “to the best of any Seller’s knowledge” or by words of similar import, the accuracy of such representation shall be based solely on the actual (as opposed to constructive or imputed) knowledge of Terrence C. Tedeschi, Peter C. Zona, John Whalen, John McWeeney and Henry Stone with due inquiry (provided, that, such due inquiry shall not be deemed to require the Sellers to (a) make specific inquiry of any Tenant, any Guarantor, any insurance company, any Governmental Authority and/or any of the other Seller Parties, (b) make any search of any public records or (c) investigate any of the Properties).  Notwithstanding anything to contrary set forth herein, (i) prior to the execution and delivery of this Agreement, the Sellers did not make any independent review or investigation of any public records relating to any Tenant or any Guarantor and/or any public filings made by any Tenant or any Guarantor (including, without limitation, copies of any public filings that may have been delivered to any of the Sellers by any Tenant or any Guarantor or otherwise obtained by Sellers) and (ii) the Purchaser acknowledges that the Sellers had no obligation to review any such public records and/or public filings and in no event shall the Sellers be imputed to have any knowledge of the information set forth therein.  Whenever a representation is qualified by the phrase “to the best of the Purchaser’s knowledge”, or by words of similar import, the accuracy of such representation shall be based solely on the actual (as opposed to constructive or imputed) knowledge of Greg Moran with due inquiry.

Section 7.4.           Recording Information.  The Sellers make no representation or warranty regarding the accuracy or completeness of any recording information included on any Exhibit to this Agreement.

ARTICLE 8

Closing

Section 8.1.           Closing.  The Closing shall occur at noon East Coast time on the Closing Date at the offices of Nutter, McClennen & Fish, LLP, World Trade Center West, 155 Seaport Boulevard, Boston, Massachusetts or, at the Purchaser’s option (exercisable upon written notice to the Sellers) at such other place as is designated by the Purchaser, or at such other place as is otherwise agreed to in writing by the parties hereto.  In the event that the Purchaser requests that the Closing Date be accelerated, the Sellers shall use reasonable efforts to attempt to accommodate such request.

Section 8.2.           Sellers’ Deliveries.  At the Closing, subject to the provisions of Article 6 , Section 10.2 and Section 10.3, the Sellers shall deliver or cause to be delivered to the Escrow Agent, at the Sellers’ sole expense, each of the following items (and such delivery shall be deemed satisfied if the Sellers shall have delivered such items to the Escrow Agent at or before the Closing with escrow instructions satisfactory to the Purchaser and the Escrow Agent in their reasonable discretion):

(a)           A Deed for the Hanover Condominium Units (conforming to the requirements of Massachusetts General Laws Chapter 183A) and for each Land Parcel (other than the Hanover Land), in each instance executed by the applicable Seller that is the owner thereof.

(b)           A Bill of Sale executed by each Seller.

(c)           An Assignment and Assumption of Lease Documents for each Property executed by the applicable Seller that is the owner thereof and the holder of the landlord’s interest under the applicable Lease Documents encumbering such Property.

(d)           An Assignment and Assumption of Permits, Contracts and Claims executed by each Seller.

(e)           A Harwich Escrow Assignment executed by Tedeschi Realty and the Harwich Escrow Notice executed by Tedeschi Realty.

(f)            A Notice to Tenant for each Tenant and a Notice to Subtenant for each Recognized Subtenant, in each instance, executed by the Seller that owns the applicable Property that is encumbered by the applicable Lease or Recognized Sublease.

(g)           Subject to Section 10.2, unless the Harwich Loan is prepaid, the Harwich Consents and the Harwich Loan Assignment and Assumption Documents executed by Tedeschi Realty.

(h)           Subject to Section 10.2, unless the New Bedford Loan is prepaid, the New Bedford Consents and the New Bedford Loan Assignment and Assumption Documents executed by Cove Road.

(i)            Subject to Section 10.2, unless the Norwell Loan is prepaid, the Norwell Consents and the Norwell Loan Assignment and Assumption Documents executed by Tedeschi-Norwell.

(j)            The 6(d) Certificate and the Resignations.

(k)           All keys, if any, in the Sellers’ possession or control to all locks on the Improvements.

(l)            A non-foreign person affidavit sworn to by each Seller (other than the Seller Nominee Trusts) and the Beneficiaries as required by Section 1445 of the Code.

(m)          Such evidence or documents as may be reasonably required by the Title Company (x) in order to delete pre-printed exceptions relating to: (i) mechanics’ or materialmen’s liens (other than Mechanics’ Liens) and (ii) the legal existence and good standing of the Sellers and the legal existence, good standing and authority of the Persons who are executing the various documents on behalf of the Sellers in connection with the sale of the Assets and (y) to provide so-called gap coverage from the latest effective date of the Title Commitments as to all Encumbrances other than Permitted Exceptions; provided, however, that notwithstanding the foregoing, in no event shall the Sellers shall be obligated to provide any form of representation or indemnification to the Title Company other than as hereinafter expressly set forth in clauses (1) through (9) of this Section 8.2(m); provided, further, that, subject to Section 3.4(j) and Section 8.4(k), the Sellers shall provide to the Title Company (1) copies of each Seller’s organizational documents, (2) evidence of each Seller’s authority to execute and deliver the Sellers’ Documents to which such Seller is a party, (3) to the extent applicable, evidence of each Seller’s qualification to do business in the applicable states where the Properties that it owns are located, (4) certificates of legal existence and good standing relating to each Seller from the state of such Seller’s formation and, to the extent applicable, certificates of good standing relating to such Seller from the states where the Properties that it owns are located, (5) evidence of the clearance of any lien encumbering any Property that does not constitute a Permitted Exception, (6) an affidavit that none of the Sellers or the Beneficiaries is a “foreign person” as defined in Section 1445(f)(3) of the Code, (7) an affidavit identifying all Leases, Recognized Subleases and Nondisturbance Agreements affecting the Properties, (8) an affidavit certifying that none of the Sellers has entered into any contract for the furnishing of any labor, services or materials in connection with the construction or repair of any Property under which any amounts remain unpaid and (9) an affidavit that none of the Sellers has executed and delivered any Encumbrance since the latest effective date of the Title Commitments.

(n)           All Permits, Plans, guaranties and warranties, if any, relating to the Properties and in the Sellers’ possession or control.

(o)           The Closing Statement executed by the Sellers.

(p)           Such additional documents to be executed by the Sellers as may be reasonably requested by the Purchaser in order to effectuate the transaction contemplated hereby (including, without limitation, any other documents required under applicable Legal Requirements to convey the Assets to the Purchaser or to record any Deed or any other conveyancing document).

(q)           Originals of the Financing Documents (to the extent assumed by the Purchaser and other than any promissory notes), Lease Documents and the Contracts.

(r)           To the extent not previously delivered or made available to the Purchaser as part of the Due Diligence Materials, the Tenant Files.

(s)           The Sellers’ Closing Certification (including, an updated Rent Roll) and Security Deposit List, certifying that, subject to Section 7.2, all of the representations and warranties made by the Sellers in this Agreement are true and correct as of the Closing Date.

(t)            A certification executed by the Sellers of the information necessary to complete and file with the Internal Revenue Service a Form 1099-S in connection with the conveyance of the Properties.

(u)           The matters described in clauses (1) – (9) of Section 8.2(m).

(v)            The Umbrella Guaranty executed by the Umbrella Guarantor.

(w)           A Corporate Excise Tax Lien Waiver Certificate relating to Tedeschi Realty issued by the Massachusetts Department of Revenue.

(x)           A Rhode Island residency affidavit executed by Tedeschi Realty attesting that no withholding is due under Rhode Island General Laws §44-30-71.3 or evidence of compliance with such withholding requirements.

(y)           To the extent requested by the Purchaser, an assignment of declarant’s rights, if any, under the Hanover Condominium Documents, executed by Tedeschi Realty, in form and substance mutually acceptable to Tedeschi Realty and the Purchaser.

Notwithstanding anything to the contrary set forth herein, if the Sellers do not have in their possession or control originals of any of the documents referenced in Section 8.2(q), the Sellers shall satisfy their obligations hereunder by delivering true, correct and complete copies of such items to the Purchaser.

Section 8.3.           Purchaser’s Deliveries.  At the Closing, the Purchaser shall deliver to the Escrow Agent the following items:

(a)           Immediately available federal funds sufficient to pay the Purchase Price (less the Deposit and the Aggregate Outstanding Assumed Indebtedness) and the Purchaser’s share of all escrow costs and closing expenses.

(b)           An Assignment and Assumption of Lease Documents for each Property, executed by the Purchaser.

(c)           An Assignment and Assumption of Permits, Contracts and Claims executed by the Purchaser.

(d)           A Harwich Escrow Assignment, executed by the Purchaser.

(e)           The Financing Assignment and Assumption Documents, executed by the Purchaser.

(f)            The Closing Statement, executed by the Purchaser.

(g)           Such additional documents to be executed by the Purchaser as may be reasonably requested by the Sellers in order to effectuate the transactions contemplated hereby.

(h)           The Purchaser’s Closing Certification, certifying that, subject to Section 7.1, all of the representations and warranties made by the Purchaser in this Agreement are true and correct as of the Closing Date.

(i)            A certification of the information necessary to complete and file with the Internal Revenue Service a Form 1099-S in connection with the conveyance of the Properties.

(j)            Copies of the Purchaser’s organizational documents.

(k)           Evidence of the Purchaser’s authority to execute and deliver the Purchaser’s Documents.

(l)            Certificates of legal existence and good standing relating to the Purchaser from the state of the Purchaser’s formation.

Section 8.4.           Costs and Prorations.

(a)           General.  All items of accrued or prepaid income and revenue customarily prorated upon the transfer of retail shopping centers, including, without limitation, collected Rents for the then current period, common area maintenance charges and expenses, utility charges, service charges, tax charges, condominium common charges and assessments, if any, and all other incidental expenses and charges paid by Tenants under the Leases, in each case to the extent collected for the current period and any future periods, shall be prorated and adjusted on an accrual basis as of the Closing Date on the basis of the most recently ascertainable information in respect of each such item of income or expense, and the net amount thereof shall be added to or subtracted from the Purchase Price, as the case may be.  For purposes of the prorations and adjustments to be made pursuant to this Section 8.4, the Purchaser shall be deemed to own each Property and therefore be entitled to any revenues and be responsible for any expenses for the entire day upon which the Closing is completed.  All prorations shall be made on the basis of the actual number of days of the month which shall have elapsed as of the Closing Date and based upon the actual number of days in that month and a three hundred sixty-five (365) day year.  The Sellers and the Purchaser shall jointly prepare a schedule of prorations and adjustments (the “Closing Statement”) to be executed on the Closing Date.  The Sellers and the Purchaser shall endeavor to prepare an initial draft of the Closing Statement at least three (3) Business Day prior to the Closing Date, and, thereafter, shall endeavor to finalize the Closing Statement as soon as is practically possible prior to the consummation of the Closing.  In the event, on the Closing Date, the precise figures necessary for any of the foregoing adjustments are not capable of determination, then, those adjustments shall be made on the basis of good faith estimates of the Sellers and the Purchaser using currently available information and the amount of the adjustments and prorations reflected in the Closing Statement shall be subject to further adjustment in accordance with the terms of this Agreement as and when complete and accurate information becomes available.  Subject to Section 8.4(h) and Section 8.4(i), the Sellers and the Purchaser agree to cooperate and use their best efforts to make such adjustments as soon as possible.  Any net adjustment in favor of the Purchaser shall be credited against the Purchase Price at the Closing.  Any net adjustment in favor of the Sellers shall be paid (in immediately available federal funds) at the Closing by the Purchaser.  A copy of a Closing Statement agreed upon by the Sellers and the Purchaser shall be executed by the Sellers and the Purchaser and delivered to the Escrow Agent at the Closing.

(b)           Real Estate Taxes and Assessments.

(i)            Proration of Real Estate Taxes at Closing.  All Real Estate Taxes for the fiscal tax year in which the Closing occurs shall be prorated and adjusted as of the Closing Date as an adjustment at Closing, which adjustment shall be based on the then current tax bills.  Real Estate Taxes shall be adjusted as part of the adjustment made for Property Expenses under Section 8.4(c)(iv).  Notwithstanding anything to the contrary set forth herein, in no event shall there be any adjustment for Real Estate Taxes relating to the Properties listed on EXHIBIT FF attached hereto.

(ii)           Post-Closing Supplemental Taxes.  In no event shall the Sellers be charged with or responsible for any increase in Real Estate Taxes resulting from any improvements made or Leases entered into on or after the Closing.

(iii)         Post-Closing Refunds of Taxes.  Any refunds of Real Estate Taxes made after the Closing relating to any period prior to the Closing Date shall be paid to (x) subject to the terms of the applicable Lease Documents, the applicable Tenant that leases the applicable Property, if such Real Estate Taxes were actually paid by such Tenant (directly or as part of its Additional Rent payments under its Lease) and (y) in all other instances, the Purchaser.

(iv)          Pending Tax Proceedings.  With respect to any proceeding to determine (or appeal) the assessed value of any Property or the Real Estate Taxes payable with respect to any Property (each a “Property Tax Proceeding”) for any tax period occurring, in whole or in part, prior to the Closing Date that has been commenced before the date hereof and shall be continuing as of the Closing Date, (x) to the extent that such Property Tax Proceeding has been brought in any Seller’s name, the applicable Seller shall take such steps as the Purchaser reasonably requests to substitute the Purchaser for the Seller in the proceeding so that the Purchaser may continue to prosecute such Property Tax Proceeding, (y) the Purchaser shall be entitled to any abatement proceeds therefrom minus the aggregate amount of any applicable refunds due to the applicable Tenants under the applicable Leases and (z) the Sellers agree to cooperate with the Purchaser and to execute any and all documents reasonably requested by the Purchaser in furtherance of the foregoing.  The Sellers represent that there are no agreements between any Seller with any Person relating to the Property Tax Proceedings pursuant to which any Seller agreed to pay any Person any contingency or other fee based upon the result of the outcome of any Property Tax Proceeding.

(c)           Rents and Other Amounts Under Lease Documents.

(i)            Subject to the provisions of Section 8.4(c)(iv) and Section 8.4 (c)(v), all Minimum Rent and Additional Rent payable for a billing period which expires on or prior to the Closing Date shall be the sole property of the Sellers, and the Purchaser shall have no rights to said Minimum Rent and Additional Rent.  All Minimum Rent and Additional Rent payable for a billing period commencing after the Closing Date shall be the sole property of the Purchaser and the Sellers shall have no rights thereto.  All Minimum Rent and Additional Rent paid for a billing period which includes the Closing Date (and thus incorporates time periods both prior to and subsequent to the Closing Date) shall be prorated based upon the ratio of that portion of the billing period which occurs prior to the Closing Date (and thus the property of the Sellers) and that portion of the billing period which occurs as of or subsequent to the Closing Date (and thus the property of the Purchaser).  The foregoing sentences are applicable regardless of whether such Minimum Rent and Additional Rent were paid on a timely or delinquent basis.  Except as expressly set forth in Section 8.4(c)(iv), no adjustment shall be made to the Purchase Price for any uncollected Minimum or Additional Rent attributable to the period through the Closing Date.  Except as expressly set forth in Section 8.4(c)(vii), all Minimum Rent and Additional Rent received in the month in which the Closing occurs by either party with respect to any Lease shall be applied, first, to all Minimum Rent and Additional Rent due in the month in which the Closing occurs, second, to all Minimum Rent and Additional Rent due and owing for the next succeeding month, and third, to all Minimum Rent and Additional Rent past due as of the Closing Date.  Except as expressly set forth in Section 8.4(c)(vii), all Minimum Rent and Additional Rent received after the month in which the Closing occurs by either party with respect to any Lease shall be applied, first, to all Minimum Rent and Additional Rent due and owing for the month in which such Rents are paid and any month from the month following the Closing Date to the month in which such Rents are paid, second, to all Minimum Rent and Additional Rent due in the month in which the Closing occurs, and third, to all Minimum Rent and Additional Rent past due as of the Closing Date.  All Minimum Rent and Additional Rent shall be paid or shall be prorated between each Seller and the Purchaser, on a Property-by-Property and Lease-by-Lease basis, in accordance with the provisions set forth in this Section 8.4.

(ii)           Minimum Rent collected by the Sellers for the month of Closing shall be prorated on a per diem basis in accordance with the applicable provisions of this Section 8.4(c).

(iii)         Percentage Rent for the Closing Percentage Rent Year shall be adjusted only with respect to the Leases identified on EXHIBIT GG attached hereto (collectively, the “Percentage Rent Leases”) and the Bobby Byrne’s (Sandwich) Lease, and there shall be no adjustment for Percentage Rent for any other Leases in effect as of the Closing Date.  Percentage Rent for the Closing Percentage Rent Year shall be adjusted for the Percentage Rent Leases and paid to Sellers as follows.  The Adjusted Percentage Rent Amount for each Percentage Rent Lease in effect as of the Closing Date shall be deemed to be the amount of the Percentage Rent due under such Percentage Rent Lease for the applicable Closing Percentage Rent Year (rather than the actual Percentage Rent amount that would otherwise be computed following the end of the Closing Percentage Rent Year) and is calculated and shown on EXHIBIT GG.  The Sellers shall be entitled to a portion of the Adjusted Percentage Rent Amount for each applicable Percentage Rent Lease determined by multiplying (x) an amount equal to ninety percent (90%) the Adjusted Percentage Rent Amount by (y) a fraction, the numerator of which is the number of days which elapsed between the commencement date of the applicable Closing Percentage Rent Year for each Percentage Rent Lease and the Closing Date and the denominator of which is 365.  In the event that any Seller has received any payment of Percentage Rent under any Percentage Rent Lease for the applicable Closing Percentage Rent Year that is in excess of the Seller’s share as calculated as set forth above, the Purchaser shall be entitled to a credit to the Purchase Price equal to any such excess.  With respect to the Bobby Byrne’s (Sandwich) Lease, Percentage Rent shall be adjusted solely for the month in which the Closing occurs and shall be adjusted using a per diem amount equal to ONE HUNDRED AND 27/100 DOLLARS ($100.27).

(iv)          The Sellers shall pay all costs and expenses (including, without limitation, Sellers’ Utilities) incurred in the ownership, maintenance and operation of the Properties (collectively, the “Property Expenses”) prior to the Closing Date, including any such Property Expenses which are billed after the Closing Date, but which are attributable to periods prior to the Closing Date.  The Purchaser shall pay all Property Expenses which are incurred or which accrue on or after the Closing Date.  By the Closing, the Sellers shall estimate whether the actual Property Expenses (which shall include, without limitation, all administrative fees permitted under the Leases) for calendar year 2007 through the Closing Date (collectively, the “Estimated Expenses”) exceed or are less than the CAM and Real Estate Tax Payments that were made by Tenants with respect thereto; it being acknowledged and agreed that the Sellers shall be responsible for the following costs (collectively, the “Sellers’ Share of the Property Expenses”): (i) the Property Expenses attributable or allocable to any vacant space identified on EXHIBIT HH attached hereto (the “Vacant Space”), (ii) the Property Expenses payable by the landlords under the Leases identified on EXHIBIT II attached hereto (collectively, the “Gross Leases”), (iii) any portion of any outstanding betterments allocable to any period prior to the Closing Date that are not payable by Tenants and (iv) any of the Sellers’ Utilities that are not payable by Tenants under the Leases.  In the event that the Estimated Expenses minus the Sellers’ Share of the Property Expenses exceeds the CAM and Real Estate Tax Payments made by the Tenants, the Sellers shall receive a tentative credit to the Purchase Price at the Closing in an amount equal to such excess.  If the Estimated Expenses are less than the sum of the CAM and Real Estate Tax Payments made by the Tenants plus the Sellers’ Share of the Property Expenses, the Purchaser shall receive a tentative credit in the amount of the shortfall at Closing.  The Sellers shall provide the Purchaser with all back-up information necessary to determine the Estimated Expenses.

(v)            Any uncollected Minimum Rent payable for any period prior to the Closing Date that is collected by the Purchaser after the Closing Date shall be promptly remitted by the Purchaser to the Sellers (and in no event later than thirty (30) days after receipt thereof by the Purchaser in accordance with the terms and conditions of Section 8.4(c)(i) or 8.4(c)(vii) as applicable).  From and after the consummation of the Closing until December 1, 2007, the Purchaser shall include the amount of such Minimum Rent in the bills thereafter submitted to the Tenants owing such delinquent amounts.  The Purchaser shall use commercially reasonable efforts to collect delinquent Minimum Rent, provided, however, the Purchaser shall not be obligated to incur any expense in connection with such collections and shall have no liability to the Sellers for any failure to collect any Rent due with respect to any period prior to the Closing Date.  The Purchaser shall not be obligated to commence a lawsuit to collect any such sums or to evict any Tenant for the failure to pay any such sums.  In no event shall the Sellers have any right to take any action to collect any delinquent Rents following the consummation of the Closing.  The Purchaser shall not waive or settle any claims with respect to any such amounts relating to the period prior to the Closing Date in whole or in part without the prior written consent of the Sellers, subject to the provisions of this Section 8.4(c).  Notwithstanding anything to the contrary set forth herein, any Minimum Rent that is delinquent as of the Closing Date and is not collected on or before December 1, 2007 shall become the sole property of the Purchaser, so long as the Purchaser uses commercially reasonable efforts to collect such Minimum Rent on behalf of the Sellers in accordance with the provisions of this Section 8.4(c).

(vi)          To the extent not included in the adjustments made for Property Expenses pursuant to Section 8.4(c)(iv) all prepaid Rents, Security Deposits and other deposits (including, without limitation, with regard to each of the foregoing, any unpaid interest thereon), if any, held or required to be held by the Sellers under the Lease Documents (unless such amounts were applied by the Sellers, in accordance with the terms of the applicable Lease Documents and, from and after the Effective Date, the terms of this Agreement toward any of the obligations under any of the Lease Documents under any of the Leases) shall be paid to the Purchaser or credited against the Purchase Price.

(vii)         Notwithstanding anything in Section 8.4(c)(i) to the contrary, but solely as it relates to rents from Major Tenants, no prorations shall be made in relation to either (A) non-delinquent Minimum Rents and Additional Rents which have not been collected as of the Closing Date, or (B) delinquent Minimum Rents and Additional Rents existing, if any, as of the Closing Date (the foregoing (A) and (B) referred to herein as the “Uncollected Major Tenant Rents”).  In adjusting for Uncollected Major Tenant Rents, no adjustments shall be made in the Sellers’ favor for rents which have accrued and are unpaid as of the Closing, but the Purchaser shall pay Seller such accrued Uncollected Major Tenant Rents in accordance with this Section 8.4(c)(vii).  Any Uncollected Major Tenant Rents payable for any period prior to the Closing Date that is collected by the Purchaser after the Closing Date shall be promptly remitted by the Purchaser to the Sellers (and in no event later than thirty (30) days after receipt thereof by the Purchaser) after first applying such collected Uncollected Major Tenant Rents in accordance with the immediately succeeding sentence.  The Purchaser’s collection of Uncollected Major Tenant Rents, if at all, shall be applied, first, to Purchaser’s actual out-of-pocket costs of collection incurred with respect to such Major Tenant, second, towards current rent due and owing under the Major Tenant’s Lease and third, any other rents attributable to any period after the Closing which are past due on the date of receipt.

(d)           Utilities and Operating Expenses.  The Sellers shall endeavor to cause all meters for electricity, gas, water, sewer or other utility usage at the Properties that are not in the name of any Tenant (collectively, the “Sellers’ Utilities”) to be read, after the Effective Date and prior to the Closing Date.  If the utility companies are unable or refuse to read the meters prior to the Closing Date, all charges for the Sellers’ Utilities that are included in the Estimated Expenses shall be prorated and adjusted as of the date of the most recent bill prior to the Closing Date pursuant to Section 8.4(c)(iv).  The Sellers shall provide notice to the Purchaser three (3) Business Days prior to the Closing Date setting forth (i) whether utility meters were read after the Effective Date and (ii) a copy of the most recent bills for the Sellers’ Utilities which are to be included in the Estimated Expenses.  To the extent that the amount of such bills prove to be more or less than the actual Sellers’ Utilities for the period in question, a further adjustment shall be made after the Closing Date as soon as the actual charges for such utilities are available.  The Sellers shall endeavor to obtain final utility bills prior to the Closing with respect to water and sewer charges.  To the extent that any final utility bills are issued subsequent to the Closing which cover any period prior to the Closing Date, the Sellers shall be responsible for those costs prorated through the date prior to the Closing that are not payable by Tenants under their Leases.

(e)           Contracts.  To the extent not included in the adjustments made for Property Expenses pursuant to Section 8.4(c)(iv), amounts due and prepayments, if any, under the Contracts shall be prorated on a per diem basis at the Closing.

(f)            Insurance.  Without limiting the provisions of Section 8.4(c)(iv), there shall be no proration of any Seller’s insurance premiums or an assignment of any Seller’s insurance policies.  Except as otherwise expressly set forth in Article 6, the Purchaser shall have no interest in or be deemed a beneficiary under any Seller’s insurance policies.

(g)           Reimbursement for Certain Other Costs.  The owners of the Middleboro Property, the Rockland (Market Street Property), the Sandwich Property and the Whitman (Food

Master Plaza) Property incurred certain costs for paving and septic repairs relating to those Properties.  The Tenants of those Properties that are identified on EXHIBIT L attached hereto are paying their proportionate share of such costs (collectively, the “Tenants’ Costs”) as indicated on EXHIBIT L through the dates identified thereon.  Each of such Tenants either had the right under their Leases or the applicable Sellers offered such Tenants the option (which such Tenants elected) to pay the amount of their share of the Tenants’ Costs over a specific period of time with no interest charges relating thereto (such agreements to pay such Tenants’ Costs over such period of time are collectively referred to herein as the “Reimbursement Agreements”).  At the Closing, an adjustment to the Purchase Price shall be made in favor of the Sellers in an amount equal to TWO HUNDRED SIX THOUSAND FIVE HUNDRED SIXTY-EIGHT DOLLARS ($206,568).

(h)           Interim Closing Adjustment.  Within sixty (60) days following the Closing Date, the Sellers and the Purchaser shall recalculate the adjustments and prorations provided for in this Section 8.4 (the “Interim Closing Adjustment”) and the party receiving the benefit of the recalculation shall receive a payment in immediately available funds from the other party within ten (10) days after the Interim Closing Adjustment is finalized.

(i)            Final Closing Adjustment.  On December 1, 2007, the Sellers and the Purchaser shall make a final adjustment to the prorations made at the Closing (the “Final Closing Adjustment”).  The Final Closing Adjustment shall be made in the following manner:

(1)           General.  All adjustments or prorations which could not be determined at the Closing or the Interim Closing Adjustment because of the lack of actual statements, bills or invoices for the current period or any other reason shall be made as a part of the Final Closing Adjustment.  Any net adjustment in favor of the Purchaser for any Property shall be paid by the Sellers (in immediately available federal funds) to the Purchaser no later than ten (10) days after the Final Closing Adjustment.  Any net adjustment in favor of any Seller shall be paid (in immediately available federal funds) by the Purchaser to such Seller no later than ten (10) days after the Final Closing Adjustment.
(2)           No Further Adjustments.  The Final Closing Adjustment shall be conclusive and binding upon the Sellers and the Purchaser and, absent manifest error or bad faith, the Sellers and the Purchaser hereby waive any right to contest after the Final Closing Adjustment any prorations, apportionment or adjustments to be made pursuant to this Section.
(3)           Records.  The Purchaser and the Sellers shall make available to each other upon request their respective records regarding all items of income and expense relating to the period of their ownership to the extent necessary to make the Interim Closing Adjustment and the Final Closing Adjustment.  Without limiting the foregoing, the Sellers shall provide the Purchaser with all back up information necessary to determine the actual Property Expenses incurred by the Sellers in calendar year 2007 through and including the Closing Date.

(j)            Closing Costs.  The Purchaser and the Sellers shall each pay their own legal fees related to the preparation of this Agreement and all documents required to settle the transaction contemplated hereby.  The Sellers shall pay all transfer taxes and documentary stamp charges.  The Purchaser shall pay all (i) recording costs other than the costs to record any title clearing instruments and (ii) costs associated with its due diligence, including, without limitation, the cost of appraisals, architectural, engineering, credit and environmental reports, title updates, survey updates, title insurance policies and search fees.  At the Closing, the Purchaser shall also reimburse the Sellers for all out-of-pocket expenses incurred by the Sellers to obtain the Title Commitments (including, without limitation, all title examination, search, copying and other fees), the Existing Surveys and the Environmental Reports (collectively, the “Reimbursable Due Diligence Costs”); provided, however, in no event shall the Reimbursable Due Diligence Costs exceed TWO HUNDRED NINETY-ONE THOUSAND TWO HUNDRED TWENTY-THREE DOLLARS ($291,223).  The Reimbursable Due Diligence Costs incurred by the Sellers as of the date hereof are identified on EXHIBIT JJ attached hereto.

(k)           Use of Money to Clear Title.  To enable the Sellers to convey title as herein provided, on the Closing Date, the Sellers may use the Purchase Price or any portion thereof to clear title provided that all instruments evidencing the clearing thereof are delivered at Closing except that, in the case of a mortgage held by an institutional lender and provided that the Title Company accepts the same in lieu of an actual discharge or lien release, the Sellers may deliver a “pay-off” letter satisfactory to the Title Company and the Title Company shall promptly thereafter obtain and record a discharge.

(l)            Survival.  The provisions of this Section 8.4 shall survive the Closing.

ARTICLE 9

Broker’s Commission

Section 9.1.           Indemnity.  Sellers have engaged Jones Lang to act as their broker in connection with the sale of the Assets.  Each Seller represents and warrants to the Purchaser and the Purchaser represents and warrants to the Sellers that it has dealt with no real estate broker, finder or other Person who would be entitled to be paid a commission or other fee in connection with the transaction which is the subject of this Agreement (other than Jones Lang, whose commission, if and when due and payable, shall be paid by the Sellers).  The Sellers agree to indemnify the Purchaser and the Purchaser agrees to indemnify the Sellers from and against any loss, cost, damage or expense arising out of the breach by the indemnifying party of the foregoing representation and warranty.  The provisions of this Section shall survive the Closing or termination of this Agreement.

ARTICLE 10

Extension

Section 10.1.        Extension to Cure.  Subject to the provisions of Article 6 and Section 10.2 hereof, if on the Closing Date, all of the Closing Conditions have not been satisfied in any material respect (or waived in writing), then, (a) the Purchaser shall so notify the Sellers and the Escrow Agent on or, if reasonably possible, before the Closing Date or (b) with respect to any Closing Condition that is a condition precedent to the Sellers’ obligations to consummate the Closing, the Sellers shall so notify the Purchaser and the Escrow Agent on or, if reasonably possible, before Closing Date; whereupon, at the Sellers’ or the Purchaser’s option exercisable by written notice on or before the Closing Date, the Closing Date shall be extended for a period not to exceed thirty (30) days to allow the Closing Conditions to be satisfied; it being acknowledged and agreed that such extension right may be exercised on more than one occasion as long as the cumulative period of all such extensions does not exceed thirty (30) days.

Subject to the provisions of Article 6 and Section 10.2 hereof, the Purchaser shall have the election, at either the original or extended time for performance, to accept such title as the Sellers can deliver to the Assets (in their then condition) and/or to waive any unsatisfied Closing Conditions and to pay the Purchase Price for the Assets without deduction, in which case, the Sellers shall convey such title to the Assets.  Notwithstanding anything to the contrary set forth herein, in the event that the Purchaser elects to waive any uncured breach by the Sellers of any of their obligations hereunder that exists as of the Closing Date, any Material Matters relating to such breach shall be counted towards the Material Matters Threshold.

Section 10.2.        Loan Assumption Extension.  In the event that any of the Consents or any of the Financing Assignment and Assumption Documents to be executed by Hancock are not obtained by Tedeschi Realty, Cove Road, and Tedeschi-Norwell as of the Closing Date, then, subject to the satisfaction of the other Closing Conditions (a) the Closing shall be consummated and, subject to the provisions of Article 6, all of the Assets other than the applicable Financed Properties for which a Consent or any of the Financing Assignment and Assumption Documents to be executed by Hancock have not been obtained, shall be transferred to the Purchaser in accordance with the terms hereof and a reduction in the Purchase Price shall be made equal to the Allocated Value for each applicable Financed Property, (b) the Allocated Deposit for each applicable Financed Property shall remain in escrow pending consummation of the transfer of such applicable Financed Property and (c) the Purchaser shall remain obligated to acquire and Tedeschi Realty, Cove Road, and Tedeschi-Norwell shall remain obligated to sell the applicable Financed Properties in accordance with the terms of this Agreement (for a purchase price equal to the Allocated Value for each of the applicable Financed Properties); mutatis, mutandis, provided, however, that if the applicable Consents and/or Financing Assignment and Assumption Documents to be executed by Hancock are not obtained within one hundred twenty (120) days after the Closing, (i) the Purchaser shall have the right, by written notice delivered to the Sellers and the Escrow Agent at any time thereafter, to terminate the Purchaser’s and the Sellers’ respective obligations under this Agreement relating to any applicable Financed Property (each such notice, a “Purchaser’s Post-Closing Termination Notice”), the Allocated Deposit for the applicable Financed Property shall be promptly returned to the Purchaser by the Escrow Agent upon the Escrow Agent’s receipt of such Purchaser’s Post-Closing Termination Notice and the parties hereto shall have no further rights, liabilities or obligations under this Agreement with respect to the applicable Financed Property and (ii) the Sellers shall have the right, by written notice delivered to the Purchaser and the Escrow Agent at any time thereafter, to terminate the Purchaser’s and the Sellers’ respective obligations under this Agreement relating to any applicable Financed Property (each such notice, a “Sellers’ Post-Closing Termination Notice”), the Allocated Deposit for each applicable Financed Property shall be promptly returned to the Purchaser by the Escrow Agent upon the Escrow Agent’s receipt of such Sellers’ Post-Closing Termination Notice and the parties hereto shall have no further rights, liabilities or obligations under this Agreement with respect to the applicable Financed Property.

Immediately upon the Sellers’ receipt of the applicable Consent and/or Financing Assignment and Assumption Documents to be executed by Hancock relating to any applicable Financed Property, the Sellers shall (x) provide a copy thereof to the Purchaser and (y) notify the Purchaser and the Escrow Agent in writing (each such notice, a “Subsequent Closing Notice”) of the date selected by the Sellers for consummation of the transfer of the applicable Financed Property (each such applicable date, a “Subsequent Closing Date”); provided, however, that the date selected by the Sellers to be a Subsequent Closing Date shall be no less than five (5) Business Days nor more than ten (10) Business Days after the date of the applicable Subsequent Closing Notice.  The consummation of the transfer of the applicable Financed Property shall occur on the applicable Subsequent Closing Date, in accordance with the provisions of Article 8, mutatis, mutandis.

The parties’ respective obligations under this Section 10.2 shall survive the Closing.

Section 10.3.        Rejected Properties.  In the event that, at the original or extended time for performance, any Unresolved Material Matters exist and the Purchaser has not elected to waive such Unresolved Material Matters, either the Sellers or the Purchaser may elect, in writing, to treat any applicable Property as a “Rejected Property”, in which event, the Purchaser and the Sellers shall remain obligated to perform their obligations hereunder (subject to the other terms and conditions of this Agreement) and all of the Assets other than the Rejected Property (and any Assets related thereto) shall be transferred to the Purchaser, provided, however, that (i) the Purchaser shall have no further obligations or liabilities with respect to any such Rejected Property, (ii) the Purchaser shall be entitled to a credit toward the Purchase Price for each Rejected Property in an amount equal to the Allocated Value for the Rejected Property and (iii) in no event shall more than three (3) Properties be treated as Rejected Properties (including, without limitation, any rejection of the Orleans Property and/or the Middleboro Property pursuant to Section 3.4(s)); provided, however, that for the purposes of this Section 10.3, (x) the first Property rejected pursuant to Article 6 as a result of any casualty or condemnation shall not be deemed to be a Rejected Property (provided, that, any additional Properties rejected pursuant to Article 6 as a result of any casualty or condemnation shall thereafter be deemed Rejected Properties) and (y) to the extent that any of the Financed Properties are not conveyed to the Purchaser in accordance with the terms of Section 10.2, such Financed Property shall not be deemed to be a Rejected Property.  Notwithstanding anything herein to the contrary, any uncured breach by the Sellers of their obligations under this Agreement relating to any particular Property that exists as of the Closing Date shall entitle the Purchaser to exercise its remedies to reject such Property under this Section 10.3 and in such event that the Purchaser so rejects any Property as a result of any such breach by the Sellers, such rejection shall be the Purchaser’s sole and exclusive remedy relating to such breach.  The provisions of this Section 10.3 shall survive the consummation of the Closing.

ARTICLE 11

Termination and Default

Section 11.1.        Termination without Default.  Except as provided in Section 11.2, Section 11.3 and Section 11.4, if the sale of the Assets is not consummated because of the failure of any condition precedent to the Purchaser’s or the Sellers’ obligations expressly set forth in this Agreement and such condition is not waived (or, as set forth in Section 3.1 or Section 3.2, deemed to be waived) by the applicable party, such party may terminate this Agreement by written notice to the other and the Escrow Agent, whereupon the Deposit shall promptly be returned by the Escrow Agent to the Purchaser and the parties hereto shall have no further rights or obligations hereunder, except for those that specifically survive the termination of this Agreement.

Section 11.2.        Purchaser’s Default.  If the Sellers shall have performed or tendered performance of all of their material obligations under this Agreement and if the sale contemplated hereby is not consummated because of a default by the Purchaser in its obligation to purchase the Assets in accordance with the terms of this Agreement, which default is not cured by the Purchaser within three (3) Business Days after receipt of written notice from the Sellers, then (a) the Sellers may terminate this Agreement by written notice to the Purchaser and the Escrow Agent; (b) the Escrow Agent shall promptly pay the Deposit to the Sellers and the Deposit shall be retained by the Sellers as liquidated damages; (c) the Purchaser shall pay any fees and/or charges of the Escrow Agent for its services as Escrow Agent hereunder and (d) the parties hereto shall have no further rights, liabilities or obligations under this Agreement, except such rights, liabilities and obligations that expressly survive the termination of this Agreement.  THE PURCHASER AND THE SELLERS ACKNOWLEDGE THAT THE DAMAGES TO THE SELLERS IN THE EVENT OF A BREACH OF THIS AGREEMENT BY THE PURCHASER WOULD BE DIFFICULT OR IMPOSSIBLE TO DETERMINE, THAT THE AMOUNT OF THE DEPOSIT REPRESENTS THE PARTIES’ BEST AND MOST ACCURATE ESTIMATE OF THE DAMAGES THAT WOULD BE SUFFERED BY THE SELLERS IF THE TRANSACTION SHOULD FAIL TO CLOSE AND THAT SUCH ESTIMATE IS REASONABLE UNDER THE CIRCUMSTANCES EXISTING AS OF THE EFFECTIVE DATE AND UNDER THE CIRCUMSTANCES THAT THE SELLERS AND THE PURCHASER REASONABLY ANTICIPATE WOULD EXIST AT THE TIME OF SUCH BREACH.  THE PURCHASER AND THE SELLERS AGREE THAT EXCEPT FOR MATTERS SPECIFICALLY SURVIVING THE CLOSING OR ANY EARLIER TERMINATION OF THIS AGREEMENT, THE SELLERS’ RIGHT TO RETAIN THE DEPOSIT SHALL BE THE SELLERS’ SOLE REMEDY, AT LAW AND IN EQUITY, FOR ANY BREACH BY THE PURCHASER OF THE TERMS OF THIS AGREEMENT.

THE SELLERS IRREVOCABLY WAIVE THE RIGHT TO SEEK OR OBTAIN ANY OTHER LEGAL OR EQUITABLE REMEDIES, INCLUDING THE REMEDIES OF DAMAGES AND SPECIFIC PERFORMANCE.

The provisions of this Section 11.2 shall survive any termination of this Agreement pursuant to this Section 11.2.

Section 11.3.        Sellers’ Default.  If, as of the Closing Date, the Sellers shall have failed to perform, in any material respect, any of the covenants and agreements contained in this Agreement which are to be performed by the Sellers, then, the Purchaser may:

(a)           take any and all legal actions necessary to compel the Sellers’ specific performance hereunder and to consummate the transaction contemplated by this Agreement in accordance with the provisions of this Agreement; or

(b)           terminate this Agreement by notice to the Sellers and the Escrow Agent, in which event (i) the Escrow Agent shall promptly return the Deposit to the Purchaser, (ii) the Sellers shall reimburse the Purchaser for the Purchaser’s actual out of pocket costs and expenses (including reasonable attorneys’ fees, costs and disbursements) related to the negotiation of this Agreement and the transaction contemplated hereby and the Purchaser’s due diligence, up to a maximum amount of TWO MILLION DOLLARS ($2,000,000), (iii) the Sellers shall pay any fees and/or charges of the Escrow Agent for its services as Escrow Agent hereunder and (iv) the parties hereto shall have no further rights, liabilities or obligations under this Agreement, except such rights, liabilities and obligations that expressly survive the termination of this Agreement;

provided, however, it is acknowledged and agreed that (i) in no event shall the Sellers be deemed to be in default of their obligations hereunder as a consequence of any failure to satisfy any Closing Condition that is not solely within the control of the Sellers (it being agreed, however, that the foregoing shall not limit the provisions of Section 11.1 hereof or any other provision expressly set forth herein relating to the failure to satisfy any such Closing Condition) and (ii) as a condition precedent to the Purchaser exercising any right to bring an action for specific performance as the result of Sellers’ default hereunder, the Purchaser must commence such action within one hundred twenty (120) days after the occurrence of such default (and any failure to timely commence such an action for specific performance within such one hundred twenty (120) day period shall be deemed a waiver by the Purchaser of its right to commence such an action).

The provisions of this Section 11.3 shall survive any termination of this Agreement pursuant to this Section 11.3.

Section 11.4.        Breach of Representations.  Subject to the provisions of Section 7.2, the Sellers agree that the Sellers shall be liable for any direct and actual out-of-pocket damages (but not any consequential damages) resulting from any breach, in any material respect, of any of the Express Representations and Warranties or any representation made in any Landlord Estoppel Certificate, but only to the extent that the aggregate of all such damages incurred by the Purchaser is greater than the Limitation Threshold and in the event that the aggregate of all such damages exceeds the Limitation Threshold, subject to the provisions of the immediately following paragraph, the Sellers shall be liable for the entire amount of the damages incurred by the Purchaser up to the Maximum Aggregate Liability.  In no event shall the Sellers’ aggregate liability for any breach of any of the Express Representations and Warranties exceed the Maximum Aggregate Liability.  Notwithstanding anything to the contrary set forth herein (a) in the event that, subject to Section 7.2, the Purchaser has actual knowledge or is deemed to know, prior to the Closing, that any of the Express Representations and Warranties made herein was not true and correct, in all material respects, as of the Effective Date, then, the Purchaser may either (i) waive any such breach and consummate the Closing without any reduction or credit to the Purchase Price or (ii) terminate this Agreement by written notice to the Sellers and the Escrow Agent, whereupon the Deposit shall be promptly returned to the Purchaser by the Escrow Agent and the parties hereto shall have no further rights, liabilities or obligations under this Agreement, except such rights, liabilities and obligations that expressly survive the termination of this Agreement and (b) in the event that the Closing is consummated, the Purchaser hereby expressly waives, relinquishes and releases any right or remedy available to it at law, in equity, under this Agreement or otherwise to make a claim against the Sellers for damages that the Purchaser may incur, or to rescind this Agreement and the transaction consummated, as the result of any of the Express Representations and Warranties being untrue, inaccurate or incorrect if the Purchaser had actual knowledge or is deemed to know that any such representation or warranty was untrue, inaccurate or incorrect at the time of the Closing.

Any and all Landlord Estoppel Certificates shall be subject to the Estoppel Threshold Limit.  In the event that the Purchaser incurs actual and direct out-of-pocket damages (but not including any consequential damages) arising out of a breach of any representation or warranty set forth in any Landlord Estoppel Certificate, (1) the first ONE MILLION DOLLARS

($1,000,000.00) of such damages (the “Estoppel Threshold Limit”) shall apply against, and be counted towards, the Maximum Aggregate Liability (with the Sellers being nevertheless liable to the Purchaser therefor) and (2) notwithstanding anything to the contrary set forth herein, the Sellers shall be liable to the Purchaser for any such damages in excess of the Estoppel Threshold Limit, and any such excess shall not apply against, and shall not be counted towards, the Maximum Aggregate Limit.

The Express Representations and Warranties and the representations made in the Landlord Estoppel Certificates shall survive the Closing until the Expiration Date, and no action or proceeding thereon shall be valid or enforceable, at law or in equity, if the Purchaser has not asserted a claim against the Sellers with respect thereto prior to the expiration of such survival period and a legal proceeding with respect thereto is not commenced within thirty (30) days after the expiration of such survival period.

The terms and conditions of this Section 11.4 shall survive the Closing.

ARTICLE 12

Miscellaneous

Section 12.1.        Entire Agreement.  This Agreement and the Access Agreements constitute the entire agreement between the parties hereto with respect to the transaction contemplated herein.  This Agreement supersedes all prior discussions, understandings or agreements (excluding the Access Agreements) between the parties.  All Exhibits and Schedules attached hereto are a part of this Agreement and are incorporated herein by reference.

Section 12.2.        Binding on Successors and Assigns.  Subject to Section 12.3, this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.

Section 12.3.        Assignment by the Purchaser.  The Sellers may not assign any of their rights under this Agreement without the Purchaser’s prior written consent, which consent may be granted, conditioned or withheld in the Purchaser’s sole and absolute discretion.  The Purchaser may not assign its rights under this Agreement without the Sellers’ prior written consent, which consent may be granted, conditioned or withheld in the Sellers’ sole and absolute discretion; provided, that, notwithstanding the foregoing, (a) upon ten (10) days prior notice to the Sellers, the Purchaser may designate one or more Affiliates of the Purchaser to take title to the Assets and (b) no such designation of any one or more title nominees shall release the Purchaser of any of its obligations hereunder.  For purposes of the foregoing, “Affiliate” shall also include any Affiliate of Dividend Capital Total Advisers LLC, Dividend Capital Total Realty Operating Partnership LP or Dividend Capital Total Realty Trust, Inc.

Section 12.4.        Seller Representative.  The Sellers hereby appoint Tedeschi Realty, acting by or through any one or more of its duly authorized officers, as their representative (the “Seller Representative”) to act for the Sellers with respect to all matters relating to this Agreement, including, without limitation, the (a) waiver of one or more of the conditions set forth herein; (b) amendment or modification of this Agreement or any other document delivered in connection herewith; (c) exercise of any right or remedy hereunder; (d) grant or denial of any consent or approval; and (e) receipt or delivery of all notices, requests, demands or other communications required or permitted under this Agreement.  The appointment of the Seller Representative is coupled with an interest, is irrevocable and shall not be revoked by, and shall survive, the liquidation, dissolution or bankruptcy of any Seller.  The Purchase Price (after giving effect to all adjustments and allocations as herein provided) shall be paid to the Seller Representative or as it may direct on behalf of and for the benefit of all of the Sellers.  The Seller Representative, in turn, will remit to each other Seller hereunder so much of the Purchase Price as each such other Seller may be entitled to receive.  The Purchaser shall have no responsibility with respect to the distribution of the Purchase Price among or to the Sellers except for the payment thereof to the Seller Representative and shall be entitled to rely on any direction, consent, agreement or other communication (written or oral) from the Seller Representative as binding on each Seller, without duty of inquiry.

Section 12.5.        Waiver.  Except as otherwise expressly provided herein, the excuse or waiver of the performance by a party of any obligation of the other party under this Agreement shall only be effective if evidenced by a written statement signed by the party so excusing or waiving.  No delay in exercising any right or remedy shall constitute a waiver thereof, and no waiver by the Sellers or the Purchaser of the breach of any covenant of this Agreement shall be construed as a waiver of any preceding or succeeding breach of the same or any other covenant or condition of this Agreement.

Section 12.6.        Governing Law.

(a)           This Agreement shall be construed and the rights and obligations of the Sellers and the Purchaser hereunder determined in accordance with the internal laws of the Commonwealth of Massachusetts.

(b)           For the purposes of any suit, action or proceeding involving this Agreement, the parties hereto hereby expressly submit to the jurisdiction of all federal and state courts sitting in the Commonwealth of Massachusetts and consent that any order, process, notice of motion or other application to or by any such court or judge thereof may be served within or without such court’s jurisdiction by registered mail or by personal service, provided that a reasonable time for appearance is allowed, and the parties hereto agree that such courts shall have exclusive jurisdiction over any such suit, action or proceeding commenced by either or both of said parties.  In furtherance of such agreement, each of the parties hereto agrees upon the request of any other party hereto to discontinue (or agree to the discontinuance of) any such suit, action or proceeding pending in any other jurisdiction.

(c)           Each of the parties hereto hereby irrevocably waives any objection that it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement brought in any federal or state court sitting in the Commonwealth of Massachusetts and hereby further irrevocably waives any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum.

(d)           In recognition of the benefits of having any disputes with respect to this Agreement resolved by an experienced and expert person, the Sellers and the Purchaser hereby agree that any suit, action, or proceeding, whether claim or counterclaim, brought or instituted by any party hereto on or with respect to this Agreement or which in any way relates, directly or indirectly, to this Agreement or any event, transaction, or occurrence arising out of or in any way connected with this Agreement or any Property, or the dealings of the parties with respect thereto, shall be tried only by a court and not by a jury.  EACH PARTY HEREBY EXPRESSLY WAIVES ANY RIGHT TO A TRIAL BY JURY IN ANY SUCH SUIT, ACTION, OR PROCEEDING.

Section 12.7.        Counterparts.  This Agreement may be executed in any number of counterparts and it shall be sufficient that the original or facsimile signature of each party appear on one or more such counterparts.  All counterparts shall collectively constitute a single agreement.

Section 12.8.        Notices.  All notices or other communications required or provided to be sent by any party (collectively, “Notices”) shall be in writing and shall be sent by: (a) United States Postal Service, certified mail, return receipt requested, (b) any nationally known overnight delivery service for next day delivery, (c) delivery in person, (d) confirmed facsimile or (e) confirmed electronic transmission, with an original copy thereof transmitted to the recipient by one of the means described in subsection (a) through (c) no later than three (3) Business Days thereafter.  All notices shall be deemed to have been given upon receipt or refusal of delivery, whichever first occurs ; provided, however, that if the Notice was sent by overnight courier or mail as aforesaid and is affirmatively refused or cannot be delivered during customary business hours by reason of the absence of a signatory to acknowledge receipt, or by reason of a change of address with respect to which the addressor did not have either knowledge or written notice delivered in accordance with this section, then the first attempted delivery shall be deemed to constitute delivery; and, provided, further, however, that Notices given by facsimile, PDF or email shall be deemed given when received by facsimile, PDF or email, as the case may be.  All notices shall be addressed to the parties at the addresses below:

To the Sellers:	Tedeschi Realty Corporation
14 Howard Street
Rockland, Massachusetts 02370
Attention: Terrence C. Tedeschi
Facsimile: (781) 871-6970
E-mail: tct@tedeschirealty.com

and

Tedeschi Realty Corporation
14 Howard Street
Rockland, Massachusetts 02370
Attention: Eugene V. Blanchard, Esq.
Facsimile: (781) 871-6970
E-mail: eblanchard@tedeschirealty.com

with a copy to:Nutter, McClennen & Fish, LLP
155 Seaport Boulevard
Boston, MA 02210
Attention: Paul R. Eklund, Esq.
Facsimile: (617) 310-9303
E-mail: peklund@nutter.com

To the Purchaser:	TRT Acquisitions LLC
c/o Dividend Capital Total Realty Trust
518 17th Street, 17th Floor
Denver, CO 80202
Attention: Greg Moran
Facsimile: (303) 996-8486
E-mail: gmoran@dividendcapital.com

and

Dividend Capital Group
518 17th Street, 17th Floor
Denver, Colorado 80202
Attention: Gary M. Reiff, Esq.
Facsimile: 303-869-4602
E-mail: greiff@blackcreekcapital.com

and

Brownstein Hyatt Farber Schreck, P.C.
410 17th Street, Suite 2200
Denver, CO 80202-4437
Attention: Bruce A. James, Esq,
Facsimile: 303-223-1111
E-Mail: bjames@bhfs.com

To the Escrow Agent:	First American Title Insurance Company
National Commercial Services
101 Huntington Avenue, 13th Floor
Boston, MA 02199
Attention: Harry Stoddard
Facsimile: 617-247-8648
E-mail: hstoddard@firstam.com

Any address or name specified above may be changed by notice given by the party requesting such change to the other parties hereto in accordance with this Section 12.8.  The inability to deliver notice because of a changed address of which no notice was given as provided above, or because of rejection or other refusal to accept any notice, shall be deemed to be the receipt of the notice as of the date of such inability to deliver or rejection or refusal to accept.  Any notice to be given by any party hereto may be given by the counsel for such party.

Section 12.9.        Third Parties.  Nothing in this Agreement, whether express or implied is intended to confer any rights or remedies under or by reason of this Agreement on any Persons other than the parties hereto and their respective legal representatives, successors and permitted assigns.  No Person, other than the Purchaser, the Sellers and the Escrow Agent may rely hereon or derive any benefit hereby as a third party beneficiary or otherwise.

Section 12.10.      IRS Real Estate Sales Reporting.  The Purchaser and the Sellers hereby agree that the Title Company shall act as “the person responsible for closing” the transaction which is the subject of this Agreement pursuant to Section 6045(e) of the Code and shall prepare and file all informational returns, including IRS Form 1099-S, and shall otherwise comply with the provisions of Section 6045(e) of the Code.

Section 12.11.      Time Periods.  Any reference in this Agreement to the time for the performance of obligations or elapsed time shall mean consecutive calendar days, months, or years, as applicable.  In computing any period of time under this Agreement, the date of the act or event from which the designated period of time begins to run shall not be included.  In the event the time for performance of any obligation hereunder expires on a day that is not a Business Day, the time for performance shall be extended to the next Business Day.

Section 12.12.      Modification of Agreement.  No modification of this Agreement shall be deemed effective unless in writing and signed by the Sellers and the Purchaser and the parties hereto waive all rights to claim that this Agreement has been modified as a consequence of any oral understanding or any course of conduct.  The Escrow Agent’s signature hereon shall not be a prerequisite to the binding nature of this Agreement on the Purchaser and the Sellers, and the same shall become fully effective upon execution by the Purchaser and the Seller, and the signature of the Escrow Agent will not be necessary to amend any provision of this Agreement other than amendments or modifications to Section 2.3(b).

Section 12.13.      Further Assurances.  From time to time before or after the Closing, at no additional consideration, the parties hereto each agree that they will promptly, upon the request of any other party hereto, (a) execute and deliver (to any other party hereto or to the Escrow Agent, as may be appropriate) all further instruments and (b) perform (or cause the performance of) any other acts, in each instance, that may reasonably requested or appropriate to evidence or give effect to the provisions of this Agreement and which are consistent with the provisions of this Agreement (including, without limitation, providing each other with such access to their books and records as may be reasonably necessary).  The provisions of this Section 12.13 shall survive the Closing.  Without limiting the foregoing, (i) in the event that from and after the Closing, any Seller receives (x) any notice under any of the Lease Documents relating to any period from and after the Closing Date or (y) any correspondence regarding any of the Assets that the Person sending such correspondence intended to direct to the then current owner of such Asset, such Seller shall promptly forward the same to the Purchaser and (ii) in the event that from and after the Closing, the Purchaser receives (x) any notice under any of the Lease Documents relating to any period prior to the Closing Date or (y) any correspondence regarding any of the Assets that the Person sending such correspondence intended to direct to the owner of such Asset for any period prior to the Closing Date, the Purchaser shall promptly forward the same to the Sellers.

Section 12.14.      Descriptive Headings; Word Meaning.  The descriptive headings of the paragraphs of this Agreement are inserted for convenience only and shall not control or affect the meaning or construction of any provisions of this Agreement.  Words such as “herein”, “hereinafter”, “hereof” and “hereunder” when used in reference to this Agreement, refer to this Agreement as a whole and not merely to a subdivision in which such words appear, unless the context otherwise requires.  The singular shall include the plural and the masculine gender shall include the feminine and neuter, and vice versa, unless the context otherwise requires.  The word “including” shall not be restrictive and shall be interpreted as if followed by the words “without limitation.”  As used in this Agreement, reference to dollar amounts shall mean the lawful money of the United States of America.

References in this Agreement to the Closing Date shall be deemed, in each instance, to refer to the Closing Date as the same may be extended hereunder.

Section 12.15.      Time of the Essence.  Time is of the essence of this Agreement and all covenants and deadlines hereunder.  Without limiting the foregoing, the Purchaser and the Sellers hereby confirm their intention and agreement that time shall be of the essence of each and every provision of this Agreement, notwithstanding any subsequent modification or extension of any date or time period that is provided for under this Agreement.  The agreement of the Purchaser and the Sellers that time is of the essence of each and every provision of this Agreement shall not be waived or modified by any conduct of the parties and may only be modified or waived by the express written agreement of the Purchaser and the Sellers.

Section 12.16.      Construction of Agreement.  This Agreement shall not be construed more strictly against one party than against the other merely by virtue of the fact that it may have been prepared primarily by counsel for one of the parties, it being recognized that both the Purchaser and the Sellers have contributed substantially and materially to the preparation of this Agreement.

Section 12.17.      Liability.

(a)           Sellers’ Liabilities.  The Purchaser hereby acknowledges and agrees that each of the parties that constitute the Sellers are referred to collectively as the Sellers merely for the sake of convenience.  Notwithstanding anything to the contrary in this Agreement, the parties hereto acknowledge and agree that (a) the obligations of each Seller hereunder are several and not joint and several, (b) the Purchaser’s recourse against the Sellers (i) for a breach of any Seller’s obligations under this Agreement or any of the Sellers’ Documents, or (ii) under any law, rule or regulation relating to any Property, shall be limited to recourse against such defaulting Seller and may be satisfied only from the assets of such defaulting Seller and (c) in no event shall any constituent member in or agent of any Seller, nor any advisor, trustee, director, officer, employee, beneficiary, shareholder, member, partner, participant, representative or agent of any partnership, limited liability company, corporation, trust or other entity that has or acquires a direct or indirect interest in any Seller, have any personal liability, directly or indirectly, under or in connection with this Agreement or any of the Sellers’ Documents, and the Purchaser and its successors and assigns, shall, except in the event of a breach of Section 3.4(n) hereof or any Bankruptcy Proceeding affecting the Umbrella Guarantor while the Umbrella Guaranty remains in effect, look solely to each Seller’s assets for the payment of any claim or for any performance of any obligation hereunder.  The Purchaser, on behalf of itself and its successors and assigns, hereby waives any and all such personal liability, except in the event of a breach of Section 3.4(n) hereof or any Bankruptcy Proceeding affecting the Umbrella Guarantor while the Umbrella Guaranty remains in effect.  Notwithstanding anything to the contrary contained in this Agreement, neither the negative capital account of any constituent member or partner in any Seller (or in any direct or indirect constituent member or partner of any Seller), nor any obligation of any constituent member or partner in any Seller (or in any direct or indirect constituent member or partner of any Seller) to restore a negative capital account or to contribute capital to any Seller (or to any direct or indirect constituent member or partner of Seller), shall at any time be deemed to be the property or an asset of the applicable Seller or any such other constituent member or partner (and neither the Purchaser nor any of its successors or assigns shall have any right to collect, enforce or proceed against or with respect to any such negative capital account of a member’s or partner’s obligation to restore or contribute).

(b)           Purchaser’s Liability.  Notwithstanding anything to the contrary in this Agreement, the parties hereto acknowledge and agree that, in no event shall any constituent member in or agent of the Purchaser, nor any advisor, trustee, director, officer, employee, beneficiary, shareholder, member, partner, participant, representative or agent of any partnership, limited liability company, corporation, trust or other entity that has or acquires a direct or indirect interest in the Purchaser, have any personal liability, directly or indirectly, under or in connection with this Agreement or any of the Purchaser’s Documents, and, subject expressly to the provisions of Section 11.2 hereof, the Sellers and their respective successors and assigns, shall look solely to the Purchaser’s assets for the payment of any claim or for any performance of any obligation hereunder.  Each Seller, on behalf of itself and its successors and assigns, hereby waives any and all such personal liability.  Notwithstanding anything to the contrary contained in this Agreement, neither the negative capital account of any constituent member or partner in the Purchaser (or in any direct or indirect constituent member or partner of the Purchaser), nor any obligation of any constituent member or partner in the Purchaser (or in any direct or indirect constituent member or partner of the Purchaser) to restore a negative capital account or to contribute capital to the Purchaser (or to any direct or indirect constituent member or partner the Purchaser), shall at any time be deemed to be the property or an asset of the Purchaser or any such other constituent member or partner (and neither the Sellers nor any of their respective successors or assigns shall have any right to collect, enforce or proceed against or with respect to any such negative capital account of a member’s or partner’s obligation to restore or contribute).

Section 12.18.      Portfolio Sale.  The Sellers and the Purchaser hereby acknowledge and agree that the Assets shall be purchased in their entirety.  In furtherance thereof, except as otherwise expressly provided in Article 6, Section 10.2 and Section 10.3, in the event that any Closing Condition is not satisfied with respect to less than all of the Properties which entitles the Purchaser to exercise its remedies under this Agreement, the Purchaser shall have no right or obligation to purchase less than all of the Assets.

Section 12.19.      Severability.  The parties hereto intend and believe that each provision in this Agreement comports with all applicable local, state and federal laws and judicial decisions.  If, however, any provision in this Agreement is found by a court of law to be in violation of any applicable local, state, or federal law, statute, ordinance, administrative or judicial decision, or public policy, or if in any other respect such a court declares any such provision to be illegal, invalid, unlawful, void or unenforceable as written, then it is the intent of all parties hereto that, consistent with and with a view towards preserving the economic and legal arrangements among the parties hereto as expressed in this Agreement, such provision shall be given force and effect to the fullest possible extent, and that the remainder of this Agreement shall be construed as if such illegal, invalid, unlawful, void, or unenforceable provision were not contained herein, and that the rights, obligations, and interests of the parties under the remainder of this Agreement shall continue in full force and effect.

Section 12.20.      No Recording.  Neither the Purchaser nor its agents or representatives shall record or file this Agreement or any notice or memorandum hereof in any public records.  The Purchaser hereby irrevocably appoints each Seller as its true and lawful attorney-in-fact, coupled with an interest, solely for the purpose of executing and recording such documents and performing such other acts as may be necessary to terminate any recording or filing of this Agreement in violation of this Section.

Section 12.21.      Standard of Conduct.  Except as otherwise expressly provided herein, whenever the consent or approval by either party is required by any term or provision of this Agreement, such consent or approval shall not be unreasonably withheld, conditioned or delayed and shall be subject to the standard of commercial reasonableness under all the circumstances.

Section 12.22.      Attorneys’ Fees.  Should any action be brought arising out of this Agreement, including, without limitation, any action for declaratory or injunctive relief, the prevailing party shall be entitled to reasonable attorneys’ fees and costs and expenses of investigation, all as actually incurred, including, without limitation, attorneys’ fees, costs and expenses of investigation incurred in appellate proceedings or in any action or participation in, or in connection with, any case or proceeding under the laws of the United States of America.

Section 12.23.      Post-Closing Access to Records.  Upon receipt by the Sellers of the Purchaser’s reasonable written request at any time and from time to time prior to the Expiration Date, the Sellers shall, during normal business hours, make all of the Sellers’ records relating to each Property available to the Purchaser, at a location to be designated by the Sellers, for inspection and copying (at the Purchaser’s sole cost and expense).

Section 12.24.      Information and Audit Cooperation.  Within seventy (75) days after the Closing Date, the Sellers shall allow the Purchaser’s auditors access to the books and records of the Sellers relating to the operation of the Properties for the two year period prior to the Closing Date to enable the Purchaser to comply with any financial reporting requirements applicable to the Purchaser, upon at least three (3) Business Days prior written notice to the Sellers. In addition, the Sellers shall provide the Purchaser’s designated independent auditors a representation letter regarding the books and records of the Properties in substantially the form attached hereto as EXHIBIT MM.

Section 12.25.      No Implied Agreement.  Neither the Sellers nor the Purchaser shall have any obligations in connection with the transaction contemplated by this Agreement unless each of the Sellers and the Purchaser, each acting in its sole discretion, elect to execute and deliver this Agreement to the other party.  No correspondence, course of dealing or submission of drafts or final versions of this Agreement between the Sellers and the Purchaser shall be deemed to create any binding obligations in connection with the transaction contemplated hereby, and no contract or obligation on the part of the Sellers or the Purchaser shall arise unless and until this Agreement is fully executed by each of the Sellers and the Purchaser.

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IN WITNESS WHEREOF, the Sellers and the Purchaser hereto have executed this Agreement as of the date first written above.

SELLERS:

TEDESCHI REALTY CORPORATION, a Massachusetts corporation

By:	/s/ Terrence C. Tedeschi
Name: Terrence C. Tedeschi
Title: President

EASTWAY PLAZA LLC, a Massachusetts limited liability company

By:	Tedeschi Realty Corporation, a Massachusetts corporation, its Manager

	By:	/s/ Terrence C. Tedeschi
Name: Terrence C. Tedeschi
Title: President

KINGSBURY SQUARE LLC, a Massachusetts limited liability company

By:	Kingsbury SPM, Inc., a Massachusetts corporation, its Manager

	By:	/s/ Terrence C. Tedeschi
Name: Terrence C. Tedeschi
Title: President

BETA PROPERTIES LLC, a Massachusetts limited liability company

By:	/s/ Charles E. Fitzgibbons
Name: Charles E. Fitzgibbons
Title: Manager

T.D. MANSFIELD ASSOCIATES LLC, a Massachusetts limited liability company

By:	Tedeschi Realty Corporation, a Massachusetts corporation, its Manager

	By:	/s/ Terrence C. Tedeschi
Name: Terrence C. Tedeschi
Title: President

MERIDEN REALTY LLC, a Massachusetts limited liability company

By:	Meriden SPM, Inc., a Massachusetts corporation, its Manager

	By:	/s/ Timothy N. Tedeschi
Name: Timothy N. Tedeschi
Title: President

MIDDLEBORO ASSOCIATES LLC, a Massachusetts limited liability company

By:	/s/ Charles E. Fitzgibbons
Name: Charles E. Fitzgibbons
Title: Manager

/s/ Terrence C. Tedeschi
TERRENCE C. TEDESCHI, as TRUSTEE OF HANWELL NOMINEE TRUST and not individually

COVE ROAD LLC, a Massachusetts limited liability company

By:	Tedeschi Realty Corporation, a Massachusetts corporation, its Manager

	By:	/s/ Terrence C. Tedeschi
Name: Terrence C. Tedeschi
Title: President

TEDESCHI NORWELL LLC, a Massachusetts limited liability company

By:	Tedeschi Realty Corporation, a Massachusetts corporation, its Manager

	By:	/s/ Terrence C. Tedeschi
Name: Terrence C. Tedeschi
Title: President

SKAKET ASSOCIATES LLC, a Massachusetts limited liability company, as TRUSTEE OF SKAKET ASSOCIATES NOMINEE TRUST

By:	/s/ Terrence C. Tedeschi
Name: Terrence C. Tedeschi
Title: Member

By:	/s/ Todd G. Thayer
Name: Todd G. Thayer
Title: Member

SANDWICH ASSOCIATES LLC, a Massachusetts limited liability company, as TRUSTEE OF SANDWICH ASSOCIATES NOMINEE TRUST

By:	/s/ Terrence C. Tedeschi
Name: Terrence C. Tedeschi
Title: Member

TEDESCHI DARMAN COMPANY LLC, a Massachusetts limited liability company

By:	/s/ Terrence C. Tedeschi
Name: Terrence C. Tedeschi
Title: Manager

T. DELTA WEYMOUTH LLC, a Massachusetts limited liability company

By:	Tedeschi Realty Corporation, a Massachusetts corporation, its Manager

By:	/s/ Terrence C. Tedeschi
Name: Terrence C. Tedeschi
Title: President

BEDFORD & SCHOOL LLC, a Massachusetts limited liability company

By:	Tedeschi Realty Corporation, a Massachusetts corporation, its Manager

By:	/s/ Terrence C. Tedeschi
Name: Terrence C. Tedeschi
Title: President

TD WHITMAN LLC, a Massachusetts limited liability company, as TRUSTEE OF WHITMAN ASSOCIATES NOMINEE TRUST

By:	/s/ Terrence C. Tedeschi
Name: Terrence C. Tedeschi
Title: Manager

PURCHASER:

TRT ACQUISITIONS LLC,
a Delaware limited liability company

By:	DCTRT Real Estate Holdco LLC, a Delaware limited liability company, its Sole Member

By:	Dividend Capital Total Realty Operating Partnership LP, a Delaware limited partnership, its Sole Member
By:	Dividend Capital Total Realty Trust Inc., a Maryland corporation, its General Partner

By:	/s/ Greg Moran
Name: Greg Moran
Title: Vice President

RECEIPT BY THE ESCROW AGENT

This Agreement, fully executed by both the Sellers and the Purchaser, has been received by the Escrow Agent this 7th day of June, 2007 and by execution hereof, Escrow Agent hereby covenants and agrees to be bound by the terms of this Agreement that are applicable to it.

ESCROW AGENT

FIRST AMERICAN TITLE INSURANCE COMPANY

By:	/s/ Harry G. Stoddard
Name: Harry G. Stoddard
Title:V.P.